As filed with the Securities and Exchange Commission on August 2, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The New Home Company Inc.
(Exact name of registrant as specified in its charter)

Delaware	1531	27-0560089
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
AND
The Other Registrants Named in the Table of Additional Registrants Below

85 Enterprise, Suite 450
Aliso Viejo, California 92656
(949) 382-7800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

H. Lawrence Webb
Chief Executive Officer and Chairman
The New Home Company Inc.
85 Enterprise, Suite 450
Aliso Viejo, California, 92656
(949) 382-7800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:
Charles K. Ruck, Esq.
Michael A. Treska, Esq.
Latham & Watkins LLP
650 Town Center Drive, 20th Floor
Costa Mesa, California 92626
(714) 540-1235

Approximate date of commencement of proposed exchange offer: As soon as practicable after this Registration Statement is declared effective.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Non-accelerated filer (Do not check if smaller reporting company)	☐	Accelerated filer	☒	Smaller reporting company	☐
						Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒
If applicable, please an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per note	Proposed maximum aggregate offering price	Amount of registration fee
7.250% Senior Notes due 2022	$325,000,000 (1)	100% of Principal Amount(2)	$325,000,000 (1)(2)	$37,667.50
Guarantees of 7.250% Senior Notes due 2022 (3)	—	—	—	(3)

(1)	Represents the aggregate principal amount of the 7.250% Senior Notes due 2022 of The New Home Company Inc.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended (the “Securities Act”).
(3)
Consists of guarantees of the 7.250% Senior Notes due 2022 of The New Home Company Inc. by the additional guarantor registrants listed on the Table of Additional Registrants below. Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS
Additional Registrants (as Guarantors of 7.250% Senior Notes due 2022)

Exact Name as specified in its charter *	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
TNHC Realty and Construction Inc.	Delaware	1531	27-0562009
The New Home Company Southern California LLC	Delaware	1531	27-0560172
The New Home Company Northern California LLC	Delaware	1531	27-1257925
TNHC Land Company LLC	Delaware	1531	45-2107915
TNHC Arizona LLC	Delaware	1531	32-0479659
TNHC San Juan LLC	Delaware	1531	37-1731498
TNHC-Santa Clarita GP, LLC	Delaware	1531	90-0899961
LR8 Investors, LLC	Delaware	1531	27-3502935
LR8 Owner, LLC	Delaware	1531	27-3503016
TNHC-Calabasas GP LLC	Delaware	1531	36-4769747
TNHC Grove Investment LLC	Delaware	1531	36-4756570
TNHC Canyon Oaks LLC	Delaware	1531	37-1701190
TNHC-Arantine GP LLC	Delaware	1531	35-2512260
Larkspur Land 8 Investors, LLC	Delaware	1531	45-2609860
Larkspur Land 8 Owner, LLC	Delaware	1531	45-2609901

*
Each additional registrant is a wholly owned direct or indirect subsidiary of The New Home Company Inc. The notes are fully and unconditionally guaranteed by the additional registrants on a joint and several basis, subject to customary release provisions. See “Description of the Notes—Note Guarantees” for a summary of the circumstances under which a note guarantee may be released. The address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices is c/o The New Home Company Inc., 85 Enterprise, Suite 450, Aliso Viejo, California, telephone (949) 382-7800. The name, address, and telephone number of the agent for service for each additional registrant is H. Lawrence Webb, Chief Executive Officer and Chairman, The New Home Company Inc., 85 Enterprise, Suite 450, Aliso Viejo, California, telephone (949) 382-7800.

The information in this preliminary prospectus is not complete and may be changed. We may not offer or sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, nor a solicitation of an offer to buy these securities, in any jurisdiction where the offering, solicitation or sale is not permitted.

SUBJECT TO COMPLETION, DATED August 2, 2017
PRELIMINARY PROSPECTUS
$325,000,000
The New Home Company Inc.
Exchange Offer for
7.250% Senior Notes due 2022 and Related Guarantees

We are offering to issue up to $325,000,000 aggregate principal amount of our 7.250% Senior Notes due 2022 (the “exchange notes”), which will be unconditionally guaranteed on a senior unsecured basis by certain of our existing and future direct and indirect wholly owned subsidiaries, in an exchange offer that will be registered under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for any and all of our $325,000,000 aggregate principal amount of our 7.250% Senior Notes due 2022, of which $250,000,000 were issued on March 17, 2017 (the “original notes”) and $75,000,000 were issued on May 4, 2017 (the “additional notes” and, together with the original notes, the “outstanding notes”), which are unconditionally guaranteed on a senior unsecured basis by certain of our existing and future direct and indirect wholly owned subsidiaries. We are offering to exchange the outstanding notes for the exchange notes to satisfy our obligations in the applicable registration rights agreement that was entered into when the original notes and the additional notes were sold pursuant to Rule 144A and Regulation S under the Securities Act.
The Exchange Offer
•We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradable, except in limited circumstances as described below.
•    You may withdraw tenders of your outstanding notes at any time prior to the expiration date of the exchange offer.
•    The exchange offer expires at midnight, New York City time, , 2017, unless extended. We do not currently intend to extend the expiration date.
•    The exchange of the outstanding notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.
•    We will not receive any proceeds from the exchange offer.
The Exchange Notes
•    The terms of the exchange notes to be issued in the exchange offer are identical in all material respects to the outstanding notes, except that the exchange notes will be registered under the Securities Act and the terms related to transfer restrictions, registration rights, and additional interest provisions applicable to the outstanding notes do not apply to the exchange notes.
Resales of the Exchange Notes
•    The exchange notes may be resold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not plan to list the notes on any securities exchange or market.
All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the related indenture. In general, the outstanding notes may not be offered or sold, except in transactions that are registered under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We currently do not anticipate that we will register the resale of the outstanding notes under the Securities Act.
See “Risk Factors” beginning on page 13 for a discussion of certain risks that you should consider before participating in the exchange offer.
Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus. We have agreed that, for a period of 180 days after the consummation of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with such resales. See “Plan of Distribution.”
If you are an affiliate of ours or any guarantor, or are engaged in, or intend to engage in, or have an agreement or understanding to participate in, a distribution of the exchange notes, then you cannot rely on the applicable interpretations of the United States Securities and Exchange Commission (the “SEC”) and you must comply with the registration requirements of the Securities Act in connection with any resale of the exchange notes.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2017.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to give you any information or to make any representations about the transaction we discuss in this prospectus other than as contained in this prospectus. If you are given any information or representation that is not discussed in this prospectus, you must not rely on that information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
 This prospectus incorporates important business and financial information about the Company that is not included in or delivered with this document. For more information regarding the documents incorporated by reference into this prospectus, see “Incorporation by Reference” on page 79. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the information incorporated by reference in this prospectus, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests for such copies should be directed to:
The New Home Company Inc.
85 Enterprise, Suite 450
Aliso Viejo, California 92656
(949) 382-7800
Attention: Investor Relations
In order to obtain timely delivery, security holders must request the information no later than five (5) business days before , 2017, the expiration date of the exchange offer.

As used in this prospectus, unless otherwise stated or the context otherwise requires, references to the “Company,” “we,” “us,” and “our,” and similar expressions, refer to The New Home Company Inc., a Delaware corporation, and its subsidiaries.

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PROSPECTUS SUMMARY
This summary highlights important information about our business and the exchange offer. It does not include all the information you should consider before deciding to participate in the exchange offer. For a more complete understanding of our business and the exchange offer, you should read this entire document (including the documents incorporated herein by reference) and the documents to which we have referred you.
Company Overview
We are a new generation homebuilder focused on the design, construction and sale of innovative and consumer-driven homes in major metropolitan areas within select growth markets in California and Arizona, including coastal Southern California, the San Francisco Bay area, metro Sacramento and the greater Phoenix area. We also seek to create unique communities via our significant land entitlement and development expertise.
We were founded in August 2009, towards the end of an unprecedented downturn in the U.S. homebuilding industry. In January 2014, we completed our initial public offering of shares of our common stock. We believe our management team, led by our CEO, Larry Webb, has extensive and complementary construction, design, marketing, development and entitlement expertise, as well as strong relationships with key land sellers within each of our local markets, and a reputation for quality building, which provide a competitive advantage in being able to acquire land, participate in and create masterplans, obtain entitlements and build quality homes.
We focus on identifying unique sites and creating communities that allow us to design, construct and sell consumer-driven single-family detached and attached homes where we are rewarded for thoughtful land planning and architecture. Additional defining characteristics of our markets include barriers to entry, job growth, high employment to building permit ratios and increasing populations, which can create growing demand for new housing. Our management team has deep local market knowledge of the California homebuilding, land planning and development business. We perform extensive consumer research that helps us create land plans and design homes that meet the needs and desires of our targeted buyers. We believe our approach to market research, architectural design and construction expertise across an extensive range of product offerings allow us the flexibility to pursue a wide array of land acquisition opportunities that appeal to a broad range of potential homebuyers, including entry-level, move-up, move-down and luxury customers. The homes that we and our unconsolidated joint ventures are building range in price from approximately $300,000 to over $9 million, with home sizes ranging from approximately 800 to 6,200 square feet. We believe that customer-focused community creation and product development is a key component of the lifestyle connection we seek to establish with each homebuyer.
Additionally, we strive to enhance the home-buying experience and buyers’ personal investment in their homes by actively engaging them in the selection of design options and upgrades. We believe that our on-site design studios, which allow buyers to personalize our home offerings, are a key source of competitive differentiation and often contribute to greater profitability and fewer cancellations. In addition to our on-site design studios, we also believe our emphasis on customer care provides us a competitive advantage. In 2013, 2014 and 2015 we were awarded the Eliant Homebuyers’ Choice Award for Best Overall Customer Care Experience. Our commitment to customer satisfaction is a key element of our company culture, which fosters an environment where team members can innovate. We believe our reputation for high quality, differentiated architecture and design, as well as high customer satisfaction and company culture, enhances our overall financial performance and generates increased customer loyalty.
We seek to maximize returns and reduce exposure to land risk through the use of land options, joint ventures and other flexible land acquisition arrangements. We believe our lot option and joint venture strategy is an important factor in allowing us to leverage our entity-level capital and returns on equity, participate in and develop larger masterplan communities, and establish a homebuilding platform focused on high-growth, land-constrained markets. In addition, we believe that our professional reputation and long-standing relationships with key land sellers, including masterplan community developers, brokers and other builders, as well as our joint venture partners, enable us to acquire well-positioned land parcels through favorable structures in our existing markets as well as new target markets.

Corporate Information
The New Home Company Inc. was incorporated in Delaware in 2014 and our predecessor company was founded in 2009. Our principal executive offices are located at 85 Enterprise, Suite 450, Aliso Viejo, California 92656. Our main telephone number is (949) 382-7800.

Implications of Being an Emerging Growth Company
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to companies that are not “emerging growth companies.” These provisions include, among other matters:
•    an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting;
•    reduced disclosure about our executive compensation arrangements; and
•    an exemption from the requirement to seek non-binding advisory votes on executive compensation and golden parachute arrangements.
We have elected to adopt the reduced disclosure requirements available to emerging growth companies. As a result of these elections, the information that we incorporate in this prospectus may be different from the information you may receive from other public companies. In addition, it is possible that some investors will find the exchange notes less attractive as a result of our elections, which may cause a less active trading market for the exchange notes (if any) and more volatility in the value of the exchange notes.
We will remain an “emerging growth company” until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering (December 31, 2019), (b) in which we have total annual gross revenue of at least $1.0 billion or (c) in which we are deemed to be a large accelerated filer, which means, among other things, that the market value of our common stock that is held by non-affiliates is at least $700 million as of the last business day of our most recently completed second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

The Exchange Offer
In this prospectus, unless otherwise stated or the context otherwise requires, (1) the term “original notes” refers to our outstanding 7.250% Senior Notes due 2022 and the related guarantees issued in a private placement on March 17, 2017 in a total aggregate principal amount of $250,000,000; (2) the term “additional notes” refers to our outstanding 7.250% Senior Notes due 2022 and the related guarantees issued in a private placement on May 4, 2017 in a total aggregate principal amount of $75,000,000; (3) the term “outstanding notes” refers, collectively, to the original notes and the additional notes, in a total aggregate principal amount of $325,000,000; (4) the term “exchange notes” refers to our 7.250% Senior Notes due 2022 and the related guarantees offered by this prospectus in exchange for the outstanding notes; and (5) the term “notes” refers, collectively, to the outstanding notes and the exchange notes. As used in this section of the prospectus, the terms “we,” “us” and “our” and similar expressions refer only to The New Home Company Inc. unless otherwise stated or the context otherwise requires.
The summary below describes the principal terms of the exchange offer. See also the section of this prospectus titled “The Exchange Offer,” which contains a more detailed description of the terms and conditions of the exchange offer.

General
In connection with private placements of the original notes and the additional notes, we entered into registration rights agreements dated March 17, 2017 and May 4, 2017, respectively, with the purchasers of the respective outstanding notes in which we agreed, among other things, to use our commercially reasonable efforts to cause the exchange offer described in this prospectus to be consummated within 240 days after the date of the original issue of the original notes. You are entitled to exchange in the exchange offer your outstanding notes for exchange notes, which are identical in all material respects to the outstanding notes except:
•    the offer and sale of the exchange notes will have been registered under the Securities Act;
•    the exchange notes are not entitled to any registration rights that are applicable to the outstanding notes under the applicable registration rights agreement; and
•    the provisions of the applicable registration rights agreement that provide for payment of additional amounts upon a registration default are no longer applicable.

The Exchange Offer
We are offering to exchange up to $325,000,000 aggregate principal amount of our 7.250% Senior Notes due 2022 and the related guarantees, the offer and sale of which have been registered under the Securities Act, for any and all of our outstanding 7.250% Senior Notes due 2022 and the related guarantees.
Outstanding notes may be exchanged only in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.
Subject to the satisfaction or waiver of specified conditions, we will exchange the exchange notes for all outstanding notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer. We will cause the exchange to be effected promptly after the expiration of the exchange offer.

Resale
Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by you (unless you are our “affiliate” within the meaning of Rule 405 under the Securities Act) without the requirement to comply with the registration and prospectus-delivery provisions of the Securities Act, provided that:
• you are acquiring the exchange notes in the ordinary course of your business; and
• you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.
If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the exchange notes. See “Plan of Distribution.”

Expiration Date	The exchange offer expires at midnight, New York City time, , 2017, unless extended by us. We do not currently intend to extend the expiration date.
Withdrawal
You may withdraw any tender of your outstanding notes at any time prior to the expiration of the exchange offer. We will return to you any of your outstanding notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offer.

Interest on the Exchange Notes and the Outstanding Notes
Each exchange note bears interest at the rate of 7.250% per annum. The interest on the notes is payable semiannually on April 1 and October 1 of each year, beginning on October 1, 2017. Interest will accrue from and including March 17, 2017. No interest will be paid on outstanding notes following their acceptance for exchange.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which we may assert or waive. See “The Exchange Offer—Conditions to the Exchange Offer.”
Procedures for Tendering Outstanding Notes
If you wish to participate in the exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of the letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, or a facsimile of the letter of transmittal, together with the outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.
If you hold outstanding notes through The Depository Trust Company (“DTC”) and wish to participate in the exchange offer, you must comply with the procedures under DTC’s Automated Tender Offer Program by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:
•    you do not have an arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;
•    you are not an “affiliate” of ours or of any guarantor within the meaning of Rule 405 under the Securities Act;
•    you are not engaged in, and do not intend to engage in, a distribution of the exchange notes;
•    you are acquiring the exchange notes in the ordinary course of your business; and
•    if you are a broker-dealer that receives exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities, that you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes.

Special Procedures for Beneficial Owners
If you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender those outstanding notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery Procedures
If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents, or you cannot comply with the procedures under DTC’s Automated Tender Offer Program for transfer of book-entry interests, prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures described under “The Exchange Offer—Guaranteed Delivery Procedures.”

Effect on Holders of Outstanding Notes
As a result of the making of, and upon acceptance for exchange of all validly tendered outstanding notes pursuant to the terms of, the exchange offer, we will have fulfilled a covenant under each of the registration rights agreements. Accordingly, there will be no increase in the interest rate on the outstanding notes under the circumstances described in each of the registration rights agreements. If you do not tender your outstanding notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the outstanding notes as set forth in the indenture under which the outstanding notes were issued, except we will not have any further obligation to you to provide for the exchange and registration of the outstanding notes and related guarantees under the applicable registration rights agreement. To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for outstanding notes could be adversely affected.

Consequences of Failure to Exchange
All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture under which the outstanding notes were issued. In general, the outstanding notes may not be offered or sold, except in a transaction that is registered under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not anticipate that we will register the offer and sale of the outstanding notes under the Securities Act.

U.S. Federal Income Tax Consequences of the Exchange Offer
The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event for United States federal income tax purposes. See “Material U.S. Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of exchange notes in the exchange offer. See “Use of Proceeds.”
Exchange Agent	U.S. Bank National Association is the exchange agent for the exchange offer. The addresses and telephone numbers of the exchange agent are set forth under “The Exchange Offer—Exchange Agent.”

The Exchange Notes
The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Notes” section of this prospectus contains more detailed descriptions of the terms and conditions of the outstanding notes and the exchange notes. The exchange notes will have terms identical in all material respects to the outstanding notes, except that the offer and sale of the exchange notes will be registered under the Securities Act and the exchange notes will have a different CUSIP number and will not contain terms with respect to transfer restrictions, registration rights and additional payments upon a failure to fulfill certain of our obligations under the applicable registration rights agreement. As used in this section of the prospectus, the terms “we,” “us” and “our” and similar expressions refer only to The New Home Company Inc. and not to its subsidiaries unless otherwise stated or the context otherwise requires.

Issuer	The New Home Company Inc.
Notes Offered	$325.0 million aggregate principal amount of 7.250% Senior Notes due 2022.
Maturity Date	April 1, 2022.
Interest	The exchange notes will bear interest at a rate of 7.250% per annum.
Interest Payment Dates	The interest on the exchange notes is payable semiannually on April 1 and October 1 of each year, beginning on October 1, 2017. Interest will accrue from and including March 17, 2017.
Guarantees
The exchange notes will be fully and unconditionally guaranteed on a joint and several unsecured basis, subject to customary release provisions summarized under “Description of the Notes—Note Guarantees,” by certain of our existing and future wholly-owned subsidiaries.

Ranking
The exchange notes and the guarantees will be our and the guarantors’ senior unsecured obligations. The exchange notes and guarantees will:
•    rank senior in right of payment to our and our guarantors’ existing and future subordinated indebtedness;
•    rank equally in right of payment with all of our and our guarantors’ existing and future senior indebtedness, including indebtedness under our senior unsecured revolving credit facility (our “revolving credit facility”) and the notes;
•    be effectively subordinated to our and the guarantors’ existing and future secured indebtedness to the extent of the value of the collateral securing such debt; and
•    be structurally subordinated to all existing and future liabilities (including trade payables) of each of our subsidiaries that do not guarantee the notes.
As of June 30, 2017:
•    we had no subordinated indebtedness outstanding
•    we had $325.0 million in aggregate principal amount of senior indebtedness, which was comprised entirely of the notes, as we had no indebtedness outstanding under our revolving credit facility;
•    we had no secured indebtedness outstanding; and
•    our non-guarantor subsidiaries did not account for a meaningful amount of our total liabilities.

Optional Redemption
On or after October 1, 2019, we are entitled to redeem some or all of the notes, at the redemption prices specified in the section “Description of the Notes—Optional Redemption,” plus accrued and unpaid interest, if any, to, but not including, the redemption date.
We may also redeem some or all of the notes at any time prior to October 1, 2019, at a redemption price equal to 100% of the aggregate principal amount of the notes to be redeemed, plus a premium set forth in this prospectus, plus accrued and unpaid interest, if any, to, but not including, the redemption date.
At any time prior to October 1, 2019, we are also entitled to redeem up to 35% of the aggregate principal amount of the notes (which include the outstanding notes) with an amount equal to the net cash proceeds of certain equity offerings by us at a redemption price equal to 107.250% of the aggregate principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

Change of Control
If a change of control event occurs, each holder of exchange notes will have the right to require us to purchase all or a portion of its exchange notes at a purchase price equal to 101% of the principal amount of the exchange notes, plus accrued and unpaid interest to the date of purchase. See “Description of the Notes—Change of Control.”

Certain Covenants
The indenture governing the exchange notes contains covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:
•    incur or guarantee additional indebtedness or issue certain equity interests;
•    pay dividends or distributions, repurchase equity or make payments in respect of subordinated indebtedness;
•    make certain investments;
•    sell assets;
•    incur liens;
•    create certain restrictions on the ability of restricted subsidiaries to pay dividends or to transfer assets;
•    enter into transactions with affiliates;
•    create unrestricted subsidiaries; and
•    consolidate, merge or sell all or substantially all of our assets.
These covenants are subject to a number of important exceptions and qualifications. See “Description of the Notes—Certain Covenants.”
If the exchange notes are assigned an investment grade rating by Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services and no default or event of default has occurred or is continuing, certain covenants related to the exchange notes will be suspended. If either rating on the exchange notes should subsequently decline to below investment grade, the suspended covenants will be reinstated. See “Description of the Notes—Certain Covenants—Effectiveness of Covenants.”

Use of Proceeds	We will not receive any proceeds from the issuance of exchange notes in the exchange offer.

Risk Factors
You should carefully consider the information under “Risk Factors” and all other information included in this prospectus, including the information incorporated herein by reference, before deciding to exchange your outstanding notes for exchange notes.

SUMMARY CONSOLIDATED FINANCIAL DATA
The following table sets forth certain of our historical consolidated financial and other data. The summary historical consolidated financial and other data as of December 31, 2016, 2015 and 2014, and for the years ended December 31, 2016, 2015 and 2014 have been derived from our audited consolidated financial statements and the related notes included and incorporated by reference in this prospectus. The summary historical consolidated financial and other data as of June 30, 2017 and for the three and six months ended June 30, 2017 and 2016 have been derived from our unaudited financial statements and the related notes included and incorporated by reference in this prospectus. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which we consider necessary for a fair presentation of the financial position and the results of operations for these periods. Our historical results for any prior period are not necessarily indicative of results expected in any future period. The following information is a summary only and should be read together with our consolidated financial statements and the related notes included in this prospectus and incorporated herein by reference. See “Where You Can Find More Information.”

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended December 31,
	2017	2016	2017	2016	2016	2015	2014
	(unaudited)		(unaudited)
	(dollars in thousands)
Statement of Operations Data
Revenues:
Home sales	$96,929	$78,836	$166,335	$121,139	$507,949	$280,209	$56,094
Fee building, including management fees from unconsolidated joint ventures(1)	47,181	30,028	102,798	72,965	186,507	149,890	93,563
	144,110	108,864	269,133	194,104	694,456	430,099	149,657
Cost of Sales:
Home sales	82,488	69,390	142,553	106,060	433,559	235,232	46,843
Home sales impairments	1,300	—	1,300	—	2,350	—	—
Land sales impairment	—	—	—	—	1,150	—	—
Fee building	45,899	28,317	99,825	69,231	178,103	139,677	89,057
	129,687	97,707	243,678	175,291	615,162	374,909	135,900
Gross Margin:
Home sales	13,141	9,446	22,482	15,079	72,040	44,977	9,251
Land sales	—	—	—	—	(1,150)	—	—
Fee building	1,282	1,711	2,973	3,734	8,404	10,213	4,506
	14,423	11,157	25,455	18,813	79,294	55,190	13,757
Home sales gross margin percentage	13.6%	12.0%	13.5%	12.4%	14.2%	16.1%	16.5%
Fee building gross margin percentage	2.7%	5.7%	2.9%	5.1%	4.5%	6.8%	4.8%
Selling and marketing expenses	(6,376)	(5,046)	(11,377)	(8,522)	(26,744)	(13,741)	(3,983)
General and administrative expenses	(5,595)	(5,833)	(10,685)	(11,008)	(25,882)	(20,278)	(12,420)
Equity in net income of unconsolidated joint ventures	201	3,947	507	3,940	7,691	13,767	8,443
Other income (expense), net	(148)	(286)	(35)	(395)	(409)	(1,027)	(794)
Income before income taxes	2,505	3,939	3,865	2,828	33,950	33,911	5,003
Provision for income taxes	(988)	(1,495)	(1,512)	(1,253)	(13,024)	(12,533)	(246)
Net income	1,517	2,444	2,353	1,575	20,926	21,378	4,757
Net loss attributable to noncontrolling interest	—	65	10	120	96	310	30
Net income attributable to The New Home Company Inc.	$1,517	$2,509	$2,363	$1,695	$21,022	$21,688	$4,787

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended December 31,
	2017	2016	2017	2016	2016	2015	2014
	(dollars in thousands)
Other Financial Data (unaudited):
Total interest incurred	$6,401	$1,689	$8,437	$2,970	$7,484	$4,722	$1,857
Homebuilding gross margin before impairments(2)	14,441	9,446	23,782	15,079	74,390	44,977	9,251
Homebuilding gross margin before impairments percentage(2)	14.9%	12.0%	14.3%	12.4%	14.6%	16.1%	16.5%
Adjusted homebuilding gross margin(2)	16,161	10,509	27,053	16,790	79,721	47,488	9,783
Adjusted homebuilding gross margin percentage(2)	16.7%	13.3%	16.3%	13.9%	15.7%	16.9%	17.4%

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended December 31,
	2017	2016	2017	2016	2016	2015	2014
	(dollars in thousands)
Operating data:
Selling communities at end of period	9	12	9	12	15	10	4
Net new home orders	98	64	224	120	253	174	79
New homes delivered	64	43	118	71	250	148	53
Average sales price of homes delivered	$1,515	$1,833	$1,410	$1,706	$2,032	$1,893	$1,058
Cancellation rate	10%	6%	8%	13%	12%	10%	13%
Backlog (number of homes)	185	125	185	125	79	67	41
Backlog (dollar value)	$339,412	$278,000	$339,412	$278,000	$187,296	$166,567	$86,711

	Year Ended December 31,
	2016	2015	2014
	(dollars in thousands)
Adjusted EBITDA data (unaudited):
Adjusted EBITDA(3)	$43,144	$46,209	$6,589
Adjusted EBITDA margin percentage(3)	6.2%	10.7%	4.4%
Ratio of Adjusted EBITDA to total interest incurred(3)	5.8x	9.8x	3.5x

	June 30,	December 31,
	2017	2016	2015	2014
	(dollars in thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$153,959	$30,496	$45,874	$44,058
Real estate inventories owned(4)	365,400	286,928	200,636	157,629
Investment in and advances to unconsolidated joint ventures	55,864	50,857	60,572	60,564
Total assets	$619,610	$419,136	$351,270	$291,958
Total debt	318,121	118,000	83,082	113,751
Total liabilities	371,809	174,512	129,573	141,532
Total The New Home Company Inc. stockholders’ equity	247,710	244,523	220,775	148,084
Select Credit Statistics:
Ratio of inventory, investments in unconsolidated joint ventures and cash and cash equivalents-to-total debt	1.8x	3.1x	3.7x	2.3x
Ratio of debt-to-capital	56.2%	32.5%	27.3%	43.4%
Ratio of net debt-to-capital(5)	39.8%	26.2%	14.3%	31.9%

(1)
Management fees from unconsolidated joint ventures were $1.2 million, $2.5 million, $2.4 million, $4.7 million, $8.2 million, $12.4 million and $9.6 million, for the three and six months ended June 30, 2017 and 2016, and the years ended December 31, 2016, 2015 and 2014, respectively.

(2)
Homebuilding gross margin before impairments, homebuilding gross margin before impairments percentage, adjusted homebuilding gross margin, and adjusted homebuilding gross margin percentage are non-GAAP measures. The following table reconciles homebuilding gross margin and homebuilding gross margin percentage, as reported and prepared in accordance with GAAP, to the non-GAAP measures homebuilding gross margin before impairments, homebuilding gross margin before impairments percentage, adjusted homebuilding gross margin and adjusted homebuilding gross margin percentage. The homebuilding gross margin before impairments percentage is calculated by dividing homebuilding gross margin before impairments by home sales revenue for a given period. The adjusted homebuilding gross margin percentage is calculated by dividing adjusted homebuilding gross margin by home sales revenue for a given period. We believe this information is meaningful, as it isolates the impact home sales impairments and leverage have on homebuilding gross margin and permits investors to make better comparisons with our competitors, who adjust gross margins in a similar fashion.

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended December 31,
	2017	2016	2017	2016	2016	2015	2014
	(dollars in thousands)
Home sales revenue	$96,929	$78,836	$166,335	$121,139	$507,949	$280,209	$56,094
Cost of home sales	83,788	69,390	143,853	106,060	435,909	235,232	46,843
Homebuilding gross margin	13,141	9,446	22,482	15,079	72,040	44,977	9,251
Add: Home sales impairments	1,300	—	1,300	—	2,350	—	—
Homebuilding gross margin before impairments	14,441	9,446	23,782	15,079	74,390	44,977	9,251
Add: interest in cost of home sales	1,720	1,063	3,271	1,711	5,331	2,511	532
Adjusted homebuilding gross margin	$16,161	$10,509	$27,053	$16,790	$79,721	$47,488	$9,783

Homebuilding gross margin percentage	13.6%	12.0%	13.5%	12.4%	14.2%	16.1%	16.5%
Homebuilding gross margin before impairments percentage	14.9%	12.0%	14.3%	12.4%	14.6%	16.1%	16.5%
Adjusted homebuilding gross margin percentage	16.7%	13.3%	16.3%	13.9%	15.7%	16.9%	17.4%

(3)
Adjusted EBITDA, adjusted EBITDA margin percentage and the ratio of adjusted EBITDA to total interest incurred are non-GAAP measures. Adjusted EBITDA means net income (plus cash distributions of income from unconsolidated joint ventures) before (a) income taxes, (b) interest expense, (c) amortization of previously capitalized interest included in cost of sales or other expense, (d) non-cash impairment charges and abandoned project costs, (e) gain (loss) on extinguishment of debt, (f) depreciation and amortization, (g) amortization of equity-based compensation and (h) income (loss) from unconsolidated joint ventures. Adjusted EBITDA margin percentage is calculated by dividing adjusted EBITDA by total revenue for a given period. The ratio of adjusted EBITDA to total interest incurred is calculated by dividing adjusted EBITDA by total interest incurred for a given period. Other companies may calculate adjusted EBITDA differently. Management believes that adjusted EBITDA, which is a non-GAAP measure, assists investors in understanding and comparing the operating characteristics of homebuilding activities by eliminating many of the differences in companies’ respective capitalization, interest costs, tax position and level of impairments. Due to the significance of the GAAP components excluded, adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows from operations or any other performance measure prescribed by GAAP. A reconciliation of net income to adjusted EBITDA, adjusted EBITDA margin percentage and the ratio of adjusted EBITDA to total interest incurred is provided in the following table.

	Year Ended December 31,
	2016	2015	2014
	(dollars in thousands)
Net income	$20,926	$21,378	$4,757
Interest amortized to cost of sales and other expense	5,331	2,596	532
Provision for income taxes	13,024	12,533	246
Depreciation and amortization	511	473	381
EBITDA	39,792	36,980	5,916
Add: amortization of equity-based compensation	3,471	3,884	2,322
Add: cash distributions of income from unconsolidated joint ventures	3,742	18,477	6,040
Add: non-cash impairments	3,500	—	—
Add: abandoned project costs	580	635	754
Less: gain from notes payable principal reduction	(250)	—	—
Less: income from unconsolidated joint ventures	(7,691)	(13,767)	(8,443)
Adjusted EBITDA	$43,144	$46,209	$6,589
Total revenue	$694,456	$430,099	$149,657
Adjusted EBITDA margin percentage	6.2%	10.7%	4.4%
Ratio of adjusted EBITDA to total interest incurred	5.8x	9.8x	3.5x

(4)
Effective July 1, 2016, certain capitalizable selling and marketing costs were reclassified to other assets from real estate inventories. Prior year periods have been reclassified to conform to current year presentation. $9.3 million and $5.9 million, was reclassified from real estate inventories to other assets for the years ended December 31, 2015 and 2014, respectively.

(5)
Net debt-to-capital is a non-GAAP measure. The following table reconciles our ratio of debt-to-capital to the non-GAAP ratio of net debt-to-capital. The ratio of debt-to-capital is computed as the quotient obtained by dividing total debt by the sum of total debt plus equity, exclusive of noncontrolling interest. The ratio of net debt-to-capital is computed as the quotient obtained by dividing net debt (which is total debt less cash to the extent necessary to reduce the debt balance to zero) by total capital, exclusive of noncontrolling interest. The most directly comparable GAAP financial measure is the ratio of debt-to-capital. We believe the ratio of net debt-to-capital is a relevant financial measure for investors to understand the leverage employed in our operations and as an indicator of our ability to obtain financing. We believe that by deducting our cash from our total debt, we provide a measure of our indebtedness that takes into account our cash liquidity. We believe this provides useful information as the ratio of debt-to-capital does not take into account our liquidity and we believe that the ratio net of cash provides supplemental information by which our financial position may be considered. Investors may also find this to be helpful when comparing our leverage to the leverage of our competitors that present similar information.

	June 30,	December 31,
	2017	2016	2015	2014
	(dollars in thousands)
Total debt	$318,121	$118,000	$83,082	$113,751
Equity, exclusive of noncontrolling interest	247,710	244,523	220,775	148,084
Total capital	$565,831	$362,523	$303,857	$261,835
Ratio of debt-to-capital	56.2%	32.5%	27.3%	43.4%
Total debt	$318,121	$118,000	$83,082	$113,751
Less: cash, cash equivalents and restricted cash	154,047	31,081	46,254	44,340
Net debt	164,074	86,919	36,828	69,411
Equity, exclusive of noncontrolling interest	247,710	244,523	220,775	148,084
Total capital	$411,784	$331,442	$257,603	$217,495
Ratio of net debt-to-capital	39.8%	26.2%	14.3%	31.9%

RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated.

	Three Months Ended June 30,	Six Months Ended June 30,	Year Ended December 31,
	2017	2017	2016	2015	2014

Ratio of earnings to fixed charges (1)	—	—	4.55x	8.28x	1.61x
Excess of fixed charges to earnings (in thousands)	$2,377	$220	—	—	—

(1)
Ratio of earnings to fixed charges is calculated by dividing earnings, as defined, by fixed charges, as defined below. For this purpose, “earnings” means pretax income (loss) (plus cash distributions of income from unconsolidated joint ventures) before (a) income from unconsolidated joint ventures, (b) interest amortized to cost of sales, (c) interest expense and (d) interest portion of rent expense. For this purpose, “fixed charges” means interest incurred, whether expensed or capitalized, and the interest portion of rent expense.

For the periods indicated above, we have no outstanding shares of preferred stock with required dividend payments. Therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are identical to the ratios presented in the tables above.

RISK FACTORS
In this section, we describe risks relating to our capital structure, the exchange notes and the exchange offer. In addition to the other information in this prospectus, you should carefully consider the following risks before deciding to exchange your outstanding notes for exchange notes. Investors considering investing in the exchange notes should also read the information under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” in our annual report on Form 10-K for the fiscal year ended December 31, 2016 and in our subsequent filings with the SEC that are incorporated by reference into this prospectus. If any of these risks actually occur, our business, prospects, liquidity, financial condition or operating results could be materially adversely affected, which, in turn, could adversely affect our ability to pay interest or principal on the exchange notes or otherwise fulfill our obligations under the indenture governing the notes (as amended and supplemented, the “Indenture”). In addition, please read “Cautionary Statement Concerning Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included in this prospectus.
Risks Related to Our Indebtedness
Our level of indebtedness may adversely affect our financial condition and prevent us from fulfilling our debt obligations, and we may incur additional debt in the future.
The homebuilding industry is capital intensive and requires significant up-front expenditures to secure land and pursue development and construction on such land. Accordingly, we incur substantial indebtedness to finance our homebuilding activities. As of June 30, 2017, we had approximately $325.0 million in aggregate principal amount of debt outstanding. In addition, we have $260.0 million in debt commitments under our revolving credit facility, of which no indebtedness was outstanding or utilized to provide letters of credit. Moreover, the terms of the Indenture and the revolving credit facility permit us to incur additional debt, in each case, subject to certain restrictions. Incurring substantial debt could subject us to many risks that, if realized, would adversely affect us, including the risk that:

•
our ability to obtain additional financing as needed for working capital, land acquisition costs, building costs, other capital expenditures, or general corporate purposes, or to refinance existing indebtedness before its scheduled maturity, may be limited;

•	our debt may increase our vulnerability to adverse economic and industry conditions with no assurance that investment yields will increase with higher financing costs;

•
we may be required to dedicate a portion of our cash flow from operations to payments on our debt, thereby reducing funds available for other purposes such as land and lot acquisition, development and construction activities;

•	our cash flow from operations may be insufficient to make required payments of principal of and interest on the debt, which would likely result in acceleration of the maturity of such debt;

•	we may be put at a competitive disadvantage and reduce our flexibility in planning for, or responding to, changing conditions in our industry, including increased competition; and

•	the terms of any refinancing may not be as favorable as the terms of the debt being refinanced.
Our ability to meet our expenses depends, to a large extent, on our future performance, which will be affected by financial, business, economic and other factors. We will not be able to control many of these factors, such as economic conditions in the markets where we operate and pressure from competitors. If we do not have sufficient funds, we may be required to refinance all or part of our existing debt, sell assets or borrow additional funds. We cannot guarantee that we will be able to do so on terms acceptable to us, if at all. If we are unable to refinance our debt on acceptable terms, we may be forced to dispose of our assets on disadvantageous terms, potentially resulting in losses. To the extent we cannot meet any future debt service obligations, we may lose some or all of our assets that may be pledged to secure our obligations to foreclosure. Also, debt agreements may contain specific cross-default provisions with respect to specified other indebtedness, giving the lenders the right to declare a default if we are in default under other loans in some circumstances. Defaults under our debt agreements could have a material adverse effect on our business, prospects, liquidity, financial condition and results of operations.

Our current financing arrangements contain, and our future financing arrangements likely will contain, restrictive covenants relating to our operations.
Our current financing arrangements, including the Indenture, contain covenants (financial and otherwise) affecting our ability to incur additional debt, make certain investments, reduce liquidity below certain levels, make distributions to our stockholders and otherwise affect our operating policies. These restrictions limit our ability to, among other things:

•	incur or guarantee additional indebtedness or issue certain equity interests;

•	pay dividends or distributions, repurchase equity or prepay subordinated debt;

•	make certain investments;

•	sell assets;

•	incur liens;

•	create certain restrictions on the ability of restricted subsidiaries to transfer assets;

•	enter into transactions with affiliates;

•	create unrestricted subsidiaries; and

•	consolidate, merge or sell all or substantially all of our assets.
In addition, our revolving credit facility contains a maximum leverage ratio of 65%, which, as defined in our credit agreement, is calculated on a net debt basis after a minimum liquidity threshold. Our leverage ratio as of June 30, 2017, as calculated under our revolving credit facility, was approximately 42%. Failure to have sufficient borrowing base availability in the future or to be in compliance with our maximum leverage ratio under our revolving credit facility could have a material adverse effect on our operations and financial condition.
A breach of the covenants under the Indenture or any of the other agreements governing our indebtedness could result in an event of default under the Indenture or other such agreements.
A default under the Indenture or our revolving credit facility or other agreements governing our indebtedness may allow our creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. In addition, an event of default under the credit agreement governing our revolving credit facility would permit the lenders thereunder to terminate all commitments to extend further credit under our revolving credit facility. Furthermore, if we were unable to repay the amounts due and payable under any future secured credit facilities, those lenders could proceed against the collateral granted to them to secure that indebtedness. In the event our lenders or the holders of our notes accelerate the repayment of our borrowings, we cannot assure you that we and our subsidiaries would have sufficient assets to repay such indebtedness. As a result of these restrictions, we may be:

•	limited in how we conduct our business;

•	unable to raise additional debt or equity financing to operate during general economic or business downturns; or

•	unable to compete effectively or to take advantage of new business opportunities.
These restrictions may affect our ability to grow in accordance with our plans.

Potential future downgrades of our credit ratings could adversely affect our access to capital and could otherwise have a material adverse effect on us.
Rating agencies may elect in the future to downgrade our corporate credit rating or any rating of the notes due to deterioration in our homebuilding operations, credit metrics or other earnings-based metrics, as well as our leverage or a significant decrease in our tangible net worth. These ratings and our current credit condition affect, among other things, our ability to access new capital, especially debt, and negative changes in these ratings may result in more stringent covenants and higher interest rates under the terms of any new debt. Our credit ratings could be downgraded or rating agencies could issue adverse commentaries in the future, which could have a material adverse effect on our business, results of operations, financial condition and liquidity. In particular, a weakening of our financial condition, including a significant increase in our leverage or decrease in our profitability or cash flows, could adversely affect our ability to obtain necessary funds, result in a credit rating downgrade or change in outlook, or otherwise increase our cost of borrowing.

Interest expense on debt we incur may limit our cash available to fund our growth strategies.
As of June 30, 2017, we had approximately $325.0 million in aggregate principal amount of debt outstanding. In addition, we had $260.0 million in debt commitments under our revolving credit facility, of which no indebtedness was outstanding or utilized to provide letters of credit. As part of our financing strategy, in addition to the exchange notes offered hereby, we may incur a significant amount of additional debt. Our revolving credit facility has, and any additional debt we subsequently incur may have, a floating rate of interest. In addition, we may incur fixed rate debt in the future that may be at a higher interest rate than our floating rate debt. Higher interest rates could increase debt service requirements on our current floating rate debt and on any floating or fixed rate debt we subsequently incur, and could reduce funds available for operations, future business opportunities or other purposes. If we need to repay existing debt during periods of rising interest rates, we could be required to refinance our then-existing debt on unfavorable terms or liquidate one or more of our assets to repay such debt at times that may not permit realization of a favorable return on such assets and could result in a loss. The occurrence of either such event or both could materially and adversely affect our business, prospects, liquidity, financial condition and results of operations.
Risks Related to the Exchange Notes
The exchange notes are not secured by our assets, or the assets of our guarantors, and our future secured creditors will be entitled to remedies available to a secured creditor, which give them priority over you to collect amounts due to them.
The exchange notes and the related guarantees will not be secured by any of our assets or any of the assets of our guarantors. Although, as of June 30, 2017, we and our subsidiary guarantors had no secured indebtedness, the terms of our revolving credit facility and the Indenture permit us to incur certain amounts of secured debt.
Because the exchange notes and the related guarantees will be unsecured obligations of ours, your right of repayment may be compromised if any of the following situations occur:

•	we enter into a bankruptcy, liquidation, reorganization or any other winding-up proceeding;

•	there is a default in payment under any future secured indebtedness; or

•	there is an acceleration of any indebtedness under any future secured indebtedness.
If any of these events occurs, our future secured lenders could sell those of our and our guarantors’ assets in which they have been granted a security interest, to your exclusion, even if an event of default exists under the Indenture at such time. Only when our obligations, if any, under any agreements governing future secured debt are satisfied in full will the proceeds of the collateral securing such indebtedness be available, subject to other permitted liens, to satisfy obligations under the exchange notes and guarantees. As a result, upon the occurrence of any of these events, there may not be sufficient funds to pay amounts due on the exchange notes and guarantees.
Fraudulent transfer and other laws may permit a court to void the issuance of the exchange notes and guarantees, and if that occurs, you may not receive any payments on the notes or the note guarantees.
The issuance of the exchange notes and guarantees may be subject to review under federal and state fraudulent transfer and conveyance statutes if a bankruptcy, liquidation or reorganization case or a lawsuit, including under circumstances in which bankruptcy is not involved, were commenced at some future date by us, by our guarantors or on behalf of our unpaid creditors or the unpaid creditors of a guarantor. While the relevant laws may vary from state to state, the incurrence of the obligations in respect of the exchange notes and guarantees will generally be a fraudulent conveyance if (1) the exchange notes or guarantees were issued with the intent of hindering, delaying or defrauding creditors or (2) we or any of our guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing either the exchange notes or guarantees, and, in the case of (2) only, one of the following is also true:

•	we or any of our guarantors were or was insolvent or rendered insolvent by reason of issuing the exchange notes or guarantees;

•	the issuance of the exchange notes or guarantees left us or any of our guarantors with an unreasonably small amount of capital to carry on the business; or

•	we or any of our guarantors intended to, or believed that we or it would, incur debts beyond our or its ability to pay as they mature.
If a court were to find that the issuance of the exchange notes or guarantees was a fraudulent conveyance, the court could void the payment obligations under the exchange notes or such guarantee or subordinate the exchange notes or such guarantee to presently existing and future indebtedness of ours or such guarantor or require the holders of the exchange notes to repay any amounts received with respect to the exchange notes or such guarantee. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the exchange notes. Further, the voidance of the exchange notes could result in an event of default with respect to our other debt and that of our guarantors that could result in acceleration of such debt.
The measures of insolvency for purposes of fraudulent conveyance laws vary depending upon the law of the jurisdiction that is being applied. Generally, an entity would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

•
the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.
We cannot be certain as to the standards a court would use to determine whether or not we or our guarantors were solvent at the relevant time, or regardless of the standard used, that the issuance of the exchange notes and guarantees would not be subordinated to our or any guarantor’s other debt. If the guarantees were legally challenged, any guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of our guarantor, the obligations of the applicable subsidiary guarantor were incurred for less than fair consideration. Therefore, a court could void the obligations under the guarantees, subordinate them to the applicable guarantor’s other debt or take other action detrimental to the holders of the exchange notes. In addition, a recent bankruptcy court decision in Florida questioned the validity of a customary savings clause in a guarantee.
The exchange notes will be structurally subordinated to all liabilities of our non-guarantor subsidiaries.
The exchange notes will be structurally subordinated to indebtedness and other liabilities of our subsidiaries that are not guarantors of the exchange notes. In the event of a bankruptcy, insolvency, liquidation, dissolution or reorganization of any of our non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debts, holders of preferred equity interests and their trade creditors before they will be able to distribute any of their assets to us.
The Indenture and our other debt agreements allow our non-guarantor subsidiaries to incur additional debt, all of which would be structurally senior to the exchange notes and guarantees to the extent of the assets of those non-guarantor subsidiaries. As of June 30, 2017, our non-guarantor subsidiaries had approximately $126,000 of outstanding liabilities, or approximately 0.03% of our total liabilities, which would rank structurally senior to the exchange notes offered hereby, with respect to the assets of such non-guarantor subsidiaries.
If an active trading market does not develop for the exchange notes, you may not be able to resell them.
The exchange notes are new issues of securities for which there is no established public market. We do not intend to have the exchange notes listed on a national securities exchange or to arrange for quotation on any automated dealer quotation systems. Therefore, we cannot assure you as to the development or liquidity of any trading market for the exchange notes. The liquidity of any market for the exchange notes will depend on a number of factors, including:

•	our operating performance and financial condition;

•	our prospectus for the companies in our industry generally;

•	the number of holders of exchange notes;

•	the interest of securities dealers in making a market in the notes;

•	the market for similar securities; and

•	prevailing interest rates.
Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in the prices of securities similar to the exchange notes. We cannot assure you that the market, if any, for the exchange notes will be free from similar disruptions or that any such disruptions may not adversely affect the prices at which you may sell your exchange notes. Therefore, we cannot assure you that you will be able to sell your exchange notes at a particular time or the price that you receive when you sell will be favorable.
We may be unable to repurchase the exchange notes upon a change of control as required by the Indenture.
Upon the occurrence of certain specific kinds of change of control events, we must offer to repurchase the exchange notes at 101% of their principal amount, plus accrued and unpaid interest thereon. In such circumstances, we cannot assure you that we would have sufficient funds available to repay all of our indebtedness that would become payable upon a change of control and to repurchase all of the exchange notes. Our failure to purchase the exchange notes would be a default under the Indenture.
Many of the covenants contained in the Indenture will be suspended if the exchange notes are rated investment grade by Standard & Poor’s and Moody’s and no default has occurred and is continuing.
Many of the covenants in the Indenture will be suspended if the exchange notes are rated investment grade by Standard & Poor’s and Moody’s, provided at such time no default has occurred and is continuing. These covenants restrict, among other things, our ability to pay dividends on our common stock, to incur debt and to enter into certain other transactions. There can be no assurance that the exchange notes will ever be rated investment grade. However, suspension of these covenants would allow us to engage in certain transactions that would not have been permitted while these covenants were in force, and the effects of any such transactions will be permitted to remain in place even if the exchange notes are subsequently downgraded below investment grade and the covenants are reinstated. Please read “Description of the Notes—Certain Covenants—Effectiveness of Covenants.”
The right of holders of the exchange notes to receive any premium on the exchange notes under circumstances other than an optional redemption is unclear under applicable law.
The case law surrounding the right, if any, of holders to receive any premium on the exchange notes under circumstances other than an optional redemption is unclear under applicable law. Accordingly, any right to receive the premium, including any premium described under “Description of the Notes—Optional Redemption,” in circumstances other than an optional redemption by us of the exchange notes pursuant to the provisions of the exchange notes described under “Description of the Notes—Optional Redemption” (including as a remedy in connection with an event of default or otherwise), is unclear under applicable law, and will likely depend upon the particular facts and circumstances.
Risks Relating to the Exchange Offer
Your outstanding notes will not be accepted for exchange if you fail to follow the exchange offer procedures and, as a result, your outstanding notes will continue to be subject to existing transfer restrictions and you may not be able to sell them freely.
We will not accept your outstanding notes for exchange if you do not follow the proper exchange offer procedures. We will issue exchange notes as part of the exchange offer only after a timely receipt of your outstanding notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your outstanding notes, please allow sufficient time to ensure timely delivery. If we do not receive your outstanding notes, letter of transmittal and other required documents (or permitted equivalents thereof) by the expiration date of the exchange offer, we will not accept your outstanding notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of outstanding notes for exchange. If there are defects or irregularities with respect to your tender of outstanding notes, we may not accept your outstanding notes for exchange. For more information, see “The Exchange Offer—Procedures for Tendering Outstanding Notes.”
If you do not exchange your outstanding notes in the exchange offer, the transfer restrictions currently applicable to your outstanding notes will remain in force and the market price of your outstanding notes could decline.
If you do not exchange your outstanding notes for exchange notes in the exchange offer, then you will continue to be subject to the transfer restrictions on the outstanding notes as set forth in the applicable confidential offering circular distributed in connection with the applicable private offering of the outstanding notes. In general, the outstanding notes may not be offered or sold unless in transactions that are registered, or exempt from registration, under, or not subject to, the Securities Act (including pursuant to Rule 144 under the Securities Act, as and when available) and applicable state securities laws. Except as required by the applicable registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to “Prospectus Summary—The Exchange Offer” and “The Exchange Offer” for information on how to tender your outstanding notes.
The tender of outstanding notes under the exchange offer will reduce the aggregate principal amount of the outstanding notes, which may have an adverse effect upon, and increase the volatility of, the market prices of the outstanding notes due to reduction in liquidity. In addition, if you do not exchange your outstanding notes in the exchange offer, you will no longer be entitled to exchange your outstanding notes for exchange notes registered under the Securities Act and you will no longer be entitled to have your outstanding notes registered for resale under the Securities Act.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
Investors are cautioned that this prospectus and any documents that we incorporate by reference herein may contain forward-looking statements. Statements which are predictive in nature, which depend upon or refer to future events or conditions, or which include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “hopes” and similar expressions constitute forward-looking statements. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects and our possible future actions, which may be provided by management are also forward-looking statements. Forward-looking statements are based upon expectations and projections about future events and are subject to assumptions, risks and uncertainties about, among other things, our business, economic and market factors and the homebuilding industry.

These forward-looking statements include statements relating to our anticipated financial performance, business prospects, consummation of the transactions contemplated by this prospectus, the use of proceeds, and/or statements preceded by, followed by or that include the words “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “could,” “plans,” “seeks” and similar expressions. These forward-looking statements speak only as of the dates stated and we do not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by these forward-looking statements will not be realized. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these expectations may not prove to be correct or we may not achieve the financial results, savings or other benefits anticipated in the forward-looking statements. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties, some of which may be beyond our control, including significant business, economic, competitive, regulatory and other risks and uncertainties. If any of those risks and uncertainties materialize, actual results could differ materially from those discussed in any such forward-looking statement. Among the factors that could cause actual results to differ materially from those discussed in forward-looking statements are those discussed under the heading “Risk Factors” in this prospectus, as well as in our other reports filed from time to time with the SEC. These factors include, but are not limited to:

•	Risks related to our business, including among other things:

◦	our geographic concentration primarily in California;

◦	the cyclical nature of the homebuilding industry which is affected by general economic real estate and other business conditions;

◦	availability of land to acquire and our ability to acquire such land on favorable terms or at all;

◦	shortages of or increased prices for labor, land or raw materials used in housing construction;

◦	the illiquid nature of real estate investments;

◦	economic changes either nationally or in the markets in which we operate, including declines in employment, volatility of mortgage interest rates and inflation;

◦	the degree and nature of our competition;

◦	a large proportion of our fee building revenue being dependent upon one customer;

◦	delays in land development or home construction resulting from adverse weather conditions, regulatory approval delays, or other events outside our control;

◦	product liability and warranty claims, including the cost and availability of insurance;

◦	information systems interruption or breach in security;

•	Risks related to laws and regulations, including among other things:

◦	changes in, or the failure or inability to comply with, governmental laws and regulations; including environmental laws and regulations;

◦	mortgage financing, as well as our customer’s ability to obtain such financing, interest rate increases or changes in federal lending programs;

◦	the timing of receipt of regulatory approvals and the opening of projects;

◦	the impact of recent accounting standards;

•	Risks related to financing and indebtedness, including among other things:

◦	Volatility and uncertainty in the credit markets and broader financial markets;

◦	our liquidity and availability, terms and deployment of capital;

◦	issues concerning our joint venture partnerships, in which we have less than a controlling interest;

◦
our leverage, interest expense, debt service obligations and restrictive covenants related to our operations in our current or future financing arrangements, including under our unsecured credit facility and our senior notes;

•	Risks related to our structure and ownership of our common stock, including among other things:

◦	availability of qualified personnel and our ability to retain our key personnel;

◦	Our status as an emerging growth company with a limited operating history;

◦	the price of our common stock is subject to volatility and our trading volume is relatively low;

◦	our senior notes rank senior to our common stock upon bankruptcy or liquidation.

•
Additional factors set forth under “Risk Factors” included herein, as well as those factors or conditions described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors,” in each case in our Annual Report on Form 10-K for the year ended December 31, 2016, our Quarterly Report on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017, and in subsequent filings with the SEC, incorporated by reference in this prospectus.

Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.
The forward-looking statements in this prospectus speak only as of the date of this prospectus, and we undertake no obligation to revise or publicly release any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Non-GAAP Measures

This prospectus includes certain non-GAAP measures, including homebuilding gross margin before impairments, homebuilding gross margin before impairments percentage, adjusted homebuilding gross margin, adjusted homebuilding gross margin percentage, the ratio of net debt-to-capital, Adjusted EBITDA, Adjusted EBITDA margin percentage and the ratio of Adjusted EBITDA to total interest incurred.  For a reconciliation of Adjusted EBITDA, Adjusted EBITDA margin percentage and the ratio of Adjusted EBITDA to total interest incurred to net income (loss), homebuilding gross margin before impairments, homebuilding gross margin before impairments percentage, adjusted homebuilding gross margin and adjusted homebuilding gross margin percentage to homebuilding gross margin, and net debt-to-capital to debt-to-capital, in each case, under GAAP please see "Summary Consolidated Financial Data."

USE OF PROCEEDS
We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer. This exchange offer is intended to satisfy our obligations to register an exchange offer of the exchange notes for the outstanding notes required by the registration rights agreement entered into in connection with the private offerings of the outstanding notes. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes, except that the exchange notes will have a different CUSIP number and will not contain terms with respect to transfer restrictions, registration rights or additional interest upon a failure to fulfill certain obligations under the applicable registration rights agreement. The outstanding notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our capitalization. We will pay for all of our expenses incident to the exchange offer.

THE EXCHANGE OFFER
As used in this section of the prospectus, the terms “we,” “us,” and “our” and similar expressions refer only to The New Home Company Inc. and not to its subsidiaries unless otherwise stated or the context otherwise requires.
General
We are offering to exchange a like principal amount of exchange notes for any or all outstanding notes on the terms and subject to the conditions set forth in this prospectus and accompanying letter of transmittal. We refer to the offer as the “exchange offer.” You may tender some or all of your outstanding notes pursuant to the exchange offer, in permitted denominations.
As of the date of this prospectus, $325,000,000 aggregate principal amount of 7.250% Senior Notes due 2022 is outstanding. This prospectus, together with the letter of transmittal, is first being sent to all registered holders of outstanding notes known to us on or about , 2017. Our obligation to accept outstanding notes for exchange pursuant to the exchange offer is subject to the satisfaction or waiver of certain conditions set forth under “—Conditions to the Exchange Offer” below. We anticipate that each of the conditions will be satisfied and that no waivers will be necessary.
Purpose and Effect of the Exchange Offer
We issued $250,000,000 in aggregate principal amount of the original notes on March 17, 2017 (the “original issue date”) and $75,000,000 in aggregate principal amount of the additional notes on May 4, 2017. In connection with the private offering and sale of the original notes and the additional notes, we and the guarantors of the notes entered into registration rights agreements dated March 17, 2017 and May 4, 2017, respectively, with the initial purchasers of the respective outstanding notes in which we agreed, under certain circumstances, to file a registration statement relating to an offer to exchange the respective outstanding notes for exchange notes. The following description of the registration rights agreements is only a brief summary of the agreements. It does not purport to be complete and is qualified in its entirety by reference to all of the terms, conditions and provisions of the applicable registration rights agreement. For further information, please refer to the registration rights agreements listed in the exhibit index in the registration statement of which this prospectus forms a part. Pursuant to the registration rights agreements, we agreed to use our commercially reasonable efforts to cause the registration statement of which this prospectus forms a part to become effective within 240 days after the original issue date. The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes, except that the offer and sale of the exchange notes will be registered under the Securities Act, and the exchange notes will have a different CUSIP number and will not contain terms with respect to transfer restrictions, registration rights and additional payments upon a failure to fulfill certain of our obligations under each of the registration rights agreements.
Pursuant to each of the registration rights agreements and under the circumstances set forth below, we and the guarantors of the notes agreed to use our commercially reasonable efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the applicable outstanding notes within the time periods specified in the applicable registration rights agreement and to keep the shelf registration statement effective until the earlier of two years from the original issue date and the date on which no notes are Transfer Restricted Securities (as defined in the registration statement). These circumstances include:

•	if applicable interpretations of the staff of the SEC do not permit us to effect the exchange offer;

•	if, for any other reason, we do not consummate the exchange offer within 240 days of the original issue date;

•
if an initial purchaser of the outstanding notes notifies us following consummation of the exchange offer that outstanding notes held by it are not eligible to be exchanged for exchange notes in the exchange offer; or

•
certain holders are prohibited by law or SEC policy from participating in the exchange offer or may not resell the exchange notes acquired by them in the exchange offer to the public without delivering a prospectus.

•
If we fail to comply with specified obligations under the applicable registration rights agreement, we will be required to pay additional cash interest to holders of the applicable outstanding notes. Such additional interest will generally be required to be paid if:

•	we fail to file any of the registration statements required by the applicable registration rights agreement on or prior to the date specified for such filing;

•	on or prior to the 210th day after the original issue date, the exchange offer has not been consummated and the shelf registration statement has not been declared effective by the SEC;

•
the shelf registration statement (if required in lieu of the exchange offer) has not been declared effective by the SEC on or prior to the applicable date specified in the applicable registration rights agreement; or

•
after the registration statement of which this prospectus forms a part or the shelf registration statement, as the case may be, is effective, such registration statement thereafter ceases to be effective or usable (subject to certain exceptions).

•	If you wish to exchange your outstanding notes for exchange notes in the exchange offer, you will be required to make the following written representations:

•	you will acquire the exchange notes in the ordinary course of your business;

•
at the time of the commencement of the exchange offer, you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

•
you are not our “affiliate” or an “affiliate” of any guarantor of the notes, as defined by Rule 405 of the Securities Act, or if you are an “affiliate,” you will comply with the registration and prospectus-delivery requirements of the Securities Act to the extent applicable; and

•	you are not engaged in, and do not intend to engage in, a distribution of exchange notes.
Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”
Resale of Exchange Notes
Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus-delivery provisions of the Securities Act, if:

•	you are acquiring the exchange notes in the ordinary course of your business;

•	you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

•	you are not our “affiliate” or an “affiliate” of any guarantor of the notes as defined by Rule 405 of the Securities Act; and

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes.

•
If you are our “affiliate,” or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business, then:

•
you cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling, dated July 2, 1993, or similar no-action letters; and

•
in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus-delivery requirements of the Securities Act in connection with any resale of the exchange notes.

This prospectus may be used for an offer to resell, or for the resale or other transfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read “Plan of Distribution” for more details regarding the transfer of exchange notes.
Terms of the Exchange Offer
On the terms and subject to the conditions set forth in this prospectus and in the accompanying letters of transmittal, we will accept for exchange in the exchange offer any outstanding notes that are validly tendered and not validly withdrawn prior to the expiration date. Outstanding notes may only be tendered in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. We will issue $2,000 principal amount or an integral multiple of $1,000 in excess thereof of exchange notes in exchange for a corresponding principal amount of outstanding notes surrendered in the exchange offer. In exchange for each outstanding note surrendered in the exchange offer, we will issue exchange notes with a like principal amount.
The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes, except that the offer and sale of the exchange notes will be registered under the Securities Act and the exchange notes will have a different CUSIP number and will not contain terms with respect to transfer restrictions, registration rights and additional payments upon a failure to fulfill certain of our obligations under each of the registration rights agreements. The exchange notes will be issued under and entitled to the benefits of the indenture that authorized the issuance of the outstanding notes. For a description of the indenture, see “Description of the Notes.”
The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.
As of the date of this prospectus, $325,000,000 aggregate principal amount of the outstanding notes is outstanding. This prospectus and the letters of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.
We intend to conduct the exchange offer in accordance with the provisions of each of the registration rights agreements, the applicable requirements of the Exchange Act, and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and be entitled to the rights and benefits that such holders have under the indenture relating to such holders’ outstanding notes and the applicable registration rights agreement, except we will not have any further obligations to provide for the registration of the outstanding notes under the applicable registration rights agreement.
We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to holders. Subject to the terms of the applicable registration rights agreement, we expressly reserve the right to amend or terminate the exchange offer and to refuse to accept outstanding notes for exchange upon the occurrence of any of the conditions specified below under “—Conditions to the Exchange Offer.”
If you tender your outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read the information under the caption “—Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offer.
Expiration Date; Extensions; Amendments
As used in this prospectus, the term “expiration date” means midnight, New York City time,                      , 2017. However, if we, in our sole discretion, extend the period of time for which the exchange offer is open, the term “expiration date” will mean the latest time and date to which we shall have extended the expiration of such exchange offer.
To extend the period of time during which an exchange offer is open, we will notify the exchange agent of any extension by written notice, followed by notification by press release or other public announcement to the registered holders of the outstanding notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. The notification will set forth, among other things, the approximate number of outstanding notes tendered to date.
We reserve the right, in our sole discretion:

•	to delay accepting for exchange any outstanding notes (only in the case that we amend or extend the exchange offer);

•
to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under “—Conditions to the Exchange Offer” have not been satisfied by giving written notice of such delay, extension or termination to the exchange agent; and

•
subject to the terms of the applicable registration rights agreement, to amend the terms of the exchange offer in any manner. In the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the offer period, if necessary, so that at least five business days remain in such offer period following notice of the material change.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice to the registered holders of the outstanding notes. If we amend an exchange offer in a manner that we determine to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of applicable outstanding notes of that amendment.
Conditions to the Exchange Offer
Despite any other term of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes, and we may terminate or amend the exchange offer as provided in this prospectus prior to the expiration date if in our reasonable judgment:

•	the exchange offer, or the making of any exchange by a holder violates any applicable law or interpretation of the SEC; or

•
any action or proceeding has been instituted or threatened in writing in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us:

•	the representations described under “—Purpose and Effect of the Exchange Offer” and “—Procedures for Tendering Outstanding Notes” and “Plan of Distribution;” and

•
any other representations as may be reasonably necessary under applicable SEC rules, regulations, or interpretations to make available to us an appropriate form for registration of the offer and sale of the exchange notes under the Securities Act.

We expressly reserve the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any outstanding notes by giving oral or written notice of such extension to their holders. We will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.
We expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any outstanding notes not previously accepted for exchange upon the occurrence of any of the conditions of the exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.
These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration date in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration date.
In addition, we will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended.
Procedures for Tendering Outstanding Notes
To tender your outstanding notes in the exchange offer, you must comply with either of the following:

•
complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth below under “—Exchange Agent” prior to the expiration date; or

•	comply with DTC’s Automated Tender Offer Program procedures described below.

•	In addition, you must comply with either of the following conditions:

•	the exchange agent must receive certificates for outstanding notes along with the letter of transmittal prior to the expiration date;

•
the exchange agent must receive a timely confirmation of book-entry transfer of outstanding notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent’s message prior to the expiration date; or

•	you must comply with the guaranteed delivery procedures described below.
Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between us and you upon the terms and subject to the conditions described in this prospectus and the letter of transmittal.
The method of delivery of outstanding notes, letters of transmittal and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing outstanding notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.
If you are a beneficial owner whose outstanding notes are held in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding notes, you should promptly instruct the registered holder to tender outstanding notes on your behalf. If you wish to tender the outstanding notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either:

•	make appropriate arrangements to register ownership of the outstanding notes in your name; or

•	obtain a properly completed bond power from the registered holder of outstanding notes.
The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date. We are not responsible for any delays in any such transfer.
Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17A(d)-15 under the Exchange Act, unless the outstanding notes surrendered for exchange are tendered:

•	by a registered holder of the outstanding notes who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible guarantor institution.
If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the outstanding notes and an eligible guarantor institution must guarantee the signature on the bond power.
If the letter of transmittal or any certificates representing outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should also so indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.
Any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

•
the participant has received and agrees to be bound by the terms of the letter of transmittal, or in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the notice of guaranteed delivery; and

•	we may enforce that agreement against such participant.
DTC is referred to herein as a “book-entry transfer facility.”
Acceptance of Exchange Notes
In all cases, we will promptly issue exchange notes for outstanding notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent’s account at the book-entry transfer facility; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

•	By tendering outstanding notes pursuant to the exchange offer, you will represent to us that, among other things:

•	you are not our “affiliate” or an “affiliate” of any guarantor of the notes within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.
In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”
Our interpretation of the terms and conditions of the exchange offer, including the letters of transmittal and the instructions to the letters of transmittal, and our resolution of all questions as to the validity, form, eligibility, including time of receipt, and acceptance of outstanding notes tendered for exchange will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or to not accept any particular outstanding notes if the acceptance might, in our or our counsel’s judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular outstanding notes prior to the expiration date.
Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured before the expiration date. Neither we, the exchange agent, nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will we or any of them incur any liability for any failure to give notification. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.
Book-Entry Delivery Procedures
Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding notes at DTC and, as the book-entry transfer facility, for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of the outstanding notes by causing the book-entry transfer facility to transfer those outstanding notes into the exchange agent’s account at the facility in accordance with the facility’s procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, which we refer to as a “book-entry confirmation,” prior to the expiration date. In addition, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent’s account at the book-entry transfer facility, the letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an “agent’s message,” as defined below, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the letter of transmittal prior to the expiration date to receive exchange notes for tendered outstanding notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.
Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent’s account at the book-entry transfer facility or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures
If you wish to tender your outstanding notes, but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the procedures under DTC’s Automatic Tender Offer Program, prior to the expiration date, you may still tender if:

•	the tender is made through an eligible guarantor institution;

•
prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail or hand delivery or a properly transmitted agent’s message and notice of guaranteed delivery, that (1) sets forth your name and address, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

•
the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding notes into the exchange agent’s account at DTC and all other documents required by the letter of transmittal, within three business days after the expiration date.

Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your outstanding notes according to the guaranteed delivery procedures.
Withdrawal Rights
Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding notes at any time prior to the expiration date. For a withdrawal to be effective:

•	the exchange agent must receive a written notice, which may be by telegram, telex, facsimile or letter, of withdrawal at its address set forth below under “—Exchange Agent;” or

•	you must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

•	Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the certificate numbers and principal amount of the outstanding notes; and

•	where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

•	If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

•	the certificate numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an eligible guarantor institution, unless you are an eligible guarantor institution.
If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility. We will determine, in our reasonable discretion, all questions as to the validity, form and eligibility, including time of receipt of notices of withdrawal, and our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following the procedures described under “—Procedures for Tendering Outstanding Notes” above at any time on or prior to the expiration date.

Exchange Agent
U.S. Bank National Association has been appointed as the exchange agent for the exchange offer. U.S. Bank National Association, also acts as trustee under the indenture governing the notes. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letters of transmittal, and requests for notices of guaranteed delivery to the exchange agent addressed as follows:
U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107
Attention: Specialized Finance
(if by mail, registered or certified recommended)

By Facsimile:	To Confirm by Telephone:

(651) 466-7372	(800) 934-6802
Attention: Specialized Finance

If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile other than the one set forth above, that delivery or those instructions will not be effective.
Fees and Expenses
Each of the registration rights agreements provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding notes and for handling or tendering for such clients.
We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person for soliciting tenders of outstanding notes pursuant to the exchange offer.
Accounting Treatment
We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will capitalize the expenses of the exchange offer and amortize them over the life of the notes.
Transfer Taxes
We will pay all transfer taxes, if any, applicable to the exchanges of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•
certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

•	tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.
If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.
Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.
Consequences of Failure to Exchange
If you do not exchange your outstanding notes for exchange notes under the exchange offer, your outstanding notes will remain subject to the restrictions on transfer of such outstanding notes:

•
as set forth in the legend printed on the outstanding notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	as otherwise set forth in the applicable confidential offering circular distributed in connection with the applicable private offering of the outstanding notes.
In general, you may not offer or sell your outstanding notes except in transactions that are registered under the Securities Act or if the offer or sale is exempt from, or not subject to, the registration requirements of the Securities Act and applicable state securities laws. Except as required by the applicable registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.
Other
Participating in the exchange offer is voluntary, and you should carefully consider whether to participate. You are urged to consult your financial and tax advisors in making your own decision on what action to take.
We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

DESCRIPTION OF THE NOTES
As used below in this “Description of the Notes” section, the term “Issuer,” “we” and “our” refer only to The New Home Company Inc. and not to any of its subsidiaries. Certain defined terms used in this description but not defined below under the heading “—Certain Definitions” have the meanings assigned to them in the Indenture.
On March 17, 2017, The New Home Company Inc. issued $250,000,000  in aggregate principal amount of 7.250% Senior Notes due 2022 (the “original notes”) under an Indenture, dated March 17, 2017 (as amended and supplemented, the “Indenture”) among itself, the Guarantors and U.S. Bank N.A., as trustee (the “Trustee”). On May 4, 2017, The New Home Company Inc. issued an additional $75,000,000 in aggregate principal amount of 7.250% Senior Notes due 2022 under the Indenture, which form a part of the same series as the original notes (the “additional notes” and, together with the original notes, the “outstanding notes”). The outstanding notes are guaranteed on a senior unsecured basis by The New Home Company Inc. and certain of its existing and future wholly owned subsidiaries.
The Issuer will issue in exchange for the outstanding notes up to $325,000,000 aggregate principal amount of 7.250% Senior Notes that have been registered under the Securities Act, which we refer to as the “exchange notes”. Except as otherwise indicated below, the following summary applies to both the exchange notes and the outstanding notes, unless otherwise indicated. The term “Notes” means the exchange notes and the outstanding notes, unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”).
The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes, except that the offer and sale of the exchange notes will be registered under the Securities Act and the exchange notes will have a different CUSIP number and will not contain terms with respect to transfer restrictions, registration rights and additional payments upon a failure to fulfill certain of our obligations under the applicable Registration Rights Agreement.
The following is a summary of the material terms and provisions of the Notes. The following summary does not purport to be a complete description of the Notes and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Indenture and the applicable Registration Rights Agreement. We urge you to read the Indenture and the applicable Registration Rights Agreement because they, and not this description, define your rights as Holders of the Notes. The Issuer will make a copy of the Indenture available to the Holders and to prospective investors upon request.
The registered Holder of a Note is treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.
Brief Description of the Notes and the Note Guarantees
The Notes
The Notes:

•	are general senior unsecured obligations of the Issuer;

•	rank senior in right of payment to any future subordinated Indebtedness of the Issuer that expressly provides for its subordination to the Notes;

•
rank equally in right of payment to all of the Issuer’s existing and future senior Indebtedness, including borrowings under the Issuer’s $260 million senior unsecured revolving credit facility (the “Revolving Credit Facility”) and the outstanding notes;

•	are effectively subordinated to the Issuer’s existing and future secured Indebtedness, to the extent of the value of the collateral securing such Indebtedness;

•	are structurally subordinated to all of the existing and future liabilities, including trade payables, of the Issuer’s Non-Guarantor Subsidiaries; and

•	are unconditionally guaranteed by the Guarantors.
The Note Guarantees
The Issuer’s obligations under the Notes and the Indenture are jointly and severally guaranteed (the “Note Guarantees”) by the Guarantors.
The Note Guarantees:

•	are general senior unsecured obligations of the Guarantors;

•	rank senior in right of payment to any future subordinated Indebtedness of the Guarantors that expressly provides for their subordination to the Notes Guarantees;

•
rank equally in right of payment to all of the Guarantors’ existing and future senior Indebtedness, including the guarantees by the Guarantors of Indebtedness incurred under the Revolving Credit Facility;

•	are effectively subordinated to the Guarantors’ existing and future secured Indebtedness to the extent of the value of the collateral securing such Indebtedness; and

•	are structurally subordinated to all of the existing and future liabilities, including trade payables, of Subsidiaries of the Guarantors that do not guarantee the Notes.
As of the Issue Date, all of our Subsidiaries were “Restricted Subsidiaries.” Subject to the provisions of the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries,” we are permitted to designate additional Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries are not subject to any of the restrictive covenants in the Indenture.
Principal, Maturity and Interest
As of the date of this prospectus, $325.0 million aggregate principal amount of Notes are currently outstanding. The Notes are issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes will mature on April 1, 2022. Subject to our compliance with the covenant described under the subheading “—Certain Covenants—Limitations on Additional Indebtedness,” the Issuer is permitted to issue additional Notes from time to time under the Indenture having identical terms and conditions as the Notes other than the issue date, the issue price, the first interest payment date and the first date from which interest will accrue (the “Additional Notes”). The Notes and the Additional Notes, if any, will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. If any Additional Notes are not fungible with the Notes for U.S. federal income tax purposes, such Additional Notes will be issued as a separate series under the Indenture and will have a separate CUSIP number and ISIN from the Notes.
Interest on the Notes accrues at the rate of 7.250% per annum and is payable semiannually in arrears on April 1 and October 1, commencing on October 1, 2017. We will make each interest payment to the holders of record of the Notes on the immediately preceding March 15 and September 15. We will pay interest on overdue principal and interest at a rate that is equal to the then applicable interest rate on the Notes.
Interest on the Notes accrues from March 17, 2017, or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
Additional interest may accrue on the Notes in certain circumstances pursuant to the applicable Registration
Rights Agreement.
Methods of Receiving Payments on the Notes
If a Holder has given wire transfer instructions to the Issuer at least ten Business Days prior to the applicable payment date, the Issuer will make all payments on such Holder’s Notes in accordance with those instructions. Otherwise, payments on the Notes will be made at the office or agency of the paying agent (the “Paying Agent”) and registrar (the “Registrar”) for the Notes within the City and State of New York unless the Issuer elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders. The Trustee will initially act as Paying Agent and Registrar. The Issuer may change the Paying Agent or Registrar without prior notice to the Holders, and the Issuer may act as Paying Agent or Registrar.
Optional Redemption
Except as set forth below, the Issuer will not be entitled to redeem the Notes at its option.

On and after October 1, 2019, the Issuer will be entitled at its option to redeem all or a portion of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12- or 6-month period, as applicable, commencing on each of the dates set forth below:

Period	Redemption Price
October 1, 2019	103.625%
October 1, 2020	101.813%
April 1, 2021	100.000%

In addition, any time prior to October 1, 2019, the Issuer will be entitled at its option on one or more occasions to redeem Notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) issued prior to such date at a redemption price (expressed as a percentage of principal amount) of 107.250%, plus accrued and unpaid interest to the redemption date, with an amount equal to the net cash proceeds from one or more Equity Offerings; provided, however, that
(1)     at least 65% of the aggregate principal amount of Notes originally issued under the Indenture remains outstanding immediately after the occurrence of each such redemption (with Notes held, directly or indirectly, by the Issuer or its Affiliates being deemed to be not outstanding for purposes of such calculation); and
(2)     the redemption occurs prior to 90 days after the date of the closing of the related Equity Offering.
Prior to October 1, 2019, the Issuer will be entitled, at its option, to redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount of the Notes plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). Notice of such redemption must be mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date.
“Applicable Premium” means with respect to a Note at any redemption date, the greater of (1) 1.00% of the principal amount of such Note and (2) the excess of (A) the present value at such redemption date of (i) the redemption price of such Note on October 1, 2019 (such redemption price being described in the second paragraph in this “—Optional Redemption” section exclusive of any accrued interest) plus (ii) all required remaining scheduled interest payments due on such Note through October 1, 2019 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 0.50%, over (B) the principal amount of such Note on such redemption date.
“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of U.S. Treasury securities with a constant maturity (as compiled in good faith by the Issuer from publicly available market data) most nearly equal to the period from the redemption date to October 1, 2019; provided, however, that if the period from the redemption date to October 1, 2019 is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of U.S. Treasury securities for which such yields are given, except that if the period from the redemption date to October 1, 2019 is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year shall be used.
The Trustee shall have no duty to calculate or verify the calculation of the Applicable Premium.

Selection and Notice of Redemption
In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, selection of the Notes for redemption will be made by the Trustee as follows:

•	in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or

•
if the Notes are not then listed on a national security exchange, on a pro rata basis (or, in the case of Notes in global form, in accordance with the applicable procedures of The Depository Trust Company (“DTC”)), by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Note of $2,000 in principal amount or less shall be redeemed in part.

Notice of redemption will be mailed by first-class mail to each Holder of Notes to be redeemed at its registered address (or otherwise delivered in accordance with the applicable procedures of DTC) at least 30 but not more than 60 days before the date of redemption, except that redemption notices may be mailed (or otherwise delivered in accordance with the applicable procedures of DTC) more than 60 days prior to a redemption date if the notice is issued in connection with a satisfaction and discharge of the Indenture. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon cancellation of the original Note. On and after the date of redemption, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent (or, if the Issuer is the Paying Agent, has segregated and holds in trust) funds in satisfaction of the redemption price (including accrued and unpaid interest on the Notes to be redeemed) pursuant to the Indenture.
Any redemption notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including completion of an Equity Offering or other corporate transaction.
Mandatory Redemption; Offers to Purchase; Open Market Purchases
The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under the captions “—Change of Control” and “—Certain Covenants—Limitations on Asset Sales.” The Issuer may at any time and from time to time purchase Notes in the open market or otherwise.
Note Guarantees
As of the Issue Date, all of the Issuer’s Restricted Subsidiaries were Guarantors. In the future, any Restricted Subsidiary that is a Domestic Subsidiary, other than any Immaterial Subsidiary, any CFC Subsidiary or any Restricted Subsidiary that is not a Wholly-Owned Restricted Subsidiary, will become a Guarantor, as described under “—Certain Covenants—Additional Note Guarantees.” A Subsidiary is not an Immaterial Subsidiary to the extent it guarantees or otherwise provides credit support for any Indebtedness of either Issuer or another Guarantor. The Guarantors jointly and severally guarantee, on a senior unsecured basis, the Issuer’s obligations under the Notes and the Indenture. Such guarantees are full and unconditional subject to the release provisions set forth below.
As of June 30, 2017, the Non-Guarantor Subsidiaries accounted for an immaterial amount of the Issuer’s consolidated total assets and total liabilities. During the twelve months ended June 30, 2017, the Non-Guarantor Subsidiaries did not generate a meaningful amount of the Issuer’s consolidated total revenues.
Certain future Subsidiaries may not guarantee the Notes. Immaterial Subsidiaries, CFC Subsidiaries, Restricted Subsidiaries that are not Domestic Subsidiaries, Restricted Subsidiaries that are not Wholly-Owned Restricted Subsidiaries, and Unrestricted Subsidiaries will not be Guarantors. Under the circumstances described below under the subheading “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries,” the Issuer is permitted to designate any of its Subsidiaries as an “Unrestricted Subsidiary.” The effect of designating a Subsidiary as an “Unrestricted Subsidiary” is that:

•	an Unrestricted Subsidiary will generally not be subject to the restrictive covenants in the Indenture;

•	a Subsidiary that has previously been a Guarantor and that is Designated an Unrestricted Subsidiary will be released from its Note Guarantee; and

•
the assets, income, cash flow and other financial results of an Unrestricted Subsidiary will not be consolidated with those of the Issuer for purposes of calculating compliance with the restrictive covenants contained in the Indenture.

In the event of a bankruptcy, liquidation or reorganization of any of these Non-Guarantor Subsidiaries, these Non-Guarantor Subsidiaries will pay the holders of their debts and trade creditors before they will be able to distribute any of their assets to us.
Each Guarantor that makes a payment under its Note Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment, determined in accordance with GAAP.
Each Note Guarantee contains a provision that purports to limit the obligations of such Guarantor under its Note Guarantee to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including any guarantees under the Revolving Credit Facility) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. See “Risk Factors—Risks Related to the Exchange Notes—Federal and state fraudulent transfer laws may permit a court to void the exchange notes and/or the guarantees, and if that occurs, you may not receive any payments on the exchange notes.” If a Note Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable

Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Note Guarantee could be reduced to zero.
The Note Guarantee of a Guarantor will be automatically and unconditionally released and discharged:
(1)     upon any sale, assignment, transfer, conveyance, exchange or other disposition (by merger, consolidation or otherwise) of the Equity Interests of such Guarantor after which the applicable Guarantor is no longer a Restricted Subsidiary, which sale, assignment, transfer, conveyance, exchange or other disposition is made in compliance with the provisions of the Indenture, including “—Certain Covenants—Limitations on Asset Sales” and “—Certain Covenants—Limitations on Mergers, Consolidations, etc.”;
(2)     upon the proper designation of such Guarantor as an Unrestricted Subsidiary;
(3)     upon request of the Issuer and certification in an Officers’ Certificate provided to the Trustee that the applicable Guarantor has become an Immaterial Subsidiary, so long as such Guarantor would not otherwise be required to provide a Note Guarantee pursuant to the Indenture; provided that, if immediately after giving effect to such release the Consolidated Tangible Assets of all Immaterial Subsidiaries that are not Guarantors would exceed 5.0% of Consolidated Tangible Assets, no such release shall occur;
(4)     if the Issuer exercises its legal defeasance option or covenant defeasance option as described under “—Legal Defeasance and Covenant Defeasance” or if the obligations of the Issuer and the Guarantors under the Indenture are discharged in accordance with the terms of the Indenture; or
(5)     unless a Default has occurred and is continuing, upon the release or discharge of such Guarantor from its guarantee of any Indebtedness for borrowed money of the Issuer or any other Guarantor so long as such Guarantor would not then otherwise be required to provide a Note Guarantee pursuant to the Indenture; provided that if such Guarantor has incurred any Indebtedness in reliance on its status as a Guarantor under the covenant “—Certain Covenants—Limitations on Additional Indebtedness,” such Guarantor’s obligations under such Indebtedness so incurred are satisfied in full and discharged or are otherwise permitted to be incurred by a Restricted Subsidiary (other than a Guarantor) under “—Certain Covenants—Limitations on Additional Indebtedness”.
Ranking
The Notes and the Note Guarantees are the Issuer’s and the Guarantors’ senior unsecured obligations and will rank equally with all of the Issuer’s and the Guarantors’ existing and future senior Indebtedness and rank senior to all of the Issuer’s and the Guarantors’ future Indebtedness that is, by its terms, expressly subordinated in right of payment to the Notes.
The Notes and each Note Guarantee are effectively subordinated to secured Indebtedness of the Issuer and the applicable Guarantor to the extent of the value of the assets securing such Indebtedness. Although the Indenture contains limitations on the amount of additional Indebtedness, including secured Indebtedness, that the Issuer and the Restricted Subsidiaries may incur, under certain circumstances such Indebtedness may be substantial. As of June 30, 2017:

•	we had $318.1 million of senior Indebtedness, net of unamortized original issue discount, original issuance premium and debt issuance costs, all of which was comprised of the Notes;

•	we had no secured Indebtedness;

•	we had no Subordinated Indebtedness outstanding; and

•	our Non-Guarantor Subsidiaries did not account for a meaningful amount of the Issuer’s consolidated total liabilities (including trade payables).
Substantially all of our operations are conducted through the Issuer’s Subsidiaries. As described above under “—Note Guarantees,” Guarantees may be released under certain circumstances. Certain future Subsidiaries of the Issuer may not be Guarantors of the Notes. Claims of creditors of such Non-Guarantor Subsidiaries, including trade creditors and creditors holding indebtedness or guarantees issued by such Non-Guarantor Subsidiaries, and claims of preferred stockholders of such Non-Guarantor Subsidiaries generally will have priority with respect to the assets and earnings of such Non-Guarantor Subsidiaries over the claims of our creditors, including Holders of the Notes. Accordingly, the Notes will be structurally subordinated to creditors (including trade creditors) and preferred stockholders, if any, of such Non-Guarantor Subsidiaries.
Change of Control
Upon the occurrence of any of the following events (each a “Change of Control”), each Holder shall have the right to require that the Issuer repurchases such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):
(1)     any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, in a single transaction or series of related transactions, by way of merger, consolidation or other business combination or purchase of “beneficial ownership” (as defined above) of more than 50% of the total voting power of the Voting Stock of (a) the Issuer or (b) any of the Issuer’s direct or indirect parent entities (or their successors by merger, consolidation or purchase of all or substantially all of their assets) as a result of which such person or group becomes the direct or indirect “beneficial owner” of more than 50% of the total voting power of the Voting Stock of the Issuer; provided, however, that in the event that the Permitted Holders are deemed to constitute a “group” solely as a result of the existence of the Investor Rights Agreement, as in effect on the Issue Date, and such “group” becomes, directly or indirectly, in a single transaction or series of related transactions, by way of merger, consolidation or other business combination or purchase or otherwise, the “beneficial owner” (as defined above) of more than 50% but not more than 55% of the total voting power of such Voting Stock, a Change of Control pursuant to this clause (1) shall be deemed not to have occurred solely as a result of such development so long as, after giving effect to such development, Persons referred to in clauses (1), (2) and (3) of the definition of “Permitted Holders” are the “beneficial owner” (as defined above) of more than 5% of the total voting power of such

Voting Stock;
(2)     the stockholders of the Issuer adopt a plan or proposal for liquidation or dissolution of the Issuer; or
(3)     the sale, assignment, conveyance, transfer, lease or other disposition (including by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act).

Within 30 days following any Change of Control, the Issuer will mail (or otherwise deliver in accordance with the applicable procedures of DTC) a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:
(1)     that a Change of Control has occurred and that such Holder has the right to require the Issuer to purchase such Holder’s Notes at a purchase price (the “Change of Control Purchase Price”) in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);
(2)     the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);
(3)     the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (or otherwise delivered in accordance with the applicable procedures of DTC)); and
(4)     the instructions, as determined by the Issuer, consistent with the covenant described hereunder, that a Holder must follow in order to have its Notes purchased.
The Issuer will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or if notice of redemption has been given with respect to all Notes pursuant to “Optional Redemption” above.
Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.
The Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under the covenant described hereunder by virtue of their compliance with such securities laws or regulations.
The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Issuer and, thus, the removal of incumbent management. The Change of Control purchase feature was a result of negotiations between the Issuer and the initial purchasers of the original notes. The Issuer has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Issuer could decide to do so in the future. Subject to the limitations discussed below, the Issuer could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the capital structure or credit ratings of the Issuer and its Restricted Subsidiaries. Restrictions on the ability of the Issuer and its Restricted Subsidiaries to incur additional Indebtedness are contained in the covenants described under “—Certain Covenants—Limitations on Additional Indebtedness” and “—Certain Covenants—Limitations on Liens.” Such restrictions are subject to numerous exceptions and can be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Accordingly, the covenants set forth in the Indenture may not afford holders of the Notes protection in the event of a highly leveraged transaction.
In the event a Change of Control occurs at a time when the Issuer is contractually prohibited from purchasing Notes, the Issuer may seek the consent of the applicable lenders to the purchase of Notes or may attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such a consent or repay such borrowings, the Issuer will remain prohibited from purchasing Notes. In such case, the Issuer’s failure to offer to purchase Notes would constitute a Default under the Indenture, which could, in turn, constitute a default under other Indebtedness of the Issuer and its Subsidiaries, including Indebtedness outstanding under the Revolving Credit Facility.
The Revolving Credit Facility contains, and any future Indebtedness that the Issuer and its Subsidiaries may incur may contain, prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repayment or repurchase of such Indebtedness upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Issuer to repurchase their Notes could cause a default under such other Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Issuer. Finally, the Issuer’s ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by the Issuer’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See “Risk Factors—Risks related to the Exchange Notes—We may be unable to repurchase the exchange notes upon a change of control as required by the Indenture.”
The definition of “Change of Control” includes the phrase “all or substantially all the assets.” Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of Notes may require the Issuer to make an offer to repurchase the Notes as described above. See “Risk Factors—Risks related to the Exchange Notes—We may be unable to repurchase the notes upon a change of control as required by the Indenture.”
Certain provisions under the Indenture relative to our obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of Notes.
Certain Covenants
Effectiveness of Covenants
Following the first day (such date, a “Suspension Date”) on which:

(a)	the Notes have an Investment Grade Rating from both of the Rating Agencies; and

(b)	no Default has occurred and is continuing under the Indenture, the Issuer and its Restricted Subsidiaries will not be subject to the provisions of the Indenture summarized under the headings below:
“—Limitations on Additional Indebtedness,”
“—Limitations on Restricted Payments,”
“—Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries,”

“—Limitations on Transactions with Affiliates,”
“—Limitations on Asset Sales,”
“—Limitations on Designation of Unrestricted Subsidiaries,”
clause (3) of the first paragraph of “Limitations on Mergers, Consolidations, Etc.,” and

“—Additional Note Guarantees” (but only with respect to any Person that is required to become Guarantor after the date of the commencement of the applicable Suspension Date)
(collectively, the “Suspended Covenants”). If at any time the Notes’ credit rating is downgraded from an Investment Grade Rating by any Rating Agency or if a Default occurs and is continuing, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the “Reinstatement Date”) and be applicable pursuant to the terms of the Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of the Indenture), unless and until the Notes subsequently attain an Investment Grade Rating from both of the Rating Agencies and no Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain an Investment Grade Rating from both of the Rating Agencies and no Default is in existence); provided, however, that no Default or breach of any kind shall be deemed to exist under the Indenture, the applicable Registration Rights Agreement, the Notes or the Note Guarantees with respect to the Suspended Covenants based on, and none of the Issuer or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants had remained in effect during such period. The period of time between the Suspension Date and the Reinstatement Date is referred to as the “Suspension Period.”
On the Reinstatement Date, all Indebtedness incurred during the Suspension Period will be classified to have been incurred pursuant to the first paragraph of “—Limitations on Additional Indebtedness” or one of the clauses set forth in the second paragraph of “—Limitations on Additional Indebtedness” (in each case to the extent such Indebtedness would be permitted to be incurred thereunder as of the Reinstatement Date and after giving effect to Indebtedness incurred prior to the Suspension Period and outstanding on the Reinstatement Date). To the extent such Indebtedness would not be so permitted to be incurred pursuant to the first or second paragraph of “—Limitations on Additional Indebtedness,” such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified under clause (3) of the second paragraph of “—Limitations on Additional Indebtedness.” Calculations made after the Reinstatement Date of the amount available to be made as Restricted Payments under “—Limitations on Restricted Payments” will be made as though the covenant described under “—Limitations on Restricted Payments” had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of “—Limitations on Restricted Payments.” Notwithstanding the foregoing, no default or Event of Default will be deemed to have occurred solely by reason of a Restricted Payment made during the Suspension Period.
During any period when the Suspended Covenants are suspended, the Board of Directors of the Issuer will not be entitled to designate any of the Issuer’s Subsidiaries as Unrestricted Subsidiaries pursuant to the Indenture.
Promptly following the occurrence of any Suspension Date or Reinstatement Date, the Issuer will provide an Officers’ Certificate to the Trustee regarding such occurrence. The Trustee shall have no obligation to independently determine or verify if a Suspension Date or Reinstatement Date has occurred or notify the Holders of any Suspension Date or Reinstatement Date. The Trustee will provide a copy of such Officers’ Certificate to any Holder of the Notes upon written request. There can be no assurance that the Notes will ever achieve an Investment Grade Rating.
Limitations on Additional Indebtedness
The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Issuer or any Guarantor may incur additional Indebtedness (including Acquired Indebtedness) if no Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of the Indebtedness and if, after giving effect thereto on a pro forma basis, either (i) the Consolidated Fixed Charge Coverage Ratio would be at least 2.00 to 1.00 or (ii) the Indebtedness to Tangible Net Worth Ratio would be no more than 2.25 to 1.00.

The first paragraph of this covenant will not prohibit the incurrence of the following Indebtedness (collectively, “Permitted Indebtedness”):
(1)     the incurrence by the Issuer or any Guarantor (and the guarantee thereof by the Issuer or any such Guarantor) of Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and its Restricted Subsidiaries thereunder) in an aggregate amount outstanding at any one time not to exceed $260.0 million;
(2)     the Notes and the Note Guarantees issued on the Issue Date;
(3)     Indebtedness of the Issuer and the Restricted Subsidiaries to the extent existing on the Issue Date (other than Indebtedness referred to in clauses (1), (2), (4), (5), (6), (8), (9), (10), (12), (14), (15), (16) and (17) of this paragraph);
(4)     Indebtedness of the Issuer and the Restricted Subsidiaries under Hedging Obligations; provided that (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this covenant and (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;
(5)     Indebtedness of the Issuer owed to and held by a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to and held by the Issuer or any other Restricted Subsidiary; provided, however, that (a) any Indebtedness of the Issuer owed to a Non-Guarantor Subsidiary is unsecured and subordinated, pursuant to a written agreement, to the Issuer’s obligations under the Indenture and the Notes, (b) any Indebtedness of a Guarantor owed to a Non-Guarantor Subsidiary is unsecured and subordinated, pursuant to a written agreement, to such Guarantor’s obligations under the Indenture and its Note Guarantee and (c) upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Issuer or a Restricted Subsidiary, such Restricted Subsidiary shall be deemed to have incurred Indebtedness not permitted by this clause (5);
(6)     the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance and surety bonds and supporting letters of credit in the ordinary course of business, deposits or guarantees made to secure performance of tenders, bids, leases, statutory obligations, progress payments, government contracts or other ordinary course obligations (in each case, not constituting Indebtedness for borrowed money) customary in the homebuilding industry;
(7)     Purchase Money Indebtedness incurred by the Issuer or any Restricted Subsidiary, and any Indebtedness of the Issuer or a Restricted Subsidiary which serves to refund or refinance any Indebtedness incurred pursuant to this clause (7), in an aggregate amount not to exceed at any time outstanding the greater of (a) $10.0 million and (b) 2.0% of Consolidated Tangible Assets;
(8)     Non-Recourse Indebtedness of the Issuer or any Restricted Subsidiary incurred for the acquisition, development and/or improvement of real property and, if secured, secured by Liens only on such real property and Directly Related Assets;
(9)     Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within ten Business Days of incurrence;
(10)     Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;
(11)     Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the first paragraph of this covenant and clauses (2), (3), (13) or this clause (11) of the second paragraph of this covenant;

(12)     the guarantee by (a) the Issuer or any Guarantor of Indebtedness (other than Indebtedness incurred pursuant to clause (8) or (16) hereof) of the Issuer or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant; provided that to the extent such Indebtedness is a subordinated obligation, the guarantee thereof by the Issuer or such Guarantor shall be subordinated in right of payment to the Notes or the applicable Note Guarantee, as the case may be, (b) Non-Guarantor Subsidiaries of Indebtedness incurred by Non-Guarantor Subsidiaries in accordance with the provisions of the Indenture and (c) the Issuer or any Restricted Subsidiary of any Non-Recourse Indebtedness of the Issuer or another Restricted Subsidiary to the extent the guarantee is limited to (i) environmental warranties or indemnities, (ii) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received by the obligor from secured assets to be paid to the lender, waste and mechanics liens or (iii) similar customary “bad-boy” guarantees, including bankruptcy and similar events;
(13)     Indebtedness of Persons incurred and outstanding on the date on which such Person became a Restricted Subsidiary or was acquired by, or merged into, the Issuer or any Restricted Subsidiary (other than Indebtedness incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Issuer or such Restricted Subsidiary or (b) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such Person is acquired, either
(a)     the Issuer would have been able to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant on a pro forma basis after giving effect to the incurrence of such Indebtedness pursuant to this clause (13); or
(b)     on a pro forma basis, either (i) the Consolidated Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries would be higher than such ratio immediately prior to such acquisition or merger or (ii) the Indebtedness to Tangible Net Worth Ratio of the Issuer and its Restricted Subsidiaries would be lower than such ratio immediately prior to such acquisition or merger;
(14)     the incurrence of Indebtedness by the Issuer or a Restricted Subsidiary in respect of a PAPA;
(15)     the incurrence by the Issuer or any of its Restricted Subsidiaries of obligations, guarantees and pledges (in each case, other than in respect of Indebtedness for borrowed money) incurred in the ordinary course of business pursuant to arrangements customary in the homebuilding industry relating to (a) the formation of or payments due in respect of community facility district, metro-district, local improvement and other similar financing and assessment districts; or (b) bond financings of political subdivisions or enterprises thereof;
(16)     any guarantee of Indebtedness or other obligations of a joint venture engaged in a Permitted Business; provided that such guarantee constitutes a Permitted Investment under clause (17) of the definition thereof or is a Restricted Payment that is made in accordance with the covenant described under “—Limitations on
Restricted Payments”;
(17)     the incurrence by the Issuer or any of its Restricted Subsidiaries of obligations (other than in respect of Indebtedness for borrowed money) under an arrangement customary in the homebuilding industry with any government authority, quasi-governmental entity, utility, adjoining (or common master plan) landowner or seller of real property, in each case entered into in the ordinary course of business in connection with the acquisition of real property, the entitlement, the development, construction or sales upon such real property;
(18)     the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness deemed to exist pursuant to the terms of a joint venture agreement as a result of a failure of the Issuer or such Restricted Subsidiary to make required capital contribution therein; provided that the only recourse on such Indebtedness is limited to the Issuer’s or such Restricted Subsidiary’s equity interests in the related joint venture; and
(19)     any other Indebtedness of the Issuer or any Restricted Subsidiary in an aggregate amount not to exceed $20.0 million at any time outstanding.

For purposes of determining compliance with this covenant:
(1)     in the event that Indebtedness meets the criteria of more than one of the types of Permitted Indebtedness described in the second paragraph of this covenant, the Issuer, in its sole discretion, will classify such item of Permitted Indebtedness on the date of incurrence and may later reclassify such item of Indebtedness in any manner that complies with the second paragraph of this covenant and will be entitled to divide the amount and type of such Indebtedness among more than one of such clauses under the second paragraph of this covenant;
(2)     if obligations in respect of letters of credit are incurred pursuant to a Credit Facility and relate to other Indebtedness of the Issuer or any Restricted Subsidiary, then such letters of credit shall be treated as incurred pursuant to clause (1) of the second paragraph above and such other Indebtedness shall not be included; and
(3)     except as provided in clause (2) of this paragraph, guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included.

Accrual of interest, accrual of dividends, the accretion of accreted value, the amortization of debt discount, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of preferred stock or Disqualified Equity Interests will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.
For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness. Notwithstanding any other provision of this “—Limitations on Additional Indebtedness” covenant, the maximum amount of Indebtedness that the Issuer or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.
Limitations on Restricted Payments
(a)     The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless at the time of and after giving effect to such Restricted Payment:
(1)     no Default shall have occurred and be continuing or shall occur as a consequence thereof;
(2)     immediately after giving effect to such transaction on a pro forma basis, the Issuer would have been able to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of “—Limitations on Additional Indebtedness”; and
(3)     the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue Date (other than Restricted Payments made pursuant to clause (2), (3), (4), (5), (6), (7) or (8) of the next paragraph), would not exceed the sum (the “Restricted Payments Basket”) of (without duplication):
(a)     50% of Consolidated Net Income for the period (taken as one accounting period) from January 1, 2017 to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), plus

(b)     100% of the aggregate net cash proceeds or the Fair Market Value (as determined by the Board of Directors of Company) of any assets to be used in a Permitted Business received by the Issuer either (i) as contributions to the common equity of the Issuer after the Issue Date or (ii) received by the Issuer from the issuance and sale of Qualified Equity Interests after the Issue Date, other than:
(x)     net cash proceeds received from an issuance or sale of such Qualified Equity Interests to a Subsidiary of the Issuer or to an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Issuer or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination; and
(y)     net cash proceeds received by the Issuer from the issue and sale of its Equity Interests or capital contributions; plus
(c)     the aggregate amount by which Indebtedness of the Issuer or any Restricted Subsidiary is reduced on the Issuer’s balance sheet upon the conversion or exchange (other than in respect of Indebtedness held by a Subsidiary of the Issuer) of Indebtedness into Qualified Equity Interests after the Issue Date (minus the amount of any cash, or the fair value of assets, distributed by the Issuer or any Restricted Subsidiary upon such conversion or exchange), plus
(d)     in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) the return of capital with respect to such Investment and (ii) the amount of such Investment that was treated as a Restricted Payment, in either case, minus the cost of the disposition of such Investment and net of taxes, plus
(e)     upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, to the extent not already included in Consolidated Net Income, the lesser of (i) the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary immediately following such Redesignation and (ii) the aggregate amount of the Issuer’s Investments in such Subsidiary to the extent such Investments reduced the amount available for subsequent Restricted Payments under this clause (3) and were not previously repaid or otherwise reduced; plus
(f)     100% of the principal amount of, or, if issued at a discount, the accreted value of, any obligation guaranteed by the Issuer or any Restricted Subsidiary pursuant to clause (16) of the second paragraph of the covenant described under “—Limitations on Additional Indebtedness” incurred after the Issue Date that is subsequently released (other than due to a payment on such guarantee), but only to the extent that such guarantee constituted a Restricted Payment that reduced the amount available under the Restricted Payments Basket.
(b)     The foregoing provisions will not prohibit:
(1)     the payment by the Issuer or any Restricted Subsidiary of any dividend or similar distribution within 60 days after the date of declaration thereof, if on the date of declaration the payment would have complied with the provisions of the Indenture;
(2)     any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness of the Issuer or any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Indebtedness of the Issuer or a Guarantor, so long as such refinancing Subordinated Indebtedness of the Issuer or of such Guarantor is permitted to be incurred pursuant to the covenant described under “—Limitations on Additional Indebtedness” and constitutes Refinancing Indebtedness;
(3)     the repurchase, redemption, defeasance or other acquisition or retirement for value of Equity Interests of the Issuer held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of the Issuer or any Restricted Subsidiary, in each case, upon their bankruptcy or petition for bankruptcy, death, disability, retirement, severance or termination of employment or service or any other repurchase event set forth pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement or benefit plan of any kind; provided that the aggregate cash consideration paid for all such redemptions shall not exceed $2.0 million during any calendar year (it being understood, however, that unused amounts permitted to be paid pursuant to this proviso are available to be carried over to the immediately succeeding calendar year);
(4)     repurchases of Equity Interests deemed to occur upon the exercise, conversion or exchange of stock options, warrants, other rights to purchase Equity Interests or other convertible or exchangeable securities if such Equity Interests represent all or a portion of the exercise price thereof or upon the vesting of restricted stock, restricted stock units or similar equity incentives to satisfy tax withholding or similar tax obligations with respect thereto;
(5)     the payment by the Issuer of cash in lieu of the issuance of fractional shares or Equity Interests upon the exercise of any option, warrant or similar instrument or upon the conversion or exchange of Equity Interests of the Issuer;
(6)     Restricted Payments in an aggregate amount, when taken together with all Restricted Payments made pursuant to this clause (6), that does not exceed $15 million;
(7)     any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Equity Interests, Disqualified Equity Interests or Subordinated Indebtedness of the Issuer or any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Equity Interests of the Issuer (other than Disqualified Equity Interests and other than Equity Interests issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Issuer or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) or contributions to the common equity of the Issuer; provided, however, that the net cash proceeds from any such sale of Equity Interests or any amounts so contributed to the common equity of the Issuer will be excluded from clause (3)(b) of the preceding paragraph;
(8)     any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Equity Interests of the Issuer or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Equity Interests of the Issuer or such Restricted Subsidiary, as the case may be, so long as such refinancing Disqualified Equity Interests is permitted to be incurred pursuant to the covenant described under “—Limitations on Additional Indebtedness” and constitutes Refinancing Indebtedness;

(9)     the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness (a) at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness in the event of a Change of Control in accordance with provisions similar to the “—Change of Control” covenant or (b) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to the “—Limitations on Asset Sales” covenant; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Issuer has made the Change of Control Offer or Asset Sale Offer, as applicable, as provided in such covenant with respect to the Notes and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer or Asset Sale Offer.
The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or a Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The amount of any Restricted Payment paid in cash shall be its face amount.
For purposes of determining compliance with the provisions set forth above, in the event that a transaction meets the criteria of one or more of the types of Restricted Payments or Permitted Investments described in the above clauses or the definitions thereof, the Issuer may, in their sole discretion, may order and classify, and from time to time reorder and reclassify (based on circumstances existing at the time of such reclassification) such transaction as a Restricted Payment or Permitted Investment and the clause described above or in the definitions thereof if it would have been permitted at the time of any such reclassification.
Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries
The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:
(a)     pay dividends or make any other distributions on or in respect of its Equity Interests to the Issuer or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness or other obligations owed to the Issuer or any Restricted Subsidiary (it being understood that the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common equity capital shall not be deemed a restriction on the ability to make distributions on Equity Interests);
(b)     make loans or advances or pay any Indebtedness or other obligations owed to the Issuer or any other Restricted Subsidiary; or
(c)     sell, lease or transfer any of its property or assets to the Issuer or any other Restricted Subsidiary (it being understood that such transfers shall not include any type of transfer described in clause (a) or (b) above);
except for:
(1)     encumbrances or restrictions existing under or by reason of applicable law, rule, regulation or order;
(2)     encumbrances or restrictions existing under the Indenture, the Notes and the Note Guarantees;
(3)     non-assignment provisions of any contract, license or any lease entered into in the ordinary course of business;
(4)     encumbrances or restrictions existing under the Revolving Credit Facility and other agreements in effect at or entered into on the Issue Date;
(5)     restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien;
(6)     restrictions on the transfer of assets imposed under any agreement to sell such assets permitted under the Indenture to any Person pending the closing of such sale;
(7)     any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the assets of any Person, other than the Person or the assets so acquired (including after-acquired property);
(8)     encumbrances or restrictions arising in connection with Refinancing Indebtedness; provided, however, that any such encumbrances and restrictions are not, in the good faith determination of the Issuer, materially more restrictive, taken as a whole, than those contained in the agreements creating or evidencing the Indebtedness being refinanced;

(9)     provisions limiting the disposition or distribution of assets or property in joint venture or partnership agreements, asset sale agreements, leases, licenses, agreements governing Sale and Leaseback Transactions, stock sale agreements and other similar agreements entered into in the ordinary course of business, which limitation is applicable only to the assets that are the subject of such agreements;
(10)     encumbrances or restrictions existing under Purchase Money Indebtedness incurred in compliance with the covenant described under “—Limitations on Additional Indebtedness” to the extent they impose restrictions of the nature described in clause (c) above on the assets acquired;
(11)     encumbrances or restrictions existing under Non-Recourse Indebtedness incurred in compliance with the covenant described under “—Limitations on Additional Indebtedness” to the extent they impose restrictions of the nature described in clause (c) above on the assets secured by such Non-Recourse Indebtedness or on the Equity Interests in the Person holding such assets;
(12)     customary restrictions in other Indebtedness incurred in compliance with the covenant described under “—Limitations on Additional Indebtedness”; provided that such restrictions, taken as a whole in the good faith determination of the Issuer are not expected to impair the ability of the Issuer to make payments required on the Notes;
(13)     restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
(14)     encumbrances or restrictions existing under (A) development agreements or other contracts entered into with municipal entities, agencies or sponsors in connection with the entitlement or development of real property; (B) agreements for funding of infrastructure, including in respect of community facility district, metro-district, Mello-Roos, local improvement and other similar financing and assessment districts; or (C) bond financings of political subdivisions or enterprises thereof, in each case to the extent entered into in the ordinary course of business pursuant to arrangements customary in the homebuilding industry (and not, for the avoidance of doubt, in respect of or in connection with the incurrence of Indebtedness for borrowed money);
(15)     encumbrances or restrictions existing under Credit Facilities that, taken as a whole, are, in the good faith determination of the Board of Directors of the Issuer, customary for Credit Facilities of Persons engaged in a Permitted Business; and
(16)     any encumbrances or restrictions imposed by any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (15) above; provided that such amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are, in the good faith determination of the Board of Directors of the Issuer, not materially more restrictive, take as a whole, with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.
Limitations on Transactions with Affiliates
The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (an “Affiliate Transaction”) involving aggregate value expended or received by the Issuer or any Restricted Subsidiary in excess of $1.0 million, unless:
(1)     such Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that could be obtained in a comparable transaction at such time on an arm’s-length basis by the Issuer or that Restricted Subsidiary from a Person that is not an Affiliate of the Issuer or that Restricted Subsidiary; and
(2)     the Issuer delivers to the Trustee, with respect to any Affiliate Transaction involving aggregate value expended or received by the Issuer or any Restricted Subsidiary in excess of $7.5 million, an Officers’ Certificate of the Issuer certifying that such Affiliate Transaction complies with clause (1) above and which sets forth and authenticates a resolution that has been adopted by the majority of the members of the Board of Directors of the Issuer approving such Affiliate Transaction.

The foregoing restrictions shall not apply to:

(1)     transactions exclusively between or among (a) the Issuer and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries; provided, in each case, that no Affiliate of the Issuer (other than another Restricted Subsidiary) owns Equity Interests of any such Restricted Subsidiary;
(2)     reasonable director, officer, employee and consultant compensation (including bonuses), reimbursements of expenses and other benefits (including retirement, health, stock and other benefit plans) and indemnification and insurance arrangements;
(3)     any Permitted Investment (other than any Permitted Investment made in accordance with clause (2) of the definition of “Permitted Investments”);
(4)     any agreement as in effect as of the Issue Date or any extension, amendment or modification thereto (so long as any such extension, amendment or modification satisfies the requirements set forth in clause (1) of the first paragraph of this covenant) or any transaction contemplated thereby;
(5)     Restricted Payments which are made in accordance with the covenant described under “—Limitations on Restricted Payments”;
(6)     issuances, sales or other dispositions of Qualified Equity Interests of the Issuer to an Affiliate or the making of any contribution to the common equity of the Issuer by an Affiliate;
(7)     transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of the business of the Issuer and its Restricted Subsidiaries and otherwise in compliance with the terms of the Indenture; provided that in the reasonable determination of the members of the Board of Directors or Senior Management of the Issuer, such transactions are on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that could have been obtained at the time of such transactions in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person;
(8)     the allocation of employee services among the Issuer, its Subsidiaries and the joint ventures on a fair and equitable basis in the ordinary course of business; provided that, in the case a director or stockholder of the Issuer beneficially owns Equity Interests in such Subsidiary or joint venture (other than indirectly through ownership of Equity Interests in the Issuer), the principal transaction with or formation of the joint venture has been approved in accordance with the procedures described in “—Limitations on Transactions with Affiliates” (other than this clause (8));
(9)     licensing of trademarks to, and allocation of overhead, sales and marketing, travel and like expenses among, the Issuer, its Subsidiaries and the joint ventures on a fair and equitable basis in the ordinary course of business; provided that, in the case a director or stockholder of the Issuer beneficially owns Equity Interests in such Subsidiary or joint venture (other than indirectly through ownership of Equity Interests in the Issuer), the principal transaction with or formation of the joint venture has been approved in accordance with the procedures described in “—Limitations on Transactions with Affiliates” (other than this clause (9)); or
(10)     transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Issuer solely because the Issuer owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person; and
(11)     any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged into the Issuer or a Restricted Subsidiary; provided that such agreement was not entered into in contemplation of such acquisition or merger, and any amendment thereto, so long as any such amendment is not disadvantageous to the Holders in the good faith judgment of the Board of Directors of the Issuer, when taken as a whole, as compared to the applicable agreement as in effect on the date of such acquisition or merger.

Limitations on Liens
The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien (a “Triggering Lien”) of any nature whatsoever against any property or assets now owned or hereafter acquired by the Issuer or such Restricted Subsidiary (including Equity Interests of a Subsidiary), or any proceeds, income or profits therefrom, securing any Indebtedness, except Permitted Liens, unless substantially contemporaneously with the incurrence, assumption or existence of such Lien all payments and other obligations due under the Indenture and the Notes (or under a Note Guarantee in the case of Liens of a Guarantor) are secured on an equal and ratable basis (or on a senior priority basis, in the event the other Indebtedness is Subordinated Indebtedness) with the obligations so secured until such time as such obligations are no longer secured by a Triggering Lien.

Limitations on Asset Sales
The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, cause, make, suffer to exist or consummate any Asset Sale unless:
(1)     the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Sale) of the assets subject to such Asset Sale; and
(2)     at least 75.0% of the consideration received by the Issuer or such Restricted Subsidiary, as the case may be, in such Asset Sale consists of cash or Cash Equivalents.
For purposes of clause (2) above and for no other purpose, the following shall be deemed to be cash:
(a)     the amount (without duplication) of any Indebtedness (other than contingent liabilities and Subordinated Indebtedness) of the Issuer or such Restricted Subsidiary (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet) that is expressly assumed by the transferee in such Asset Sale and with respect to which the Issuer and all Restricted Subsidiaries have been validly and unconditionally released by the holder of such Indebtedness in writing;
(b)     the amount of any securities, notes or other obligations received by the Issuer or any Restricted Subsidiary from such transferee that are within 120 days following the closing of such Asset Sale converted by the Issuer or such Restricted Subsidiary to cash (to the extent of the cash actually so received);
(c)     the Fair Market Value of any assets (other than securities, unless such securities represent Equity Interests in an entity engaged solely in a Permitted Business, such entity becomes a Restricted Subsidiary and the Issuer or a Restricted Subsidiary acquires voting and management control of such entity) received by the Issuer or any Restricted Subsidiary to be used by it in the Permitted Business; and
(d)     any Designated Non-cash Consideration received by the Issuer or any Restricted Subsidiary in such Asset Sale the Fair Market Value of which, when taken together with all other Designated Non-cash Consideration received since the Issue Date pursuant to this clause (d) (and not subsequently converted into Cash Equivalents that are treated as Net Available Proceeds of an Asset Sale), does not exceed the greater of (i) $10.0 million and (ii) 2.0% of Consolidated Tangible Assets at the time of the receipt of such Designated Non-cash Consideration, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

If the Issuer or any Restricted Subsidiary engages in an Asset Sale, the Issuer or such Restricted Subsidiary shall, no later than 365 days following the receipt of the Net Available Proceeds, apply all or any of the Net Available Proceeds therefrom to:
(1)     permanently repay, prepay, redeem or repurchase:
(x)     Obligations under (i) secured Indebtedness under any Credit Facility (and permanently reduce commitments with respect thereto) and (ii) secured Indebtedness of the Issuer, if applicable (other than any Disqualified Equity Interests or Subordinated Indebtedness), or secured Indebtedness of a Guarantor, in each case other than Indebtedness owed to the Issuer or an Affiliate of the Issuer;
(y)     Obligations under the Indenture, the Notes and the Note Guarantees or any other Pari Passu Indebtedness of the Issuer or any Guarantor; provided that if the Issuer or any Restricted Subsidiary shall so repay or prepay any such other Pari Passu Indebtedness, the Issuer will reduce Obligations under the Indenture, the Notes and the Note Guarantees on a pro rata basis (based on the amount so applied to such repayments or prepayments) by, at its option, (A) redeeming Notes as described under “—Optional Redemption,” (B) making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes at a purchase price of at least 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, thereon up to the principal amount of Notes to be repurchased or (C) purchasing Notes through privately negotiated transactions or open market purchases, in a manner that complies with the Indenture and applicable securities law, at a purchase price not less than 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, thereon; or

(z)     Indebtedness of a Non-Guarantor Subsidiary, other than Indebtedness owed to the Issuer or an Affiliate of the Issuer;
(2)     acquire all or substantially all of the assets of, or any Equity Interests of, another Person engaged in a Permitted Business, if, after giving effect to any such acquisition of Equity Interests, such Person is or becomes a Restricted Subsidiary of the Issuer;
(3)     make an investment in capital expenditures to be used in a Permitted Business;
(4)     acquire Additional Assets or improve or develop existing assets to be used in a Permitted Business; or
(5)     make any combination of the foregoing payments, redemptions, repurchases or investments;
provided that in the case of clauses (2), (3), (4) and (5), a binding commitment shall be treated as a permitted application of the Net Available Proceeds from the date of such commitment so long as the Issuer or a Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Available Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and such Net Available Proceeds are actually applied in such manner within the later of 365 days from the consummation of the Asset Sale and 180 days from the date of the Acceptable Commitment.
Pending the final application of any Net Available Proceeds, the Issuer may temporarily reduce revolving credit borrowings or otherwise invest the Net Available Proceeds in any manner that is not prohibited by the Indenture.
Any Net Available Proceeds from Asset Sales that are not applied or invested as provided in the second preceding paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuer will be required to make an Asset Sale Offer to all Holders of Notes and if the Issuer elects (or is required by the terms of such other Pari Passu Indebtedness), all holders of other Pari Passu Indebtedness (an “Asset Sale Offer”) to purchase the maximum aggregate principal amount of Notes and such Pari Passu Indebtedness, in denominations of $2,000 initial principal amount and multiples of $1,000 in excess thereof, that may be purchased with an amount equal to the Excess Proceeds at an offer price in cash in an amount not less than 100% of the principal amount thereof, or, in the case of Pari Passu Indebtedness represented by securities sold at a discount, not less than the amount of the accreted value thereof at such time, plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. In the event that the Issuer or any Restricted Subsidiary prepays any Pari Passu Indebtedness that is outstanding under a revolving credit or other committed loan facility pursuant to an Asset Sale Offer, the Issuer or such Restricted Subsidiary shall cause the related loan commitment to be reduced in an amount equal to the principal amount so prepaid. After the completion of an Asset Sale, the Issuer may make an Asset Sale Offer prior to the time it is required to do so by the first sentence of this paragraph. If the Issuer completes such an Asset Sale Offer with respect to any Net Available Proceeds, the Issuer shall be deemed to have complied with this covenant with respect to the application of such Net Available Proceeds, and any such Net Available Proceeds remaining after completion of such Asset Sale Offer will no longer be deemed to be Excess Proceeds and may be used by the Issuer and its Restricted Subsidiaries for any purpose not prohibited by the Indenture. If the aggregate principal amount of Notes and other Pari Passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other Pari Passu Indebtedness to be purchased on a pro rata basis based on the aggregate principal amount of the Notes and the other Pari Passu Indebtedness to be purchased validly tendered and not withdrawn. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.
The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.
Agreements relating to Indebtedness to which the Issuer (or one of its Affiliates) becomes a party may prohibit or limit the Issuer from purchasing any Notes pursuant to this “—Limitations on Asset Sales” covenant. In the event the Issuer is contractually prohibited from purchasing the Notes, the Issuer could seek the consent of its lenders to the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, it will remain contractually prohibited from purchasing the Notes. In such case, the Issuer’s failure to purchase tendered Notes would constitute a Default under the Indenture.
Certain provisions under the Indenture relative to the Issuer’s obligation to make an offer to repurchase the Notes pursuant to this “—Limitations on Asset Sales” covenant may be waived or modified with the written consent of the Holders of a majority in principal amount of Notes.

Limitations on Designation of Unrestricted Subsidiaries
The Issuer may designate any of its Subsidiaries, including any newly acquired or newly formed Subsidiary, as an “Unrestricted Subsidiary” under the Indenture (a “Designation”) only if:
(1)     no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;
(2)     the Issuer would be permitted to make, and shall be deemed to make, at the time of such Designation, (a) a Permitted Investment or (b) a Restricted Payment under and in compliance with the “—Limitations on Restricted Payments” covenant above, in either case, in an amount (the “Designation Amount”) equal to the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary on such date;
(3)     neither the Issuer nor any of its other Subsidiaries (other than Unrestricted Subsidiaries) (x) provides any direct or indirect credit support for any Indebtedness of such Subsidiary or (y) is directly or indirectly liable for any Indebtedness of such Subsidiary other than, in the case of each of (x) and (y), such Investments constitute Permitted Investments or are Restricted Payments under and in compliance with “—Limitations on Restricted Payments”;
(4)     the Subsidiary to be so designated and its Subsidiaries do not at the time of Designation own any Equity Interests or Indebtedness of, or own or hold any Lien with respect to, the Issuer or any other Restricted Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary so designated on such date;
(5)     such Subsidiary, at the time of Designation, is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding (x) are no less favorable to the Issuer or the Restricted Subsidiary than those that would be reasonably expected to be obtained at the time from Persons who are not Affiliates of the Issuer or such Restricted Subsidiary or (y) would be permitted as (a) an Affiliate Transaction under and in compliance with “—Limitations on Transactions with Affiliates,” (b) an Asset Sale under and in compliance with “—Limitations on Asset Sales,” (c) a Permitted Investment or (d) a Restricted Payment under and in compliance with “—Limitations on Restricted Payments”;
(6)     such Subsidiary is a Person with respect to which neither the Issuer nor any Restricted Subsidiary has any direct or indirect obligation (x) to subscribe for additional Equity Interests of such Subsidiary or (y) to maintain or preserve the Person’s financial condition or to cause the Person to achieve any specified levels of operating results, except, in the case of (x) and (y), to the extent such obligations constitute Permitted Investments or are Restricted Payments under and in compliance with “—Limitations on Restricted Payments”; and
(7)     such Subsidiary at the time of Designation has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any Restricted Subsidiary, except for any guarantee given solely to support the pledge by the Issuer or any Restricted Subsidiary of the Equity Interest of such Unrestricted Subsidiary, which guarantee is not recourse to the Issuer or any Restricted Subsidiary, and except to the extent the amount thereof constitutes a Restricted Payment permitted pursuant to the covenant described under “—Limitations on Restricted Payments.”
If, at any time after the Designation, any Unrestricted Subsidiary fails to meet the requirements set forth in clauses (3) and (6) the preceding paragraph, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such time and, if the Indebtedness is not permitted to be incurred under the covenant described under “—Limitations on Additional Indebtedness” or the Lien is not permitted under the covenant described under “—Limitations on Liens,” the Issuer shall be in default of the applicable covenant.
The Issuer may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if:
(1)     no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation;
(2)     (a) the Issuer would be able to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the “—Limitations on Additional Indebtedness” covenant or (b) either (i) the Consolidated Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such Redesignation or (ii) the Indebtedness to Tangible Net Worth Ratio of the Issuer and its Restricted Subsidiaries would be lower than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such Redesignation, in each case on a pro forma basis taking into account such Redesignation; and

(3)     all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of the Indenture.
All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Issuer delivered to the Trustee and certifying compliance with the foregoing provisions.
Limitations on Mergers, Consolidations, Etc.
The Issuer will not, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate or merge with or into or wind up into any Person (whether or not the Issuer is the surviving Person) (other than a merger that satisfies the requirements of clause (1) below with a Wholly-Owned Restricted Subsidiary solely for the purpose of changing the Issuer’s jurisdiction of incorporation to another State of the United States), or sell, assign, lease, transfer, convey or otherwise dispose of all or substantially all of the assets of the Issuer to any Person or (b) adopt a Plan of Liquidation unless, in either case:
(1)     either:
(a) the Issuer will be the surviving or continuing Person; or
(b) the Person formed by or surviving such consolidation or merger or to which such sale, assignment, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the “Successor”) is a corporation or limited liability company organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of the Issuer under the Notes and the Indenture; provided that, at any time the Successor is a limited liability company, there shall be a co-obligor of the Notes that is a corporation organized and existing under the laws of any State of the United States of America or the District of Columbia;
(2)     immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, no Default shall have occurred and be continuing;
(3)     immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis as if such transactions had occurred at the beginning of the applicable four-quarter period, (a) the Issuer or the Successor, as the case may be, could incur $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described under “—Limitations on Additional Indebtedness” or (b) either (i) the Consolidated Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries or the Successor and its Restricted Subsidiaries, as the case may be, would be equal to or greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction or (ii) the Indebtedness to Tangible Net Worth Ratio of the Issuer and its Restricted Subsidiaries or the Successor and its Restricted Subsidiaries, as the case may be, would be equal to or lower than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;
(4)     each Guarantor (unless it is the other party to the transactions described above, in which case clause (1)(b) of the next succeeding paragraph shall apply) shall have by supplemental indenture confirmed that its Note Guarantee shall apply to such Successor’s obligations under the Indenture and the Notes; and
(5)     the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that such consolidation, merger, winding-up, disposition or Plan of Liquidation and such supplemental indenture, if any, comply with the Indenture
For purposes of this covenant, any Indebtedness of the Successor which was not Indebtedness of the Issuer immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.
The foregoing will not apply to any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Issuer and its Wholly-Owned Restricted Subsidiaries.
Except as provided in the seventh paragraph under the caption “—Note Guarantees,” no Guarantor may (a) consolidate with or merge with or into or wind up into (whether or not such Guarantor is the surviving Person) another Person, or sell, assign, lease, transfer, convey or otherwise dispose of all or substantially all of the assets of such Guarantor, in one or more related transactions, to any Person or (b) adopt a Plan of Liquidation unless, in either case:
(1)     either:

(a)     such Guarantor will be the surviving or continuing Person; or
(b)     the Person formed by or surviving any such consolidation or merger assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of such Guarantor under the Note Guarantee of such Guarantor and the Indenture;
(2)     immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above, no Default shall have occurred and be continuing; and
(3)     the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that such consolidation or merger, disposition, winding-up or Plan of Liquidation and such supplemental indenture, if any, comply with the Indenture.
Notwithstanding the foregoing, (a) any Guarantor may merge with or into or transfer all or part of its assets to the Issuer or another Guarantor or merge with a Restricted Subsidiary of the Issuer so long as the resulting entity remains or becomes a Guarantor and (b) the requirements of the immediately preceding paragraph will not apply to any transaction pursuant to which such Guarantor is permitted to be released from its Note Guarantee in accordance with the provisions described under the section entitled “—Note Guarantees”; provided that the transaction is made in compliance with the covenant described under “—Limitations on Asset Sales.”
For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the assets of one or more Subsidiaries, which assets, if held by the Issuer or such Guarantor instead of such Subsidiaries, would constitute all or substantially all of the assets of the Issuer or such Guarantor on a consolidated basis, will be deemed to be the transfer of all or substantially all of the assets of the Issuer or such Guarantor, as the case may be.
Upon any consolidation, merger or winding-up of the Issuer or a Guarantor, or any sale, assignment, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Issuer or a Guarantor in accordance with the foregoing, in which the Issuer or such Guarantor is not the continuing obligor under the Notes or its Note Guarantee, the surviving entity formed by such consolidation or into which the Issuer or such Guarantor is merged or to which such sale, assignment, lease, transfer, conveyance or other disposition is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor, as the case may be, under the Indenture, the Notes and the Note Guarantees with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor and, except in the case of a lease, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of the Issuer’s or such Guarantor’s other obligations and covenants under the Notes, the Indenture and its Note Guarantee, if applicable.
The description above includes a phrase relating to the sale or disposition of “all or substantially all” of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law.
Additional Note Guarantees
The Issuer will cause each Restricted Subsidiary (other than any CFC Subsidiary or any Restricted Subsidiary that is not a Wholly-Owned Restricted Subsidiary) that (a) is a Domestic Subsidiary, other than any Immaterial Subsidiary, or (b) guarantees or otherwise provides any credit support for any Indebtedness of the Issuer or any Guarantor, in each case created, acquired or Redesignated as a Restricted Subsidiary by the Issuer or one or more of its Restricted Subsidiaries, to execute and deliver to the Trustee a supplemental indenture to the Indenture pursuant to which such Restricted Subsidiary will irrevocably and unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the Notes on a senior basis and all other obligations under the Indenture.
Notwithstanding the foregoing, at each time of distribution of financial information pursuant to the “—Reports” covenant described below, the Issuer shall calculate, as of the last date of the fiscal quarter for which financial statements are required to be furnished the Consolidated Tangible Assets of Immaterial Subsidiaries that are not Guarantors. In the event that the Consolidated Tangible Assets of all Immaterial Subsidiaries that are not Guarantors exceeds 5.0% of Consolidated Tangible Assets, the Issuer shall, within 30 days after the date such financial statements are required to be furnished, cause one or more Immaterial Subsidiaries to provide Note Guarantees as and to the extent required to cause the Consolidated Tangible Assets of all Immaterial Subsidiaries (other than Immaterial Subsidiaries that are Guarantors) not to exceed 5.0% of Consolidated Tangible Assets. The Issuer at any time at its sole option may cause any Non-Guarantor Subsidiary to become a Guarantor by executing a supplemental indenture to the Indenture.

The obligations of each Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including any Guarantees under the Revolving Credit Facility) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.
Each Note Guarantee shall be released in accordance with the provisions of the Indenture described under “— Note Guarantees.”
Payments for Consent
The Issuer will not, and will not permit any Subsidiary to, directly or indirectly, pay or cause to be paid any consideration, to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement; provided that if consents, waivers or amendments are sought in connection with an exchange offer where participation in such exchange offer is limited to Holders who are (x) “qualified institutional buyers,” within the meaning of Rule 144A under the Securities Act, (y) non-U.S. persons, within the meaning of Regulation S under the Securities Act, or (z) “accredited investors” within the meaning of Regulation D under the Securities Act, then such consideration need only be offered to all Holders to whom the exchange offer is made and to be paid to all such Holders that consent, waive or agree to amend in such time frame.
Reports
Whether or not required by the SEC, the Issuer will furnish to the Holders of Notes, from and after the Issue Date and within the time periods specified in the SEC’s rules and regulations (including any grace periods or extensions permitted by the SEC):
(1)     all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuer were required to file these Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, an audit report on the annual financial statements by the Issuer’s certified independent accountants; and
(2)     all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file these reports;
provided that, the foregoing delivery requirements will be deemed satisfied if the foregoing materials are publicly available on the SEC’s EDGAR system (or a successor thereto) within the applicable time periods specified above.
In addition, whether or not required by the SEC, the Issuer will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept the filing) and make the information available to securities analysts and prospective investors upon request.
At any time that there shall be one or more Unrestricted Subsidiaries that, in the aggregate, hold more than 15.0% of Consolidated Tangible Assets, the annual and quarterly financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.
In addition, the Issuer agrees that, for so long as any Notes remain outstanding, if at any time it is not required to file with the SEC the reports required by the preceding paragraphs, it will furnish to the Holders of the Notes, beneficial owners and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
The Issuer will also deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that, to the signing Officers’ knowledge, no Default has occurred under the Indenture, or, if a Default has occurred, what action the Issuer and/or Guarantors are taking or propose to take with respect thereto.
Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
Reports
The Trustee will have no duty to monitor, inquire as to or ascertain compliance with the covenants of the Issuer under the Indenture described above.
Events of Default
Each of the following is an “Event of Default”:
(1)     failure by the Issuer to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days;
(2)     failure by the Issuer to pay the principal or premium on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon declaration of acceleration or otherwise;
(3)     failure by the Issuer or the Guarantors to comply with any of its agreements or covenants described above under “—Certain Covenants—Limitations on Mergers, Consolidations, Etc.”;
(4)     failure by the Issuer or any Restricted Subsidiary to comply with any other agreement or covenant in the Indenture and continuance of this failure for 60 days after written notice of the failure has been given to the Issuer by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;
(5)     default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness or the payment of which is guaranteed by any of the Issuer or a Restricted Subsidiary (other than Non-Recourse Indebtedness) of the Issuer or any Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is incurred after the Issue Date, which default:

(a)	is caused by a failure to pay when due principal on such Indebtedness within the applicable express grace period, or

(b)
results in the acceleration of such Indebtedness prior to its express final maturity, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (a) or (b) has occurred and is continuing, aggregates $15.0 million or more;

(6)     one or more judgments or orders that exceed $15.0 million in the aggregate (net of any amounts that are covered by a reputable and creditworthy insurance company that has not contested coverage (other than reserving its rights) or that are bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Issuer or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;
(7)     certain events of bankruptcy, insolvency or reorganization of the Issuer or a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary; or
(8)     the Note Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the Indenture and the Note Guarantee).
If an Event of Default (other than an Event of Default specified in clause (7) above), shall have occurred and be continuing under the Indenture, the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer and the Trustee, may, and the Trustee at the written request of the Holders shall, declare all amounts owing under the Notes to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall immediately become due and payable. In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (5) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the default triggering such Event of Default pursuant to clause (5) shall be remedied or cured by the Issuer or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium, if any, or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. If an Event of Default described in clause (7) above occurs and is continuing, the principal, premium, if any, and accrued and unpaid interest, if any, on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the outstanding Notes may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the Notes and its consequences if (1) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.
The Trustee shall, within 90 days after becoming aware of the occurrence of any Default with respect to the Notes, give the Holders notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment with respect to the Notes or a Default in complying with “—Certain Covenants—Limitations on Mergers, Consolidations, Etc.,” the Trustee shall be protected in withholding such notice if and so long as a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the Holders.
No Holder will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless the Trustee:
(1)     has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Notes outstanding;
(2)     has been offered indemnity reasonably satisfactory against any loss, liability or expense; and
(3)     has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a written direction inconsistent with such request.
However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in clause (1) of the first paragraph of this “—Events of Default” section).
Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Indenture provides that in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use under the circumstances in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law, the Indenture, the Notes or any Note Guarantee, or that the Trustee determines in good faith is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.
The Issuer shall notify the Trustee in writing of any Default within 10 Business Days of becoming aware of such Default. The Issuer is also required to deliver to the Trustee annually a statement regarding compliance with the Indenture and, if any Officer of the Issuer is aware of any Default, a statement specifying such Default and what action the Issuer is taking or proposes to take with respect thereto.
Legal Defeasance and Covenant Defeasance
The Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes (“Legal Defeasance”). Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the Notes and the Note Guarantees, and the Indenture shall cease to be of further effect as to all outstanding Notes and Note Guarantees, except as to
(1)     rights of Holders to receive payments in respect of the principal of, premium and interest on the Notes when such payments are due from the trust funds referred to below,
(2)     the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust,
(3)     the rights, powers, trust, duties, and immunities of the Trustee, and the Issuer’s obligations in connection therewith, and
(4)     the Legal Defeasance provisions of the Indenture.
In addition, the Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to most of the covenants under the Indenture, except as described otherwise in the Indenture (“Covenant

Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a Default. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment and bankruptcy, reorganization and insolvency events relating to the Issuer) will no longer apply. The Issuer may exercise its Legal Defeasance option regardless of whether it has previously exercised its Covenant Defeasance option.

In order to exercise either Legal Defeasance or Covenant Defeasance:
(1)     the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) as confirmed, certified or attested to by an Independent Financial Advisor in writing to the Trustee to pay the principal of, premium and interest on the Notes on the stated date for payment or on the redemption date of the principal or installment of principal of, premium or interest on the Notes,
(2)     in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:
(a)     the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or
(b)     since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon this Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred.
(3)     in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred,
(4)     (a) no Default shall have occurred and be continuing on the date of such deposit or will occur as a result of such deposit (other than a Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) and (b) the deposit will not result in a breach or violation of, or constitute a default under, the Revolving Credit Facility or any other material agreement or material instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound,
(5)     the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound (other than a default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing),
(6)     the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and
(7)     the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the conditions provided for in, in the case of the Officers’ Certificate, clauses (1) through (6) and, in the case of the opinion of counsel, clauses (2) and/or (3) and (5) of this paragraph have been complied with.
Satisfaction and Discharge
The Indenture will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes which shall survive until all Notes have been cancelled) as to all outstanding Notes when either:
(1)     all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation, or
(2)     (a) all Notes not delivered to the Trustee for cancellation otherwise have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee trust funds in trust for the Holders in an amount of money in cash in U.S. dollars or U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, as confirmed, certified or attested to by an Independent Financial Advisor in writing to the Trustee, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness (including all principal, premium and accrued interest to the date of maturity or redemption, as the case may be) on the Notes not theretofore delivered to the Trustee for cancellation,
(b)     the Issuer has paid all sums payable by it under the Indenture,
(c)     the Issuer has delivered irrevocable instructions in writing to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be, and
(d)    no Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, the Revolving Credit Facility or any other material agreement or material instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound.
In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.
Transfer and Exchange
A Holder will be able to register the transfer of or exchange Notes only in accordance with the provisions of the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Issuer, the Registrar is not required (1) to register the transfer of or exchange any Note selected for redemption, (2) to register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or (3) to register the transfer or exchange of a Note between a record date and the next succeeding interest payment date.
The Notes are issued in registered form and the registered Holder will be treated as the owner of such Note for all purposes.
Amendment, Supplement and Waiver
Except as provided in the next two succeeding paragraphs, the Indenture, the Notes and the Note Guarantees may be amended with the consent (which may include consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default in the payment of the principal or interest on the Notes) with the consent (which may include consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) of the Holders of a majority in principal amount of the Notes then outstanding.
However, without the consent of each Holder affected, the Issuer, the Guarantors and the Trustee will not be entitled to (with regard to a non-consenting Holder):
(1)     change the maturity of any Note;
(2)     reduce the amount, extend the due date or otherwise affect the terms of any scheduled payment of interest on or principal of the Notes;
(3)     reduce any premium payable upon the redemption or repurchase of any Note, change the time at which any Notes are subject to redemption or repurchase or otherwise alter the provisions with respect to the redemption or repurchase of the Notes as described above under “—Optional Redemption,” (other than provisions specifying the notice periods for effecting a redemption);
(4)     make any Note payable in money or currency other than that stated in the Notes;
(5)     reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver to the Indenture or the Notes;
(6)     impair the rights of Holders to receive payments of principal of, premium or interest on the Notes or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(7)     release any Guarantor from its obligations under its Note Guarantee or the Indenture, except in accordance with the terms of the Indenture;
(8)     make any change in these amendment and waiver provisions;
(9)     waive a Default in the payment of principal of, premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration); or
(10)     modify the Note Guarantees in any manner adverse to the Holders.
Notwithstanding the foregoing, the Issuer, the Guarantors and the Trustee may amend the Indenture, the Note Guarantees or the Notes, without the consent of any Holder,
(1)    to cure any ambiguity, defect or inconsistency;
(2)     to provide for uncertificated Notes in addition to or in place of certificated Notes; provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code;
(3)     to provide for the assumption by a successor entity of the obligations of the Issuer or any Guarantor to the Holders in the case of a merger or acquisition;
(4)     to release any Guarantor from any of its obligations under its Note Guarantee or the Indenture in accordance with the applicable provisions of the Indenture;
(5)     to make any change that would provide any additional rights or benefits (including the addition of collateral) to the Holders of Notes or that does not adversely affect the legal rights under the Indenture, the Notes or the Note Guarantees of any such Holder;
(6)     to comply with applicable SEC rules and regulations or changes to applicable law;
(7)     to conform the text of the Indenture, the Note Guarantees or the Notes to any provision of this “Description of the Notes” section of the Offering Circular to the extent that such provision in this “Description of the Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Notes or the Note Guarantees (as provided in an Officers’ Certificate to the Trustee);
(8)     to provide for the issuance of Additional Notes in compliance and in accordance with the limitations set forth in the Indenture;
(9)     to allow any Guarantor to execute a supplemental indenture or a Note Guarantee with respect to the Notes in accordance with the applicable provisions of the Indenture; or
(10)     to comply with the rules of any applicable securities depository.
No Personal Liability of Directors, Officers, Employees and Stockholders
No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor will have any liability for any obligations of the Issuer under the Notes or the Indenture or of any Guarantor under its Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees. This waiver may not be effective to waive liabilities under the federal securities laws.
Concerning the Trustee
U.S. Bank National Association is the Trustee under the Indenture and has been appointed by the Issuer as Registrar and Paying Agent with regard to the Notes. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain assets received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Indenture), it must eliminate such conflict or resign.
Governing Law
The Indenture, the Notes and the Note Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions
Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms.
“Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary, whether or not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Issuer or any Restricted Subsidiary, (i) any Indebtedness of a Person (other than the Issuer or a Restricted Subsidiary) existing at the time such Person is merged with or into the Issuer or a Restricted Subsidiary or (ii) Indebtedness expressly assumed by the Issuer or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, in any case, whether or not such Indebtedness was incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.
“Additional Assets” means any property or assets (other than Indebtedness and Equity Interests) to be used by the Issuer or any of its Restricted Subsidiaries in a Permitted Business.
“Affiliate” of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of the covenants described under “—Certain Covenants—Limitations on Restricted Payments,” “—Certain Covenants—Limitations on Asset Sales,” and “—Certain Covenants—Limitations on Transactions with Affiliates,” Affiliates shall be deemed to include, with respect to any Person, any other Person (1) which beneficially owns or holds, directly or indirectly, 10% or more of any class of the Voting Stock of the referent Person, (2) of which 10% or more of the Voting Stock is beneficially owned or held, directly or indirectly, by the referent Person or (3) with respect to an individual, any immediate family member of such Person. For purposes of this definition, “control” of a Person shall mean possession of the power, directly or indirectly, to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.
“Asset Acquisition” means
(1)    an Investment by the Issuer or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary or shall be merged with or into the Issuer or any Restricted Subsidiary, or
(2)     the acquisition by the Issuer or any Restricted Subsidiary of all or substantially all of the assets of any other Person or any division or line of business of any other Person.
“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than an operating lease entered into in the ordinary course of business), assignment or other disposition by the Issuer or any Restricted Subsidiary to any Person other than the Issuer or any Restricted Subsidiary (including by means of a Sale and Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a “transfer”), in one transaction or a series of related transactions, of any assets (including Equity Interests) of the Issuer or any of its Restricted Subsidiaries (including any such disposition by means of a merger, consolidation or similar transaction). For purposes of this definition, the term “Asset Sale” shall not include:
(1)     transfers of cash or Cash Equivalents in the ordinary course of business;
(2)     transfers of assets (including Equity Interests) that are governed by, and made in accordance with, the covenant described under “—Certain Covenants—Limitations on Mergers, Consolidations, Etc.”;
(3)     for purposes of “—Certain Covenants—Limitations on Asset Sales” only, the making of a Permitted Investment (other than a Permitted Investment to the extent such transaction results in the receipt of cash or Cash Equivalents by the Issuer or its Restricted Subsidiaries) and Restricted Payments permitted under the covenant described under “—Certain Covenants—Limitations on Restricted Payments”;
(4)     the creation or realization of any Permitted Lien;
(5)     transfers of assets or other transactions in the ordinary course of business, including dedications and other donations to governmental authorities, transfers, leases, sales, leasebacks and other dispositions of (x) real estate, homes, land (whether improved, unimproved, in single or multiple lots), lots, amenities or other improvements or any products, services or accounts receivable (y) Equity Interests of a Subsidiary, the assets of which consist primarily of amenities, improvements, products or services related to real estate, such as golf courses, and real estate underlying such amenities, improvements, products or services;

(6)     any exchange or swap of assets (including land swaps) of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business for assets (including Equity Interests of any Person that is or will be a Restricted Subsidiary of the Issuer following receipt thereof) that (x) are to be used by the Issuer or any of its Restricted Subsidiaries in a Permitted Business and (y) have a Fair Market Value substantially equivalent to the Fair Market Value of the assets exchanged or swapped;
(7)     any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $5.0 million;
(8)     the surrender or waiver of contractual rights or the settlement, release or surrender of contract, tort or other claims of any kind;
(9)     dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;
(10)     the disposition of assets or property that are obsolete or that are no longer useful in the conduct of the business of the Issuer and/or any Restricted Subsidiaries (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of Senior Management, no longer economically practicable to maintain or useful in the conduct of the business of the Issuer and its Restricted Subsidiaries taken as whole);
(11)     an issuance of Equity Interests by a Restricted Subsidiary to the Issuer or to a Restricted Subsidiary;
(12)     licenses and sublicenses by the Issuer or any of its Restricted Subsidiaries of software or intellectual property in the ordinary course of business;
(13)     any conveyance of an interest in real property in the ordinary course of business and pursuant to arrangements customary in the homebuilding industry (other than pursuant to an incurrence of Indebtedness for borrowed money) to (i) any homeowners association or similar agency; (ii) any government or quasi-government agency; (iii) any utility company; or (iv) such entities or persons as are necessary to satisfy any condition of the entitlements for a project (including mapping, platting, development agreements, conditions of approval and conditional use permits); and
(14)     the sale or other disposition of Equity Interests of an Unrestricted Subsidiary.
“Attributable Indebtedness,” when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to the Issuer’s then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of any lease included in any such Sale and Leaseback Transaction; provided, however, that if such Sale and Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations.”
“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors (or a duly authorized committee thereof) of such Person, (ii) in the case of any limited liability company, the managing member or members or any controlling committee of managing members thereof or board of directors (or a duly authorized committee thereof) of such Person, as the case may be, (iii) in the case of any partnership, the board of directors (or a duly authorized committee thereof) of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.
“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.
“Capitalized Lease” means an obligation required to be capitalized and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date that such lease may be terminated without penalty. For the avoidance of doubt, any lease that is not a Capitalized Lease under GAAP as in effect as of the Issue Date shall not be treated as a Capitalized Lease for purposes of the Indenture even if such lease would be required to be classified and accounted for as a capitalized lease under GAAP as in effect at any time after the Issue Date, whether such lease was entered into before or after the Issue Date.
“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP at the time any determination thereof is to be made.

“Cash Equivalents” means:
(1)     United States dollars;
(2)     marketable obligations with a maturity of one year or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof);
(3)     demand and time deposits and certificates of deposit or acceptances with a maturity of one year or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250 million and the long-term debt of which is rated at the time of acquisition thereof at least “B” or the equivalent thereof by Standard & Poor’s Ratings Group, Inc., or Moody’s Investors Service, Inc., or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments;
(4)     commercial paper maturing no more than 180 days from the date of acquisition that is rated at least A-2 by Standard & Poor’s Ratings Group, Inc. or at least P-2 by Moody’s Investors Service, Inc., or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments;
(5)     repurchase obligations with a term of not more than ten days for underlying securities of the types described in clauses (2) and (3) above entered into with any commercial bank meeting the specifications of clause (3) above; and
(6)     investments in any money market or other mutual fund which invest 95% or more of its assets in instruments of the types described in clauses (2) through (5) above.
“Controlled Foreign Corporation” means a Person that is a “controlled foreign corporation” as defined in Section 957(a) of the Code and regulations promulgated thereunder.
“CFC Subsidiary” means any Subsidiary which is either (1) a Foreign Subsidiary Holding Company or (2) a Controlled Foreign Corporation or any Subsidiary thereof.
“Code” means the Internal Revenue Code of 1986, as amended.
“Consolidated Amortization Expense” for any period means the amortization expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
“Consolidated Depreciation Expense” for any period means the depreciation expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
“Consolidated Fixed Charge Coverage Ratio” means the ratio of EBITDA during the most recent four consecutive full fiscal quarters for which internal financial statements are available (the “Four-Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) to Consolidated Interest Incurred for the Four-Quarter Period. For purposes of this definition, EBITDA and Consolidated Interest Incurred shall be calculated after giving effect on a pro forma basis for the period of such calculation to:
(1)     the incurrence of any Indebtedness, the inclusion of any Indebtedness on the balance sheet or the issuance of any preferred stock, in each case of the Issuer or any Restricted Subsidiary or the issuance of any other Equity Interests of the Issuer (and, in each case, the application of the proceeds thereof) and any repayment, repurchase, defeasance or other discharge or the assumption by another Person that is not an Affiliate that is controlled by the Issuer or any Restricted Subsidiary (collectively, “repayment”) of other Indebtedness or redemption of other preferred stock or Equity Interests (other than the incurrence or repayment of Indebtedness pursuant to any revolving Credit Facility unless such Indebtedness has been permanently repaid and the related commitments terminated and not replaced) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period;

(2)     any Asset Sale, Asset Acquisition (including any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any EBITDA (including any pro forma expense and cost reductions calculated on a good faith basis by the Issuer associated with any such Asset Acquisition), merger, or consolidation occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset

Acquisition or other disposition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period; and
(3)     the EBITDA and the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP shall be excluded but only to the extent that the obligations giving rise to the Consolidated Interest Expense will not be obligations of such Person or any of its Restricted Subsidiaries following the transaction date.
If the Issuer or any Restricted Subsidiary directly or indirectly guarantees Indebtedness of a third Person (other than a Restricted Subsidiary, in the case of the Issuer, or the Issuer or another Restricted Subsidiary, in the case of a Restricted Subsidiary), the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Issuer or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.
If since the beginning of the Four-Quarter Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period) will have incurred any Indebtedness or discharged any Indebtedness or made any Asset Sale or disposition or any Asset Acquisition that would have required an adjustment pursuant to clause (1) or (2) above if made by the Issuer or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Incurred for such period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.
For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Issuer.
In calculating Consolidated Interest Incurred for purposes of determining the denominator (but not the numerator) of this Consolidated Fixed Charge Coverage Ratio:
(1)     interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on this Indebtedness in effect on the Transaction Date;
(2)     if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and
(3)     notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements with a term of at least one year after the Transaction Date relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.
In making any pro forma calculation, the amount of Indebtedness under any revolving Credit Facility outstanding on the date of determination (other than any Indebtedness incurred under such facility in connection with the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio) will be deemed to be:
(i) `the average daily balance of such Indebtedness during such Four-Quarter Period or such shorter period for which such facility was outstanding; or
(ii) `if such facility was created after the end of such Four-Quarter Period, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such determination.
“Consolidated Income Tax Expense” for any period means the provision for taxes of the Issuer and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.
“Consolidated Intangible Assets” means all goodwill, patents, trademarks, service marks, trade names, copyrights, and all other items which would be treated as intangibles on the consolidated balance sheet of a Person and its Subsidiaries that are Restricted Subsidiaries prepared in accordance with GAAP.
“Consolidated Interest Expense” for any period means the sum, without duplication, of the total interest expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including, without duplication,
(1)     interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a Capitalized Lease,

(2)     commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings,
(3)     the net costs associated with Hedging Obligations (including amortization of fees),
(4)     amortization of debt issuance costs, debt discount (including the amortization of original issue discount resulting from the issuance of Indebtedness at less than par) or premium and other financing fees and expenses; provided, however, that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense,
(5)     the interest portion of any deferred payment obligations,
(6)     all other non-cash interest expense; provided, however, that any non-cash interest expense or income attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instrument pursuant to GAAP shall be excluded from the calculation of Consolidated Interest Expense,
(7)     the product of (a) all dividend payments on any series of Disqualified Equity Interests of the Issuer or any preferred stock of any Restricted Subsidiary (other than any such Disqualified Equity Interests or any preferred stock held by the Issuer or a Wholly-Owned Restricted Subsidiary), multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Issuer and the Restricted Subsidiaries, expressed as a decimal,
(8)     all interest payable with respect to discontinued operations,
(9)     all interest on any Indebtedness of any other Person (other than a Restricted Subsidiary, in the case of the Issuer, or the Issuer or another Restricted Subsidiary, in the case of a Restricted Subsidiary) guaranteed by the Issuer or any Restricted Subsidiary or secured by a Lien on assets of the Issuer or one of its Restricted Subsidiaries (other than Liens on Equity Interests in any such other Person to the extent that such Liens secure Indebtedness of such other Person owing to lenders who have also been granted Liens on assets of such other Person to secure such Indebtedness), and
(10)     the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Issuer and its Restricted Subsidiaries) in connection with Indebtedness incurred by such plan or trust.
“Consolidated Interest Incurred” for any period means the sum, without duplication, of (1) Consolidated Interest Expense and (2) interest capitalized for such period (including interest capitalized with respect to discontinued operations).
“Consolidated Net Income” for any period means the net income (or loss) of the Issuer and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:
(1)     the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Issuer or any of its Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Issuer or any of its Restricted Subsidiaries during such period or such loss has been funded with cash or assets of the Issuer or any Restricted Subsidiary;
(2)     solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph under “—Certain Covenants—Limitations on Restricted Payments,” the net income of any Restricted Subsidiary of such Person during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period, except that the Issuer’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining Consolidated Net Income;
(3)     for the purposes of calculating the Restricted Payments Basket only, in the case of a successor to the Issuer by consolidation, merger or transfer of its assets, any income (or loss) of the successor prior to such merger, consolidation or transfer of assets;
(4)     except to the extent includible in the consolidated net income of the Issuer pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Issuer or any Restricted Subsidiary;

(5)     any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Issuer or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness or early termination of Hedging Obligations or other derivative instruments, of the Issuer or any Restricted Subsidiary or (b) any Asset Sale by the Issuer or any Restricted Subsidiary;
(6)     any extraordinary gain (or extraordinary loss), together with any related provision for taxes on any such extraordinary gain (or the tax effect of any such extraordinary loss), realized by the Issuer or any Restricted Subsidiary during such period;
(7)     any net income or loss included in the consolidated statement of operations with respect to noncontrolling interests due to the application of Accounting Standards Codification Topic 810, Consolidation; and
(8)     the cumulative effect of a change in accounting principles.
Any return of capital with respect to an Investment that increased the Restricted Payments Basket pursuant to clause (3)(d) of the first paragraph under “—Certain Covenants—Limitations on Restricted Payments” or decreased the amount of Investments outstanding pursuant to clause (18) of the definition of “Permitted Investments” shall be excluded in calculating Consolidated Net Income for purposes of calculating the Restricted Payments Basket.
“Consolidated Net Worth” means, as of any date of determination, the total stockholders’ equity of the Issuer and its Restricted Subsidiaries, as shown on the consolidated balance sheet of such Person for the most recently ended fiscal quarter for which internal financial statements prepared in accordance with GAAP are available.
“Consolidated Tangible Assets” means, as of any date, the total amount of assets of a Person and its Subsidiaries that are Restricted Subsidiaries calculated in a manner consistent with the consolidated balance sheet of the Issuer and its Restricted Subsidiaries for the most recently ended fiscal quarter for which internal financial statements prepared in accordance with GAAP are available, minus Consolidated Intangible Assets of such Person and its Subsidiaries that are Restricted Subsidiaries, with pro forma adjustment provisions in each case consistent with those contained in the definition of Consolidated Fixed Charge Coverage Ratio; provided that assets of Restricted Subsidiaries that are not Wholly-Owned Restricted Subsidiaries will be included in the above calculation only to the extent of the interest owned by the Issuer or a Restricted Subsidiary.
“Consolidated Tangible Net Worth” means, as of any date of determination, Consolidated Net Worth, minus the total book value of all Consolidated Intangible Assets, in each case as shown on the consolidated balance sheet of the Issuer for the most recently ended fiscal quarter for which internal financial statements prepared in accordance with GAAP are available.
“Credit Facility” means one or more debt facilities (including the Revolving Credit Facility), commercial paper facilities or debt securities or other form of debt financing, in each case, with banks, institutional investors or other institutional lenders, other credit providers or trustees providing for revolving credit loans, term loans, project loans, receivables financings, bankers acceptances, letters of credit or issuances of debt securities, including any related notes, guarantees, collateral documents, instruments, indentures, documents and agreements executed in connection therewith and, in each case, as the same may be amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, including increasing the amount loaned thereunder (provided that such additional Indebtedness is incurred in accordance with the covenant described under “—Certain Covenants—Limitations on Additional Indebtedness”) or adding or substituting one or more parties thereto, and including one or more separate instruments or facilities, in each case, whether any such amendment, restatement, modification, renewal, refunding, replacement or refinancing occurs simultaneously or not with the termination or repayment of a prior Credit Facility; provided that a Credit Facility shall not relate to Indebtedness that does not consist exclusively of Pari Passu Indebtedness.
“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.
“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or any of its Restricted Subsidiaries in connection with an Asset Sale that is designated as “Designated Non-cash Consideration” pursuant to an Officers’ Certificate, setting forth the basis of such valuation.
“Designation” has the meaning given to this term in the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries”; and “Designate” and “Designated” shall have correlative meanings.
“Designation Amount” has the meaning given to this term in the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries.”

“Directly Related Assets” means, with respect to any particular property, assets directly related thereto or derived therefrom, such as proceeds (including insurance proceeds), personal property, receivables, products, rents, and profits thereof and improvements and accessions thereto.
“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by their terms, or by the terms of any related agreement or of any security into which they are convertible, puttable or exchangeable, are, or upon the happening of any event or the passage of time would be, (i) required to be redeemed by such Person, whether or not at the option of the holder thereof, (ii) convertible into or exchangeable for Indebtedness or Disqualified Equity Interests (excluding Equity Interests that are convertible or exchangeable solely at the option of the Issuer or a Restricted Subsidiary (it being understood that upon such conversion or exchange it shall be an incurrence of such Indebtedness or Disqualified Stock)); or (iii) mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, in each case, on or prior to the date that is the earlier of 91 days after the final maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that any Equity Interests that would constitute Disqualified Equity Interests solely because of provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Issuer to redeem such Equity Interests upon the occurrence of a Change of Control or Asset Sale (each defined in a substantially identical manner to the corresponding definitions in the Indenture) shall not constitute Disqualified Equity Interests if the terms of such Equity Interests (and all such securities into which it is convertible or exchangeable or for which it is redeemable) provide that the Issuer or its Restricted Subsidiaries, as applicable, are not required to repurchase or redeem any such Equity Interests (and all such securities into which it is convertible or exchangeable or for which it is redeemable) pursuant to such provision prior to compliance by the Issuer with the provisions of the Indenture described under the captions “—Change of Control” and “—Certain Covenants—Limitations on Asset Sales” and such repurchase or redemption complies with “—Certain Covenants—Limitations on Restricted Payments.”
“Domestic Subsidiary” means any Subsidiary of the Issuer that is organized under the laws of the United States, any state of the United States or the District of Columbia or that guarantees or otherwise provides credit support for any Indebtedness of the Issuer or Guarantor.
“EBITDA” for any period means, without duplication, the sum of the amounts for such period of
(1)     Consolidated Net Income, plus
(2)     in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary only if a corresponding amount would be permitted at the date of determination to be distributed to the Issuer by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter or similar organizational document and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders, partners or members, as the case may be,
(a)     Consolidated Income Tax Expense,
(b)     Consolidated Amortization Expense,
(c)     Consolidated Depreciation Expense,
(d)     Consolidated Interest Expense,
(e)     all other non-cash items reducing the Consolidated Net Income (excluding any non-cash charge to the extent it represents or results in an accrual of a reserve for cash charges in any future period or amortization of a prepaid cash expense that was capitalized at the time of payment) for such period,
(f)     any expenses or charges related to any Equity Offering of Issuer, non-ordinary course Permitted Investments, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by this Indenture (including the issuance of the Notes), including a refinancing thereof (whether or not successful) or the early extinguishment of such Indebtedness and any amendment or modification to the terms of any such transactions, and
(g)     any charges resulting from the application of Accounting Standards Codification Topic 805 “Business Combinations,” Accounting Standards Codification Topic 350 “Intangibles—Goodwill and Other,” Accounting Standards Codification Topic 360-10-35-15 “Impairment or Disposal of Long-Lived Assets”, Accounting Standards Codification Topic 480-10-25-4 “Distinguishing Liabilities from Equity—Overall—Recognition” or Accounting Standards Codification Topic 820 “Fair Value Measurements and Disclosures”,
in each case determined on a consolidated basis in accordance with GAAP, minus

(3)    the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period and if Consolidated Income Tax Expense is a benefit, the amount of such benefit.
“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person but excluding any debt securities convertible or exchangeable into such equity.
“Equity Offering” means a public or private equity offering or sale after the Issue Date of Qualified Equity Interests made for cash by the Issuer or any direct or indirect parent entity of the Issuer the proceeds of which are contributed to the Issuer other than (1) public offerings registered on Form S-4 or S-8 or (2) an issuance to any Subsidiary.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Fair Market Value” means, with respect to any asset or liability, the fair market value of such asset or liability as is determined in good faith by Senior Management of the Issuer; provided that if the fair market value exceeds $20.0 million, such determination shall be made in good faith by the Board of Directors of the Issuer or a duly authorized committee thereof, as evidenced by a resolution of such Board or committee.
“Foreign Subsidiary Holding Company” means a Domestic Subsidiary that has no material assets other than equity (or equity and debt) of one or more Controlled Foreign Corporations.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date. Unless otherwise specified, all ratios and computations contained in the Indenture will be computed in conformity with GAAP, except that in the event the Issuer is acquired in a transaction that is accounted for using purchase accounting, the effects of the application of purchase accounting shall be disregarded in the calculation of such ratios and other computations contained in the Indenture.
“guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.

“Guarantors” means each Restricted Subsidiary of the Issuer (other than any CFC Subsidiary) in existence on the Issue Date, and each other Person that is required to become a Guarantor by the terms of the Indenture, in each case, until such Person is released from its Note Guarantee.
“Hedging Obligations” of any Person means the obligations of such Person pursuant to (1) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates, (2) agreements or arrangements designed to protect such Person against fluctuations in foreign currency exchange rates in the conduct of its operations, or (3) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices, in each case entered into in the ordinary course of business for bona fide hedging purposes and not for the purpose of speculation.
“Holder” means any registered holder, from time to time, of the Notes.
“Immaterial Subsidiary” means, as of any date of determination, any Subsidiary that has a Net Worth less than $1,000,000; provided that, irrespective of the foregoing, a Subsidiary shall not be considered to be an Immaterial Subsidiary if it guarantees or otherwise provides any credit support for any Indebtedness of the Issuer or Guarantor.
“incur” means, with respect to any Indebtedness or obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or obligation; provided that

(1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary or at the time such Person merged with or into the Issuer or a Restricted Subsidiary shall be deemed to have been incurred at such time and (2) neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Indebtedness.
“Indebtedness” of any Person at any date means, without duplication:
(1)     all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);
(2)     all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
(3)     all obligations of such Person in respect of letters of credit, letters of guarantee, bankers’ acceptances or other similar instruments (or reimbursement obligations with respect thereto);
(4)     all obligations of such Person to pay the deferred and unpaid purchase price of property or services (including earn-out obligations or similar profit sharing obligations or other post-closing payment obligations), except (a) trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services, (b) any earn-out obligation or similar profit sharing obligation or other post-closing payment obligation until the amount of such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (c) any lot option obligation or land bank arrangement entered into in the ordinary course of business;
(5)     the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Equity Interests or, with respect to any Non-Guarantor Subsidiary, any preferred stock (but excluding, in each case, any accrued dividends);
(6)     all Capitalized Lease Obligations of such Person;
(7)     all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;
(8)     all Indebtedness of others guaranteed by such Person to the extent of such guarantee (whether or not such items would appear on the balance sheet of such Person in accordance with GAAP); provided that Indebtedness of the Issuer or its Subsidiaries that is guaranteed by the Issuer or its Subsidiaries shall be counted only once in the calculation of the amount of Indebtedness of the Issuer and its Subsidiaries on a consolidated basis; provided further that the amount of the Indebtedness of a person (“credit enhancer”) that provides loan to value credit enhancement (“LTV Agreement”) for the Indebtedness of another person (the “primary obligor”) shall be: (a) zero, in the case of an LTV Agreement until the credit enhancer shall have to make a payment in respect of such LTV Agreement, and the amount of such payments thereafter, and (b) zero, in the case of any full repayment guarantee until the credit enhancer shall have to make a payment in respect of such full repayment guarantee, and thereafter the maximum amount of such payments that could be made thereunder;
(9)     all Attributable Indebtedness;
(10)     net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligations that would be payable by such Person at such time); and
(11)     all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person.
In addition, “Indebtedness” of any Person shall include Indebtedness described in the preceding definition that would not appear as a liability on the balance sheet of such Person if:
(1)     such Indebtedness is the obligation of a partnership that is not a Restricted Subsidiary;
(2)     such Person or a Restricted Subsidiary of such Person is a general partner of such partnership (a “General Partner”); and
(3)     there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

(a)     the lesser of (i) the net assets of the General Partner as of the most-recent completed fiscal quarter for which internal financial statements are available to the Issuer and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or
(b)     if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount.
Notwithstanding the foregoing, the following shall not be considered Indebtedness:
(a)     accrued expenses, trade payables, customer deposits or deferred income taxes arising in the ordinary course of business;
(b)     obligations in respect of district improvement bonds pertaining to roads, sewers and other infrastructure; and
(c)     completion guarantees, environmental indemnities, indemnities for fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds, waste and mechanics liens, similar customary “bad-boy” guarantees, including bankruptcy and similar events entered into in the ordinary course of business, except to the extent of any liability under GAAP.
Notwithstanding the foregoing, the amount of any Indebtedness outstanding as of any date shall (i) be the accreted value thereof in the case of any Indebtedness issued with original issue discount or the aggregate principal amount outstanding in the case of Indebtedness issued with interest payable in kind and (ii) include any interest (or in the case of preferred stock, dividends) thereon that is more than 30 days past due. Except to the extent provided in the preceding sentence, the amount of any Indebtedness that is convertible into or exchangeable for Equity Interests of the Issuer outstanding as of any date shall be deemed to be equal to the principal and premium, if any, in respect of such Indebtedness, notwithstanding the provisions of GAAP (including Accounting Standards Codification Topic 470-20, Debt-Debt with Conversion and Other Options). The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above in this definition, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7) of this definition, the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured. However, in the case of any loan to value maintenance agreement (or similar agreement) by which the Issuer or any Restricted Subsidiary agrees to maintain for a joint venture a maximum ratio of indebtedness outstanding to value of collateral property, only amounts owing by the Issuer or the Restricted Subsidiary (or which would be owing upon demand of the lender) at such date under such agreements will be included in Indebtedness.
“Indebtedness to Tangible Net Worth Ratio” means, with respect to any date of determination, the ratio of (i) total consolidated Indebtedness of the Issuer and its Restricted Subsidiaries to (ii) the Consolidated Tangible Net Worth of the Issuer, in each case, as of the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements prepared in accordance with GAAP are available immediately preceding the date of the transaction giving rise to the need to calculate the Indebtedness to Tangible Net Worth Ratio. The Indebtedness to Tangible Net Worth Ratio shall be calculated on a pro forma basis consistent with the pro forma adjustments set forth in the definition of Consolidated Fixed Charge Coverage Ratio.
“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Issuer’s Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Issuer and its Affiliates; provided, however, that the prior rendering of service to the Issuer or an Affiliate of the Issuer shall not, by itself, disqualify the advisor.
“interest” means, with respect to the Notes, interest on the Notes.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s Investors Service, Inc. and BBB- (or the equivalent) by Standard & Poor’s Ratings Group, Inc., or any other equivalent rating by any Rating Agency, in each case, with a stable or better outlook.
Investments” of any Person means, without duplication:
(1)     all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

(2)     all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person;
(3)     all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP; and
(4)     the Designation of any Subsidiary as an Unrestricted Subsidiary.
Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of any Investment pursuant to clause (4) of this definition shall be the Designation Amount determined in accordance with the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries.” If the Issuer or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary, or any Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition or other issuance, such Person is no longer a Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale, other disposition or other issuance equal to the Fair Market Value of the Equity Interests of and all other Investments in such Subsidiary not sold, disposed of or issued, which amount shall be determined by the Board of Directors of the Issuer. The amount of any Investment by a person (“credit enhancer”) that provides loan to value credit enhancement (“LTV Agreement”) for the Indebtedness of another person (the “primary obligor”) shall be: (a) zero, in the case of an LTV Agreement until the credit enhancer shall have to make a payment in respect of such LTV Agreement, and the amount of such payments thereafter, and (b) zero, in the case of any full repayment guarantee until the credit enhancer shall have to make a payment in respect of such full repayment guarantee, and thereafter the maximum amount of such payments that could be made thereunder. Notwithstanding the foregoing, redemptions of Equity Interests of the Issuer shall be deemed not to be Investments.
“Investor Rights Agreement” means the Investor Rights Agreement, dated as of February 5, 2014, among the Issuer, TNHC Partners LLC, IHP Capital Partners VI, LLC, WATT/TNHC LLC, TCN/TNHC LP, H. Lawrence Webb, Wayne J. Stelmar, Joseph D. Davis and Thomas Redwitz.
“Issue Date” means March 17, 2017, the date on which the original notes were originally issued.
“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, preference, lease, easement, restriction, covenant, charge, security interest, priority or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, and any lease in the nature thereof, or sale/leaseback, any option or other agreement to sell or give a security interest in, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases).
“Net Available Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities or other assets received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Sale or received in any other non-cash form), net of:
(1)    brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) of such Asset Sale;
(2)     provisions for taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);
(3)     amounts required to be paid to any Person (other than the Issuer or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon in accordance with the terms thereof (other than pursuant to the third paragraph of the covenant described under “—Certain Covenants—Limitations on Asset Sales”);
(4)     payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and
(5)     appropriate amounts to be provided by the Issuer or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Issuer or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

“Net Worth” means, at any date as to each Subsidiary, (1) all stockholders’ equity of such Subsidiary, minus (2) all loans or advances made by such Subsidiary to the Issuer or any Guarantor and outstanding at such date, all as determined on a consolidated basis in accordance with GAAP.
“Non-Guarantor Subsidiary” means any Restricted Subsidiary that is not a Guarantor.
“Non-Recourse Indebtedness” with respect to any Person means Indebtedness of such Person for which (1) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and Directly Related Assets and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 365 days after the acquisition of such property and (2) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness. Indebtedness that is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse for (a) environmental warranties or indemnities, (b) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received by the obligor from secured assets to be paid to the lender, waste and mechanics liens or (c) similar customary “bad-boy” guarantees, including bankruptcy and similar events.
“Note Guarantee” means the guarantee of the Notes by each Guarantor pursuant to the Indenture.
“Offering” means the offering and sale of the original notes, substantially as described in the Offering Circular.
“Offering Circular” means the offering circular dated March 10, 2017 related to the offer and sale of the original notes.
“Officer” of any Person means any of the following of such Person: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.
“Officers’ Certificate” of any Person means a certificate signed by two Officers of such Person and that is provided to the Trustee.
“PAPA” means an arrangement, which may be unsecured or secured by a Lien granted in conjunction with purchase contracts for the purchase of real estate, and which provides for future payments due to the sellers of such real estate which future payments may be made at the time of the sale of such real estate (or parts thereof, including the sale of homes) and which may be contingent on the sale price of such real estate (or parts thereof, including the sales price of homes), which arrangement may include (1) adjustments to the land purchase price, (2) profit, price and premium participations, (3) community marketing fees and community enhancement fees and (4) reimbursable costs paid by the land developer.
“Pari Passu Indebtedness” means any Indebtedness of the Issuer or any Guarantor that ranks equally in right of payment with the Notes or the Note Guarantee of such Guarantor, as applicable (without giving effect to collateral arrangements).
“Permitted Business” means any business that is the same as, or reasonably related, ancillary or complementary to, or a reasonable extension of, any of the businesses in which the Issuer and its Restricted Subsidiaries are engaged on the Issue Date, including the provision of mortgage financing or title insurance.
“Permitted Holders” means: (1) each of H. Lawrence Webb, Wayne Stelmar, Joseph Davis, Thomas Redwitz and any family member of the foregoing, (2) any trust having as its majority beneficiaries one or more of the Persons referred to in clause (1) of this definition, (3) any corporation, limited liability companies or other entities more than 50% of the issued and outstanding equity interests of which are held, directly or indirectly, by any of the Persons referred to in clause (1) or (2) of this definition, (4) each of IHP Capital Partners VI, LLC, WATT/TNHC LLC and TCN/TNHC LP, (5) any Affiliate of one or more of the Persons referred to in clause (4) of this definition, and (6) any “group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, consisting exclusively of the foregoing.
“Permitted Investment” means:
(1)     Investments by the Issuer or any Restricted Subsidiary in any Restricted Subsidiary;
(2)     Investments by the Issuer or any of its Restricted Subsidiaries in a Person that is engaged in a Permitted Business if as a result of such Investment:
(a)     such Person becomes a Restricted Subsidiary; or

(b)     such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;
(3)     Investments in the Issuer by any Restricted Subsidiary;
(4)     loans and advances to directors, officers and employees of the Issuer and the Restricted Subsidiaries in the ordinary course of business not to exceed $1.0 million at any one time outstanding (without giving effect to the forgiveness of any such loan);
(5)     Hedging Obligations incurred pursuant to clause (4) of the second paragraph under the covenant described under “—Certain Covenants—Limitations on Additional Indebtedness”;
(6)     cash or Cash Equivalents;
(7)     receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;
(8)     any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Issuer or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement, including foreclosure, perfection or enforcement of any Lien, upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes;
(9)     Investments made by the Issuer or any Restricted Subsidiary as a result of non-cash consideration received in connection with an Asset Sale made in compliance with the covenant described under “—Certain Covenants—Limitations on Asset Sales”;
(10)     insurance, lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business;
(11)     Investments in existence on the Issue Date and any extension, modification or renewal of such Investments, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the appreciation, accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date);
(12)     guarantees issued in accordance with “—Certain Covenants—Limitations on Additional Indebtedness” (other than clause (16) of such covenant);
 (13)     obligations (but not payments thereon) with respect to homeowners association obligations, community facility district bonds, metro district bonds, Mello-Roos bonds and subdivision improvement bonds and similar bonding requirements arising in the ordinary course of business of a homebuilder;
(14)     guarantee obligations, including completion guarantee or indemnification obligations, including (a) environmental warranties or indemnities, (b) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds, waste and mechanics liens or (c) similar customary “bad-boy” guarantees, including bankruptcy and similar events (other than for the payment of borrowed money), entered into in the ordinary course of business and incurred for the benefit of any adjoining landowner, lender, seller of real property or municipal government authority (or enterprises thereof) or utility in connection with the acquisition, construction, subdivision, entitlement and development of real property;
(15)     guarantee and indemnification obligations arising in connection with surety bonds and supporting letters of credit issued in the ordinary course of business;
(16)     Investments (other than those described in clause (2) of this definition) made for consideration consisting solely of Qualified Equity Interests of the Issuer; provided, however, that the net cash proceeds from such issuance of Qualified Equity Interests will be excluded from clause (3)(a) of paragraph (a) of the covenant described under “—Certain Covenants—Limitations on Restricted Payments”; and

(17)     Investments in joint ventures engaged in a Permitted Business or other Investments, in each case having an aggregate Fair Market Value (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value), taken together with all other Investments made pursuant to this clause (17) that are at the time outstanding, not to exceed 15.0% of Consolidated Tangible Assets.
The amount of Investments outstanding at any time pursuant to clause (17) above shall be deemed to be reduced:
(a)     upon the disposition or repayment of or return on any Investment made pursuant to clause (17) above, by an amount equal to the return of capital and/or distributions not to exceed the Investment in the joint venture with respect to such Investment to the Issuer or any Restricted Subsidiary (to the extent not included in the computation of Consolidated Net Income), minus the cost of the disposition of such Investment and net of taxes; and
(b)     upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, by an amount equal to the lesser of (x) the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary immediately following such Redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to clause (17) above.
“Permitted Liens” means the following types of Liens:
(1)     Liens securing Permitted Indebtedness incurred pursuant to and outstanding under clause (1) of the second paragraph of “—Certain Covenants—Limitations on Additional Indebtedness”; provided that the principal amount of such Indebtedness secured pursuant to this clause (1) does not exceed the greater of $40.0 million and 8.0% of Consolidated Tangible Assets at the time of incurrence;
(2)     (a) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business and (b) Liens for taxes, assessments or governmental or quasi-governmental charges or claims, in either case, for sums not yet delinquent or being contested in good faith by appropriate proceedings, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;
(3)     Liens (other than any Lien imposed by the Employer Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;
(4)     Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person in the ordinary course of business to facilitate the purchase, shipment or storage of such inventory or other goods;
(5)     Liens securing reimbursement obligations with respect to commercial letters of credit issued pursuant to the request of such Person in the ordinary course of its business;
(6)     Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Issuer or any Restricted Subsidiary, including rights of offset and setoff;
(7)     bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Issuer or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;
(8)     leases or subleases, licenses or sublicenses, (or any Liens related thereto) granted to others that do not materially interfere with the ordinary course of business of the Issuer or any Restricted Subsidiary;
(9)     Liens arising from filing Uniform Commercial Code financing statements regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;
(10)     Liens securing all of the Notes and Liens securing any Note Guarantee with respect to all of the Notes;
(11)     Liens in favor of the Trustee under and as permitted by the Indenture;

(12)     Liens existing on the Issue Date securing Indebtedness outstanding on the Issue Date (other than Liens permitted under clause (1) of this definition);
(13)     Liens in favor of the Issuer or any Restricted Subsidiary;
(14)     Liens securing Non-Recourse Indebtedness of the Issuer or any Restricted Subsidiary permitted to be incurred under the Indenture; provided that such Liens apply only to (a) the property financed out of the net proceeds of such Non-Recourse Indebtedness within 365 days after the incurrence of such Non-Recourse Indebtedness and (b) Directly Related Assets;
(15)     Liens securing Purchase Money Indebtedness (and any Refinancing Indebtedness incurred in respect thereof) permitted to be incurred by clause (7) of the second paragraph of the covenant entitled “—Certain Covenants—Limitations on Additional Indebtedness”; provided that such Liens do not extend to any asset other than the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property to which such asset is attached and Directly Related Assets;
(16)     Liens securing Acquired Indebtedness permitted to be incurred under the Indenture; provided that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than Directly Related Assets); and provided, further that such Liens were not incurred in connection with or in contemplation or anticipation of the acquisition of such Person by the Issuer or any Restricted Subsidiaries;
(17)     Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Issuer or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof); provided that such Liens may not extend to any other assets owned by the Issuer or any Restricted Subsidiary;
(18)     Liens to secure Attributable Indebtedness permitted to be incurred under the Indenture; provided that any such Lien shall not extend to or cover any assets of the Issuer or any Restricted Subsidiary other than (a) the assets which are the subject of the Sale and Leaseback Transaction in which the Attributable Indebtedness is incurred and (b) Directly Related Assets;
(19)     Liens to secure guarantees by the Issuer or any of its Restricted Subsidiaries of Indebtedness or other obligations incurred by any joint venture engaged in a Permitted Business to the extent that such guarantees were permitted to be Incurred pursuant to clause (16) of the second paragraph of the covenant entitled “—Certain Covenants—Limitations on Additional Indebtedness”; provided that such Liens do not extend to any assets of the Issuer or any Restricted Subsidiary other than (x) the assets of such joint venture or (y) the equity interests in such joint venture to the extent that such Liens secure Indebtedness of such joint venture owing to lenders who have also been granted Liens on assets of such joint venture;
(20)     Liens to secure Refinancing Indebtedness that is incurred to refinance, refund, replace, amend, extend or modify, as a whole or in part, any Indebtedness that was previously so secured pursuant to clauses (10), (12), (16), (17), (18) and (20) of this definition; provided that in each case such Liens do not extend to any additional assets than those that secured the Indebtedness being refinanced (other than Directly Related Assets);
(21)     attachment or judgment Liens not giving rise to a Default and which are being contested in good faith by appropriate proceedings;
(22)     easements, rights-of-way, dedications, covenants, conditions, restrictions, reservations, assessment district or similar Liens in connection with municipal or special district financing, agreements with adjoining landowners or state or local government authorities, quasi-governmental entities or utilities and other similar charges or encumbrances incurred in the ordinary course of business and which do not, in the aggregate, materially interfere with the ordinary course of business of the Issuer and its Subsidiaries;
(23)     zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of the Issuer and its Subsidiaries or the value of such real property for the purpose of such business;
(24)     Liens on Equity Interests in an Unrestricted Subsidiary to the extent that such Liens secure Indebtedness of such Unrestricted Subsidiary;
(25)     assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease of property leased by the Issuer or any of its Restricted Subsidiaries, in each case with respect to the property so leased, and customary Liens and rights reserved in any lease for rent or for compliance with the terms of such lease;

(26)     Licenses of intellectual property granted in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Issuer or any Restricted Subsidiary
(27)     Liens securing Indebtedness (other than in respect of Indebtedness for borrowed money) consisting of obligations incurred in the ordinary course of business with respect to (i) homeowners or master association obligations; (ii) surety bonds and supporting letters of credit; (iii) payments due in respect of community facility district, metro-district, Mello-Roos, subdivision improvement and similar bonding requirements, local improvement and other similar financing and assessment districts; or (iv) bond financings of political subdivisions or enterprises thereof;
(28)     Liens securing Hedging Obligations that are incurred in the ordinary course of business (and not for speculative purposes);
(29)     Liens securing obligations of the Issuer or any Restricted Subsidiary to any third party in connection with PAPAs, any option, repurchase right or right of first refusal to purchase real property granted to the master developer or the seller of real property that arises as a result of the non-use or non-development of such real property by the Issuer or any Restricted Subsidiary and joint development agreements with third parties to perform and/or pay for or reimburse the costs of construction and/or development related to or benefiting property (and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds and products therefrom) of the Issuer or any Restricted Subsidiary and property belonging to such third parties, in each case entered into in the ordinary course of business; provided that such Liens do not at any time encumber any property, other than the property (and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds and products therefrom) related to such obligations and the proceeds and products thereof;
(30)     Liens incurred or deposits related to earnest money obligations or made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds and supporting letters of credit, development obligations, progress payments, government contracts, utility services, developer’s or other obligations to make on-site or off-site improvements and other obligations of like nature (exclusive of obligations for the payment of borrowed money), in each case incurred in the ordinary course of business of the Issuer and its Subsidiaries;
(31)     Liens on cash pledged to secure deductibles, retentions and other obligations to insurance providers in the ordinary course of business;
(32)     any option, contract or other agreement to sell an asset (including rights of first refusal and rights of first offer); provided that such sale is not otherwise prohibited under the Indenture; and
(33)     Liens securing Indebtedness; provided that the principal amount of such Indebtedness secured pursuant to this clause (33) together with all other Indebtedness then outstanding and incurred under this clause (33) does not exceed the greater of $20.0 million and 4.0% of Consolidated Tangible Assets at the time of incurrence.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.
“Plan of Liquidation” with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to creditors and holders of Equity Interests of such Person.
“principal” means, with respect to the Notes, the principal of, and premium, if any, on the Notes.
“Purchase Money Indebtedness” means Indebtedness, including Capitalized Lease Obligations, of the Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Issuer or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost (including financing costs), (2) such Indebtedness shall not be secured by any asset other than the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property to which such asset is attached and Directly Related Assets and (3) such Indebtedness shall be incurred within 365 days after such acquisition of such asset by the Issuer or such Restricted Subsidiary or such installation, construction or improvement.

“Qualified Equity Interests” means Equity Interests of such Person other than Disqualified Equity Interests; provided, however, that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of any Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Issuer.
“Rating Agency” means each of Standard & Poor’s Ratings Group, Inc. and Moody’s Investors Service, Inc. or, if Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer (as certified by a resolution of the Board of Directors) which shall be substituted for Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. or both, as the case may be.
“redeem” means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and “redemption” shall have a correlative meaning.
“Redesignation” has the meaning given to such term in the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries.”
“Refinancing Indebtedness” means Indebtedness of the Issuer or a Restricted Subsidiary issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used to refund, replace, renew, extend, redeem or refinance in whole or in part, or constituting an amendment to, any Indebtedness of the Issuer or any Restricted Subsidiary existing on the Issue Date or incurred in compliance with the Indenture (the “Refinanced Indebtedness”) in a principal amount not in excess of the principal amount of the Refinanced Indebtedness or, if such Refinancing Indebtedness refinances Indebtedness under a revolving credit facility or other agreement providing a commitment for subsequent borrowings, with a maximum commitment not to exceed the maximum commitment under such revolving credit facility or other agreement (plus, in each case, the amount of any premium paid (including reasonable tender premiums, as determined in good faith by Senior Management of the Issuer), defeasance or discharge costs, accrued and unpaid interest and the amount of expenses incurred by the Issuer or any Restricted Subsidiary in connection with such repayment or amendment); provided that:
(1)    if the Refinanced Indebtedness was subordinated in right of payment to the Notes or the Note Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is expressly subordinated in right of payment to the Notes or the Note Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness and if the Refinanced Indebtedness was pari passu with the Notes or the Note Guarantees, as the case may be, then the Refinancing Indebtedness ranks pari passu with, or is expressly subordinated in right of payment to, the Notes or the Note Guarantees, as the case may be;
(2)     the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Refinanced Indebtedness being repaid or amended (in the event that the maturity date of the Refinanced Indebtedness is earlier than the Notes) or (b) at least 91 days after the maturity date of the Notes (in the event the maturity date of the Refinanced Indebtedness is later than the Notes);
(3)     the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes; and
(4)     Refinancing Indebtedness shall not include Indebtedness of a Non-Guarantor Subsidiary that refinances Indebtedness of the Issuer or a Guarantor.
“Registration Rights Agreement” means (i) each of the Registration Rights Agreements related to the Notes offered hereby dated as of the respective date of issuance of the original notes and the additional notes, among the Issuer, the Guarantors and Credit Suisse Securities (USA) LLC, as the representative of the initial purchasers, as amended or supplemented and (ii) any other registration rights agreement entered into in connection with the issuance of Additional Notes in a private offering by the Issuer after the date of the issuance of the Notes offered hereby.
“Restricted Payment” means any of the following:
(1)     the declaration or payment of any dividend or any other distribution (whether made in cash, securities or other property) on or in respect of Equity Interests of the Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Issuer or any Restricted Subsidiary, including any payment in connection with any merger or consolidation involving the Issuer or any Restricted Subsidiary, but excluding (a) dividends or distributions payable solely in Qualified Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Issuer or to a Restricted Subsidiary and pro rata dividends or distributions payable to minority stockholders of any Restricted Subsidiary;
(2)     the redemption, purchase, retirement, defeasance or other acquisition for value of any Equity Interests of the Issuer or any direct or indirect parent of the Issuer or any Restricted Subsidiary, including any payment in connection with any merger or consolidation involving the Issuer, but excluding any such Equity Interests held by the Issuer or any Restricted Subsidiary;
(3)     any Investment other than a Permitted Investment; or
(4)     any payment on or with respect to, or purchase, repurchase, defeasance, redemption or other acquisition or retirement for value of, any Subordinated Indebtedness of the Issuer or any Guarantor (excluding any intercompany Indebtedness between or among the Issuer and any Guarantor), except (i) a payment of interest or principal at the Stated Maturity thereof or (ii) the purchase, repurchase, defeasance, redemption or other acquisition or retirement of any such Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or payment at the Stated Maturity thereof, in each case due within one year of the date of purchase, repurchase, defeasance, redemption or other acquisition or retirement.
“Restricted Payments Basket” has the meaning given to such term in the first paragraph of the covenant described under “—Certain Covenants—Limitations on Restricted Payments.”
“Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.
“Sale and Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Issuer or a Restricted Subsidiary transfers such property to a Person (other than the Issuer or any of its Restricted Subsidiaries) and the Issuer or a Restricted Subsidiary leases it from such Person.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Exchange Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Senior Management” means the chief executive officer and the chief financial officer of the Issuer.
“Significant Subsidiary” means (1) any Restricted Subsidiary that would be a “significant subsidiary” as defined in Regulation S-X promulgated pursuant to the Securities Act and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (7) under “—Events of Default” has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.
“Stated Maturity” means, with respect to any security, the date specified in the agreement governing or certificate relating to such Indebtedness as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but not including any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.
“Subordinated Indebtedness” means Indebtedness of the Issuer or any Guarantor that is subordinated in right of payment to the Notes or the Note Guarantees, respectively.

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (2) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (1) and (2), at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person. Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Issuer.
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Unrestricted Subsidiary” means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in accordance with the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries” and (2) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct non-callable obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.
“Voting Stock” with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.
“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.
“Wholly-Owned Restricted Subsidiary” means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Issuer or through one or more Wholly-Owned Restricted Subsidiaries.
Book-Entry, Delivery and Form
Except as set forth below, the exchange notes will be issued in registered, global form (the “Global Notes”) in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.
Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive Notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.
In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.
Depository Procedures
The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Issuer and Trustee take no responsibility or liability for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.
DTC has advised the Issuer that it is:
(1) A limited-purpose trust company organized under the laws of the State of New York;
(2) a “banking organization” within the meaning of the New York State Banking Law;
(3) a member of the Federal Reserve System;
(4) a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
(5) a “clearing agency” registered under Section 17A of the Exchange Act.
DTC was created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.
DTC has also advised the Issuer that, pursuant to procedures established by it:
(1)     upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

(2)     ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).
Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
Except as described below, owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “Holders” thereof under the Indenture for any purpose.
So long as DTC’s nominee is the registered owner of the Global Notes, that nominee will be considered the sole owner or Holder of the Notes represented by the Global Notes for all purposes under the Indenture. Except as provided below, owners of beneficial interests in the Global Notes:
(1)     will not be entitled to have Notes represented by the Global Notes registered in their names;
(2)     will not receive or be entitled to receive physical, certificated Notes; and
(3)     will not be considered the owners or Holders of the Notes under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the Indenture.

As a result, each investor who owns a beneficial interest in the Global Notes must rely on the procedures of DTC to exercise any rights of a Holder of Notes under the Indenture (and, if the investor is not a Participant or an Indirect Participant in DTC, on the procedures of the DTC Participant through which the investor owns its interest).
Payments in respect of the principal of, and interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Issuer and the Trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee has or will have any responsibility or liability for:
(1)     any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or
(2)     any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.
DTC has advised the Issuer that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Issuer. Neither the Issuer nor the Trustee will be responsible or liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the Notes, and the Issuer and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
Transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.
DTC has advised the Issuer that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.
Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Issuer, the Trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Exchange of Global Notes for Certificated Notes
A Global Note is exchangeable for Certificated Notes if:
(1)     DTC (a) notifies the Issuer that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Issuer fail to appoint a successor depositary within 90 days;
(2)     the Issuer, at its option, notify the Trustee in writing that they elect to cause the issuance of the Certificated Notes; provided, however that the Issuer understands that under current practices, DTC would notify Participants of the Issuer’s determination but would only withdraw beneficial interests from a Global Note at the request of the Participants or
(3)     there has occurred and is continuing an Event of Default with respect to the Notes.
In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).
Exchange of Certificated Notes for Global Notes
Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture).
Same Day Settlement and Payment
The Issuer will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Issuer will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder’s registered address. The Notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuer expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Issuer that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of the material United States federal income tax considerations relevant to the exchange of the outstanding notes for exchange notes pursuant to the exchange offer, but does not purport to be a complete analysis of all potential tax effects relating thereto. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. The discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), United States Treasury regulations issued thereunder, Internal Revenue Service (“IRS”) rulings and pronouncements, and judicial decisions, all as of the date hereof and all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the notes. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following discussion, and there can be no assurance that the IRS will agree with such statements and conclusions.
This discussion does not address all of the United States federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances or to holders subject to special rules, including, without limitation:

•	banks, insurance companies and other financial institutions;

•	United States expatriates and certain former citizens or long-term residents of the United States;

•	holders subject to the alternative minimum tax;

•	brokers, dealers or traders in securities;

•	partnerships, S corporations or other pass-through entities;

•	real estate investment trusts or regulated investment companies;

•	U.S. persons (as defined in the Code) whose functional currency is not the U.S. dollar;

•	"controlled foreign corporations," "passive foreign investment companies," and corporations that accumulate earnings to avoid U.S. federal income tax;

•	tax-exempt organizations or governmental organizations;

•	persons holding the outstanding or exchange notes as part of a “hedge,” “straddle” or other risk reduction transaction or as part of a conversion transaction or other integrated investment; and

•	persons deemed to sell the notes under the constructive sale provisions of the Code.
THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE EXCHANGE OF THE OUTSTANDING NOTES FOR THE EXCHANGE NOTES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Exchange Pursuant to the Exchange Offer
The exchange of the outstanding notes for the exchange notes in the exchange offer will not be treated as an “exchange” for U.S. federal income tax purposes because the exchange notes will not be considered to differ materially in kind or extent from the outstanding notes. Accordingly, the exchange of outstanding notes for exchange notes will not be a taxable event to holders for U.S. federal income tax purposes. Moreover, the exchange notes will have the same tax attributes as the outstanding notes exchanged therefor, including without limitation, the same issue price, tax basis and holding period.

PLAN OF DISTRIBUTION
Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
For a period of 180 days after the consummation of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders) other than commissions or concessions of any brokers or dealers and will indemnify the holders (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.
LEGAL MATTERS
The validity of the exchange notes and guarantees offered hereby will be passed upon for us by Latham & Watkins LLP, Costa Mesa, California.
INDEPENDENT REGISTERED ACCOUNTING FIRM
The consolidated financial statements of The New Home Company Inc. as of December 31, 2016 and 2015, and for the three year period then ended, included in this prospectus and registration statement, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
EXPERTS
The (1) financial statements of TNHC Newport LLC; (2) financial statements of TNHC Meridian Investors LLC; and (3) financial statements of TNHC-HW Foster City LLC, in each case as of December 31, 2016 and for the three year period then ended, the (4) consolidated financial statements of LR8 Investors, LLC for the year ended December 31, 2014; and (5) consolidated financial statements of Larkspur Land 8 Investors, LLC for the year ended December 31, 2014, all incorporated by reference in this prospectus from The New Home Company Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2016 have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports included therein, and incorporated herein by reference.
WHERE YOU CAN FIND MORE INFORMATION
In connection with the exchange offer, we have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the exchange offer. As permitted by SEC rules, this prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and the exchange notes, we refer you to the registration statement, including its exhibits. With respect to statements in this prospectus about the contents of any contract, agreement or other document, we refer you to the copy of such contract, agreement or other document filed or incorporated by reference as an exhibit to the registration statement, and each such statement is qualified in all respects by reference to the document to which it refers.
Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.
Our website address is www.NWHM.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.
This prospectus incorporates by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offerings under this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 23, 2017.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on April 27, 2017.

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed with the SEC on July 27, 2017.

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 6, 2016.

•
Our Current Reports on Form 8-K filed with the SEC on February 17, 2017, March 6, 2017 (but only with respect to the information filed under Item 8.01), March 10, 2017, March 20, 2017, March 24, 2017, May 1, 2017, May 5, 2017 and May 17, 2017.

•
The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on January 28, 2014, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
The New Home Company Inc.
85 Enterprise, Suite 450
Aliso Viejo, California 92656
(949) 382-7800
Attention: Investor Relations
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

EXPLANATORY NOTE

The Company's audited consolidated financial statements and notes to audited financial statements for the years ended 2016, 2015 and 2014 and the Company's unaudited condensed consolidated financial statements and notes to unaudited condensed consolidated financial statements for the three months ended March 31, 2017 and 2016 are included in this filing and contain supplemental financial information for the guarantors of our 7.25% Senior Notes due 2022. For the six months ended June 30, 2017 and 2016, the supplemental financial information of our guarantors is contained within the notes to the unaudited condensed consolidated financial statements within our most recently filed Form 10-Q for the quarter ended June 30, 2017, and is incorporated herein by reference.

THE NEW HOME COMPANY INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2017	2016
	(Dollars in thousands, except per share amounts)
	(Unaudited)
Assets
Cash and cash equivalents	$110,113	$30,496
Restricted cash	209	585
Contracts and accounts receivable	25,682	27,833
Due from affiliates	456	1,138
Real estate inventories	321,994	286,928
Investment in and advances to unconsolidated joint ventures	54,204	50,857
Other assets	25,107	21,299
Total assets	$537,765	$419,136

Liabilities and equity
Accounts payable	$38,082	$33,094
Accrued expenses and other liabilities	12,439	23,418
Unsecured revolving credit facility	—	118,000
Senior notes, net	241,738	—
Total liabilities	292,259	174,512
Commitments and contingencies (Note 10)
Equity:
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares outstanding	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized, 20,863,399 and 20,712,166, shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	209	207
Additional paid-in capital	197,205	197,161
Retained earnings	48,001	47,155
Total stockholders' equity	245,415	244,523
Noncontrolling interest in subsidiary	91	101
Total equity	245,506	244,624
Total liabilities and equity	$537,765	$419,136
See accompanying notes to the unaudited condensed consolidated financial statements.

THE NEW HOME COMPANY INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2017	2016
	(Dollars in thousands, except per share amounts)
Revenues:
Home sales	$69,406	$42,303
Fee building, including management fees from unconsolidated joint ventures of $1,214 and $2,175, respectively	55,617	42,937
	125,023	85,240
Cost of Sales:
Home sales	60,065	36,670
Fee building	53,926	40,914
	113,991	77,584

Gross Margin:
Home sales	9,341	5,633
Fee building	1,691	2,023
	11,032	7,656

Selling and marketing expenses	(5,001)	(3,476)
General and administrative expenses	(5,090)	(5,175)
Equity in net income (loss) of unconsolidated joint ventures	306	(7)
Other income (expense), net	113	(109)
Income (loss) before income taxes	1,360	(1,111)
(Provision) benefit for income taxes	(524)	242
Net income (loss)	836	(869)
Net loss attributable to noncontrolling interest	10	55
Net income (loss) attributable to The New Home Company Inc.	$846	$(814)

Earnings (loss) per share attributable to The New Home Company Inc.:
Basic	$0.04	$(0.04)
Diluted	$0.04	$(0.04)
Weighted average shares outstanding:
Basic	20,767,464	20,599,014
Diluted	20,899,263	20,599,014
See accompanying notes to the unaudited condensed consolidated financial statements.

THE NEW HOME COMPANY INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF EQUITY

	Stockholders’ Equity					Noncontrolling Interest in Subsidiary	Total Equity
	Number of Shares of Common Stock	Common Stock	Additional Paid-in Capital	Retained Earnings	Total Stockholders’ Equity
	(Dollars in thousands)
Balance at December 31, 2016	20,712,166	$207	$197,161	$47,155	$244,523	$101	$244,624
Net income (loss)				846	846	(10)	836
Stock-based compensation expense			611		611		611
Shares net settled with the Company to satisfy minimum employee personal income tax liabilities resulting from share based compensation plans	(53,613)		(565)		(565)		(565)
Shares issued through stock plans	204,846	2	(2)		—		—
Balance at March 31, 2017	20,863,399	$209	$197,205	$48,001	$245,415	$91	$245,506

See accompanying notes to the unaudited condensed consolidated financial statements.

THE NEW HOME COMPANY INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2017	2016
	(Dollars in thousands)
Operating activities:
Net income (loss)	$836	$(869)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Deferred taxes	(54)	(27)
Amortization of equity based compensation	611	985
Excess income tax provision from stock-based compensation	—	97
Distributions of earnings from unconsolidated joint ventures	1,588	—
Equity in net (income) loss of unconsolidated joint ventures	(306)	7
Deferred profit from unconsolidated joint ventures	148	312
Depreciation	123	125
Abandoned project costs	34	149
Net changes in operating assets and liabilities:
Restricted cash	376	138
Contracts and accounts receivable	2,151	5,875
Due from affiliates	799	53
Real estate inventories	(36,077)	(98,712)
Other assets	(3,669)	(3,616)
Accounts payable	4,988	5,470
Accrued expenses and other liabilities	(10,979)	(10,723)
Due to affiliates	—	(30)
Net cash used in operating activities	(39,431)	(100,766)
Investing activities:
Purchases of property and equipment	(50)	(174)
Contributions and advances to unconsolidated joint ventures	(3,796)	(4,327)
Distributions of capital from unconsolidated joint ventures	24	3,531
Net cash used in investing activities	(3,822)	(970)
Financing activities:
Borrowings from credit facility	72,000	115,000
Repayments of credit facility	(190,000)	—
Proceeds from senior notes	247,402	—
Borrowings from other notes payable	—	339
Repayments of other notes payable	—	(14,822)
Payment of debt issuance costs	(5,967)	—
Minimum tax withholding paid on behalf of employees for stock awards	(565)	(630)
Excess income tax provision from stock-based compensation	—	(97)
Net cash provided by financing activities	122,870	99,790
Net increase (decrease) in cash and cash equivalents	79,617	(1,946)
Cash and cash equivalents – beginning of period	30,496	45,874
Cash and cash equivalents – end of period	$110,113	$43,928
See accompanying notes to the unaudited condensed consolidated financial statements.

THE NEW HOME COMPANY INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.    Organization and Summary of Significant Accounting Policies

Organization

The New Home Company Inc. (the “Company”), a Delaware Corporation, and its subsidiaries are primarily engaged in all aspects of residential real estate development, including acquiring land and designing, constructing and selling homes in California and Arizona.

Basis of Presentation

The unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts have been eliminated upon consolidation.

The accompanying unaudited condensed financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X and should be read in conjunction with the consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. The accompanying unaudited condensed financial statements include all adjustments (consisting of normal recurring entries) necessary for the fair presentation of our results for the interim period presented. Results for the interim period are not necessarily indicative of the results to be expected for the full year.

Unless the context otherwise requires, the terms “we”, “us”, “our” and “the Company” refer to the Company and its wholly owned subsidiaries, on a consolidated basis.

Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the accompanying condensed consolidated financial statements and notes. Accordingly, actual results could differ materially from these estimates.

Reclassifications

Certain items in the prior year condensed consolidated statement of cash flows related to capitalized selling and marketing expenses have been reclassified to conform with current year presentation. Effective July 1, 2016, capitalized selling and marketing costs were reclassified to other assets from real estate inventories. Prior year periods have been reclassified to conform.

Segment Reporting

Accounting Standards Codification (“ASC”) 280, Segment Reporting (“ASC 280”) established standards for the manner in which public enterprises report information about operating segments. In accordance with ASC 280, we have determined that our homebuilding division and our fee building division are our operating segments.

Cash and Cash Equivalents

We define cash and cash equivalents as cash on hand, demand deposits with financial institutions, and short term liquid investments with a maturity date of less than three months from the date of purchase.

Restricted Cash

Restricted cash of $0.2 million and $0.6 million as of March 31, 2017 and December 31, 2016, respectively, is held in accounts for payments of subcontractor costs incurred in connection with various fee building projects.

Real Estate Inventories and Cost of Sales

We capitalize pre-acquisition, land, development and other allocated costs, including interest, property taxes and indirect construction costs. Pre-acquisition costs, including non-refundable land deposits, are expensed to other income (expense), net if we determine continuation of the prospective project is not probable.

THE NEW HOME COMPANY INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Land, development and other common costs are typically allocated to real estate inventories using a methodology that approximates the relative-sales-value method. Home construction costs per production phase are recorded using the specific identification method. Cost of sales for homes closed includes the estimated total construction costs of each home at completion and an allocation of all applicable land acquisition, land development and related common costs (both incurred and estimated to be incurred) based upon the relative-sales-value of the home within each project. Changes in estimated development and common costs are allocated prospectively to remaining homes in the project.

In accordance with Accounting Standards Codification ("ASC") 360, Property, Plant and Equipment (“ASC 360”), inventory is stated at cost, unless the carrying amount is determined not to be recoverable, in which case inventory is written down to its fair value. We review each real estate asset on a periodic basis or whenever indicators of impairment exist. Real estate assets include projects actively selling and projects under development or held for future development. Indicators of impairment include, but are not limited to, significant decreases in local housing market values and selling prices of comparable homes, significant decreases in gross margins or sales absorption rates, costs significantly in excess of budget, and actual or projected cash flow losses.

If there are indicators of impairment, we perform a detailed budget and cash flow review of the applicable real estate inventories to determine whether the estimated remaining undiscounted future cash flows of the project are more or less than the asset’s carrying value. If the undiscounted estimated future cash flows are more than the asset’s carrying value, no impairment adjustment is required. However, if the undiscounted estimated future cash flows are less than the asset’s carrying value, the asset is deemed impaired and is written down to fair value.

When estimating undiscounted estimated future cash flows of a project, we make various assumptions, including: (i) expected sales prices and sales incentives to be offered, including the number of homes available, pricing and incentives being offered by us or other builders in other projects, and future sales price adjustments based on market and economic trends; (ii) expected sales pace and cancellation rates based on local housing market conditions, competition and historical trends; (iii) costs expended to date and expected to be incurred including, but not limited to, land and land development costs, home construction costs, interest costs, indirect construction and overhead costs, and selling and marketing costs; (iv) alternative product offerings that may be offered that could have an impact on sales pace, sales price and/or building costs; and (v) alternative uses for the property.

Many assumptions are interdependent and a change in one may require a corresponding change to other assumptions. For example, increasing or decreasing sales absorption rates has a direct impact on the estimated per unit sales price of a home, the level of time sensitive costs (such as indirect construction, overhead and carrying costs), and selling and marketing costs (such as model maintenance costs and advertising costs). Depending on the underlying objective of the project, assumptions could have a significant impact on the projected cash flow analysis. For example, if our objective is to preserve operating margins, our cash flow analysis will be different than if the objective is to increase the velocity of sales. These objectives may vary significantly from project to project and over time.

If real estate assets are considered impaired, the impairment adjustments are calculated by determining the amount the asset's carrying value exceeds its fair value. We calculate the fair value of real estate projects using a land residual value analysis or a discounted cash flow analysis. Under the land residual value analysis, we estimate what a willing buyer would pay and what a willing seller would sell a parcel of land for (other than in a forced liquidation) in order to generate a market rate operating margin and return. Under the discounted cash flow method, the fair value is determined by calculating the present value of future cash flows using a risk adjusted discount rate. Critical assumptions that are included as part of these analyses include estimating future housing revenues, sales absorption rates, land development, construction and related carrying costs (including future capitalized interest), and all direct selling and marketing costs. This evaluation and the assumptions used by management to determine future estimated cash flows and fair value require a substantial degree of judgment, especially with respect to real estate projects that have a substantial amount of development to be completed, have not started selling or are in the early stages of sales, or are longer in duration. Actual revenues, costs and time to complete and sell a community could vary from these estimates which could impact the calculation of fair value of the asset and the corresponding amount of impairment that is recorded in our results of operations.

THE NEW HOME COMPANY INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Capitalization of Interest

We follow the practice of capitalizing interest to real estate inventories during the period of development and to investments in unconsolidated joint ventures, when applicable, in accordance with ASC 835, Interest (“ASC 835”). Interest capitalized as a cost component of real estate inventories is included in cost of home sales as related homes or lots are sold. To the extent interest is capitalized to investment in unconsolidated joint ventures, it is included as a reduction of income from unconsolidated joint ventures when the related homes or lots are sold to third parties. To the extent our debt exceeds our qualified assets as defined in ASC 835, we expense a portion of the interest incurred by us. Qualified assets represent projects that are actively selling or under development as well as investments in unconsolidated joint ventures accounted for under the equity method until such equity investees begin their principal operations.

Revenue Recognition

Home Sales and Profit Recognition

In accordance with ASC 360, revenue from home sales and other real estate sales are recorded and a profit is recognized when the respective homes are closed under the full accrual method. Home sales and other real estate sales are closed when all conditions of escrow are met, including delivery of the home or other real estate asset, title passes, appropriate consideration is received and collection of associated receivables, if any, is reasonably assured. Sales incentives are a reduction of revenues when the respective home is closed. When it is determined that the earnings process is not complete, the sale and related profit are deferred for recognition in future periods. The profit we record is based on the calculation of cost of sales, which is dependent on our allocation of costs, as described in more detail above in the section entitled “Real Estate Inventories and Cost of Sales.”

Fee Building

The Company enters into fee building agreements to provide services whereby it builds homes on behalf of independent third-party property owners. The independent third-party property owner funds all project costs incurred by the Company to build and sell the homes. The Company primarily enters into cost plus fee contracts where it charges independent third-party property owners for all direct and indirect costs plus a negotiated management fee. For these types of contracts, the Company recognizes revenue based on the actual total costs it has expended plus the applicable management fee. The management fee is typically a fixed fee based on a percentage of the cost or home sales revenue of the project depending on the terms of the agreement with the independent third-party property owner. In accordance with ASC 605, Revenue Recognition (“ASC 605”), revenues from fee building services are recognized using a cost-to-cost approach in applying the percentage-of-completion method. Under this approach, revenue is earned in proportion to total costs incurred, divided by total costs expected to be incurred. The total estimated cost plus the management fee represents the total contract value. The Company recognizes revenue based on the actual labor and other direct costs incurred, plus the portion of the management fee it has earned to date. In the course of providing its services, the Company routinely subcontracts for services and incurs other direct costs on behalf of the property owners. These costs are passed through to the property owners and, in accordance with industry practice and GAAP, are included in the Company’s revenue and cost of revenue. The Company recognizes revenue for any incentive compensation when such financial thresholds are probable of being met and such compensation is deemed to be collectible, generally at the date the amount is communicated to us by the independent third-party property owner.

The Company also enters into fee building and management contracts with third parties and its unconsolidated joint ventures where it provides construction supervision services, as well as sales and marketing services, and does not bear financial risks for any services provided. In accordance with ASC 605, revenues from these services are recognized over a proportional performance method or completed performance method. Under ASC 605, revenue is earned as services are provided in proportion to total services expected to be provided to the customer or on a straight line basis if the pattern of performance cannot be determined. Costs are recognized as incurred. Revenue recognition for any portion of the fees earned from these services that are contingent upon a financial threshold or specific event is deferred until the threshold is achieved or the event occurs.

The Company’s fee building revenues have historically been concentrated with a small number of customers. For the three months ended March 31, 2017 and 2016, one customer comprised 98% and 95% of fee building revenue, respectively. The balance of the fee building revenues represented management fees earned from unconsolidated joint ventures. As of March 31, 2017 and December 31, 2016, one customer comprised 81% and 87% of contracts and accounts receivable, respectively.

THE NEW HOME COMPANY INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Variable Interest Entities

The Company accounts for variable interest entities in accordance with ASC 810, Consolidation (“ASC 810”). Under ASC 810, a variable interest entity (“VIE”) is created when: (a) the equity investment at risk in the entity is not sufficient to permit the entity to finance its activities without additional subordinated financial support provided by other parties, including the equity holders; (b) the entity’s equity holders as a group either (i) lack the direct or indirect ability to make decisions about the entity, (ii) are not obligated to absorb expected losses of the entity or (iii) do not have the right to receive expected residual returns of the entity; or (c) the entity’s equity holders have voting rights that are not proportionate to their economic interests, and the activities of the entity involve or are conducted on behalf of the equity holder with disproportionately few voting rights.

Once we consider the sufficiency of equity and voting rights of each legal entity, we then evaluate the characteristics of the equity holders' interests, as a group, to see if they qualify as controlling financial interests. Our real estate joint ventures consist of limited partnerships of limited liability companies. For entities structured as limited partnerships or limited liability companies, our evaluation of whether the equity holders (equity partners other than us in each our our joint ventures) lack the characteristics of a controlling financial interest includes the evaluation of whether the limited partners or non-managing members (the noncontrolling equity holders) lack both substantive participating rights and substantive kick-out rights, defined as follows:

•
Participating rights - provide the noncontrolling equity holders the ability to direct significant financial and operational decision made in the ordinary course of business that most significantly influence the entity's economic performance.

•	Kick-out rights - allow the noncontrolling equity holders to remove the general partner or managing member without cause.

If we conclude that any of the three characteristics of a VIE are met, including if equity holders lack the characteristics of a controlling financial interest because they lack both substantive participating rights and substantive kick-out rights, we conclude that the entity is a VIE and evaluate it for consolidation under the variable interest model.

If an entity is deemed to be a VIE pursuant to ASC 810, the enterprise that has both (i) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and (ii) the obligation to absorb the expected losses of the entity or right to receive benefits from the entity that could be potentially significant to the VIE is considered the primary beneficiary and must consolidate the VIE.

Under ASC 810, a non-refundable deposit paid to an entity may be deemed to be a variable interest that will absorb some or all of the entity’s expected losses if they occur. Our land purchase and lot option deposits generally represent our maximum exposure to the land seller if we elect not to purchase the optioned property. In some instances, we may also expend funds for due diligence, development and construction activities with respect to optioned land prior to takedown. Such costs are classified as real estate inventories, which we would have to write off should we not exercise the option. Therefore, whenever we enter into a land option or purchase contract with an entity and make a non-refundable deposit, a VIE may have been created.

As of March 31, 2017 and December 31, 2016, the Company was not required to consolidate any VIEs. In accordance with ASC 810, we perform ongoing reassessments of whether we are the primary beneficiary of a VIE.

Noncontrolling Interest

During 2013, the Company entered into a joint venture agreement with a third-party property owner. In accordance with ASC 810, the Company analyzed this arrangement and determined that it was not a VIE; however, the Company determined it was required to consolidate the joint venture as the Company has a controlling financial interest with the powers to direct the major decisions of the entity.  As of March 31, 2017 and December 31, 2016, the third-party investor had an equity balance of $0.1 million and $0.1 million, respectively.

Investments in and Advances to Unconsolidated Joint Ventures

We use the equity method to account for investments in homebuilding and land development joint ventures that qualify as VIEs where we are not the primary beneficiary and other entities that we do not control but have the ability to exercise

THE NEW HOME COMPANY INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

significant influence over the operating and financial policies of the investee. The Company also uses the equity method when we function as the managing member or general partner and our venture partner has substantive participating rights or where we can be replaced by our venture partner as managing member without cause.

As of March 31, 2017, the Company concluded that none of its joint ventures were VIEs and accounted for these entities under the equity method of accounting.

Under the equity method, we recognize our proportionate share of earnings and losses generated by the joint venture upon the delivery of lots or homes to third parties. Our proportionate share of intra-entity profits and losses are eliminated until the related asset has been sold by the unconsolidated joint venture to third parties. We classify cash distributions received from equity method investees using the cumulative earnings approach consistent with ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments ("ASU 2016-15"). Under the cumulative earnings approach, distributions received are considered returns on investment and shall be classified as cash inflows from operating activities unless the cumulative distributions received exceed cumulative equity in earnings. When such an excess occurs, the current-period distribution up to this excess is considered a return of investment and shall be classified as cash inflows from investing activities. Our ownership interests in our unconsolidated joint ventures vary, but are generally less than or equal to 35%. The accounting policies of our joint ventures are consistent with those of the Company.

We review real estate inventory held by our unconsolidated joint ventures for impairment, consistent with our real estate inventories. We also review our investments in and advances to unconsolidated joint ventures for evidence of other-than-temporary declines in value. To the extent we deem any portion of our investment in and advances to unconsolidated joint ventures as not recoverable, we impair our investment accordingly. For the three months ended March 31, 2017 and 2016, no impairments related to investment in and advances to unconsolidated joint ventures were recorded.

Selling and Marketing Expense

Selling and marketing costs incurred to sell real estate projects are capitalized to other assets in the accompanying condensed consolidated balance sheets if they are reasonably expected to be recovered from the sale of the project or from incidental operations, and are incurred for tangible assets that are used directly through the selling period to aid in the sale of the project or services that have been performed to obtain regulatory approval of sales. These capitalizable selling and marketing costs include, but are not limited to, model home design, model home decor and landscaping, and sales office/design studio setup. All other selling and marketing costs, such as commissions and advertising, are expensed in the period incurred and included in selling and marketing expense in the accompanying condensed consolidated statements of operations.

Warranty Accrual

We offer warranties on our homes that generally cover various defects in workmanship or materials, or structural construction defects for one year. Estimated future direct warranty costs are accrued and charged to cost of sales in the period when the related homebuilding revenues are recognized. Amounts are accrued based upon the Company’s historical rates. In addition, the Company has received warranty payments from third-party property owners for certain of its fee building projects that have since closed-out where the Company has the contractual risk of construction. These payments are recorded as warranty accruals. We assess the adequacy of our warranty accrual on a quarterly basis and adjust the amounts recorded if necessary. Our warranty accrual is included in accrued expenses and other liabilities in the accompanying condensed consolidated balance sheets and adjustments to our warranty accrual are recorded through cost of sales.

Contracts and Accounts Receivable

Contracts and accounts receivable primarily represent the fees earned, but not collected, and reimbursable project costs incurred in connection with fee building agreements. The Company periodically evaluates the collectability of its contracts receivable, and, if it is determined that a receivable might not be fully collectible, an allowance is recorded for the amount deemed uncollectible. This allowance for doubtful accounts is estimated based on management’s evaluation of the contracts involved and the financial condition of its customers. Factors considered in such evaluations include, but are not limited to: (i) customer type; (ii) historical contract performance; (iii) historical collection and delinquency trends; (iv) customer credit worthiness; and (v) general economic conditions. In addition to contracts receivable, escrow receivables are included in contracts and accounts receivable in the accompanying condensed consolidated balance sheets. As of March 31, 2017 and December 31, 2016, no allowance was recorded related to contracts and accounts receivable.

THE NEW HOME COMPANY INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Property and Equipment

Property and equipment are recorded at cost and included in other assets in the accompanying condensed consolidated balance sheets and depreciated using the straight-line method over their estimated useful lives ranging from three to five years. Leasehold improvements are stated at cost and are amortized using the straight-line method over the shorter of either their estimated useful lives or the term of the lease.

Income Taxes

Income taxes are accounted for in accordance with ASC 740, Income Taxes (“ASC 740”). The consolidated provision for, or benefit from, income taxes is calculated using the asset and liability method, under which deferred tax assets and liabilities are recorded based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.
Deferred tax assets are evaluated on a quarterly basis to determine if adjustments to the valuation allowance are required. In accordance with ASC 740, we assess whether a valuation allowance should be established based on the consideration of all available evidence using a “more likely than not” standard with respect to whether deferred tax assets will be realized. The ultimate realization of deferred tax assets depends primarily on the generation of future taxable income during the periods in which the differences become deductible. The value of our deferred tax assets will depend on applicable income tax rates. Judgment is required in determining the future tax consequences of events that have been recognized in our consolidated financial statements and/or tax returns. Differences between anticipated and actual outcomes of these future tax consequences could have a material impact on our consolidated financial statements.
ASC 740 defines the methodology for recognizing the benefits of uncertain tax return positions as well as guidance regarding the measurement of the resulting tax benefits.  These provisions require an enterprise to recognize the financial statement effects of a tax position when it is more likely than not (defined as a likelihood of more than 50%), based on the technical merits, that the position will be sustained upon examination.  In addition, these provisions provide guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.  The evaluation of whether a tax position meets the more-likely-than-not recognition threshold requires a substantial degree of judgment by management based on the individual facts and circumstances.

Stock-Based Compensation

We account for share-based awards in accordance with ASC 718, Compensation – Stock Compensation (“ASC 718”) and ASC 505-50, Equity – Equity Based Payments to Non-Employees (“ASC 505-50”).

ASC 718 requires that the cost resulting from all share-based payment transactions be recognized in a company's financial statements. ASC 718 requires all entities to apply a fair-value-based measurement method in accounting for share-based payment transactions with employees except for equity instruments held by employee share ownership plans.

On June 26, 2015, the Company entered into an agreement that transitioned Joseph Davis' role within the Company from Chief Investment Officer to a non-employee consultant to the Company. On February 16, 2017, the Company entered into an agreement that transitioned Wayne Stelmar's role within the Company from Chief Investment Officer to a non-employee consultant and non-employee director. Per the agreements, Mr. Davis' and Mr. Stelmar's outstanding equity awards will continue to vest in accordance with their original terms. Under ASC 505-50, if an employee becomes a non-employee and continues to vest in an award pursuant to the award's original terms, that award will be treated as an award to a non-employee prospectively, provided the individual is required to continue providing services to the employer (such as consulting services). Based on the terms and conditions of both Mr. Davis' and Mr. Stelmar's consulting agreements noted above, we account for their share-based awards in accordance with ASC 505-50.

ASC 505-50 requires that these awards be accounted for prospectively, such that the fair value of the awards will be re-measured at each reporting date until the earlier of (a) the performance commitment date or (b) the date the services required under the transition agreement with Mr. Davis or Mr. Stelmar have been completed. ASC 505-50 requires that compensation cost ultimately recognized in the Company's financial statements be the sum of (a) the compensation cost recognized during the period of time the individual was an employee (based on the grant-date fair value) plus (b) the fair value of the award determined on the measurement date determined in accordance with ASC 505-50 for the pro-rata portion of the vesting period in which the individual was a non-employee. Mr. Davis' outstanding awards fully vested during January 2017 and were fully expensed.

THE NEW HOME COMPANY INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Beginning January 1, 2017, the Company adopted ASU No. 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”). ASU 2016-09 simplifies several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. The adoption of ASU 2016-09 had no effect on beginning retained earnings or any other components of equity or net assets. The Company has elected to apply the amendments in ASC 2016-09 related to the presentation of excess income tax provisions on the statement of cash flows using a prospective transition method resulting in no adjustment to the classification of the prior year excess income tax provision from stock-based compensation in the accompanying condensed consolidated statement of cash flows.

Recently Issued Accounting Standards

The Company qualifies as an “emerging growth company” pursuant to the provisions of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Section 102 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, for complying with new or revised accounting standards. As previously disclosed, the Company has chosen, irrevocably, to “opt out” of such extended transition period, and as a result, will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies.

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which supersedes existing accounting literature relating to how and when a company recognizes revenue. Under ASU 2014-09, a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods and services. In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which delayed the effective date of ASU 2014-09 by one year. As a public company, ASU 2014-09 is effective for our interim and annual reporting periods beginning after December 15, 2017, and at that time, we expect to adopt the new standard under the modified retrospective approach. We do not believe the adoption of ASU 2014-09 will have a material impact on the amount or timing of our homebuilding revenues. Although we are still evaluating the accounting for marketing costs under the new standard, there is a possibility that the adoption of ASU 2014-09 will impact the timing of recognition and classification in our consolidated financial statements of certain capitalized selling and marketing costs we incur to obtain sales contracts from our customers. Currently, these selling and marketing costs are capitalized to other assets and amortized to selling and marketing expenses as homes are delivered. Under the new guidance, some of these costs may need to be expensed immediately. We are continuing to evaluate the impact the adoption may have on other aspects of our business and on our consolidated financial statements and disclosures.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”). ASU 2016-02 will require organizations that lease assets (referred to as “lessees”) to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. Under ASU 2016-02, a lessee will be required to recognize assets and liabilities for leases with lease terms of more than 12 months. Lessor accounting remains substantially similar to current GAAP. In addition, disclosures of leasing activities are to be expanded to include qualitative along with specific quantitative information. ASU 2016-02 is effective for interim and annual reporting periods beginning after December 15, 2018. ASU 2016-02 mandates a modified retrospective transition method. This guidance is not expected to have a material impact on our consolidated financial statements.

In August 2016, the FASB issued ASU 2016-15. ASU 2016-15 provides guidance on how certain cash receipts and cash payments are to be presented and classified in the statement of cash flows.  ASU 2016-15 is effective for interim and annual reporting periods beginning after December 15, 2017, and early adoption is permitted.  We do not expect the adoption of ASU 2016-15 to have a material effect on our consolidated financial statements and disclosures.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash ("ASU 2016-18"). ASU 2016-16 requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. ASU 2016-18 is effective for interim and annual reporting periods beginning after December 15, 2017. Early adoption is permitted. The guidance is not expected to have a material impact on our consolidated financial statements.

THE NEW HOME COMPANY INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805), Clarifying the Definition of a Business ("ASU 2017-01"). ASU 2017-01 clarifies the definition of a business with the objective of addressing whether transactions involving in-substance nonfinancial assets, held directly or in a subsidiary, should be accounted for as acquisitions or disposals of nonfinancial assets or of businesses. ASU 2017-01 is effective for interim and annual reporting periods beginning after December 15, 2017. Early adoption is permitted for transactions, including acquisitions or dispositions, which occurred before the issuance date or effective date of the standard if the transactions were not reported in financial statements that have been issued or made available for issuance. The adoption of ASU 2017-01 is not expected to have a material effect on the Company’s consolidated financial statements.

2.    Computation of Earnings (Loss) Per Share
The following table sets forth the components used in the computation of basic and diluted earnings (loss) per share for the three months ended March 31, 2017 and 2016:

	Three Months Ended March 31,
	2017	2016
	(Dollars in thousands, except per share amounts)
Numerator:
Net income (loss) attributable to The New Home Company Inc.	$846	$(814)

Denominator:
Basic weighted-average shares outstanding	20,767,464	20,599,014
Effect of dilutive shares:
Stock options and unvested restricted stock units	131,799	—
Diluted weighted-average shares outstanding	20,899,263	20,599,014

Basic earnings (loss) per share attributable to The New Home Company Inc.	$0.04	$(0.04)
Diluted earnings (loss) per share attributable to The New Home Company Inc.	$0.04	$(0.04)

Antidilutive stock options and unvested restricted stock units not included in diluted earnings (loss) per share	846,018	1,214,427

THE NEW HOME COMPANY INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3.    Contracts and Accounts Receivable
Contracts and accounts receivable consist of the following:

	March 31,	December 31,
	2017	2016
	(Dollars in thousands)
Contracts receivable:
Costs incurred on fee building projects	$53,926	$178,103
Estimated earnings	1,691	8,404
	55,617	186,507
Less: amounts collected during the period	(34,730)	(162,203)
Contracts receivable	$20,887	$24,304

Contracts receivable:
Billed	$—	$—
Unbilled	20,887	24,304
	20,887	24,304
Accounts receivable:
Escrow receivables	4,795	3,385
Other receivables	—	144
Contracts and accounts receivable	$25,682	$27,833
Billed contracts receivable represent amounts billed to customers that have yet to be collected. Unbilled contracts receivable represents the contract revenue recognized but not yet billable pursuant to contract terms or administratively not invoiced. All unbilled receivables as of March 31, 2017 and December 31, 2016 are expected to be billed and collected within 30 days. Accounts payable at March 31, 2017 and December 31, 2016 includes $18.9 million and $22.8 million, respectively, related to costs incurred under the Company’s fee building contracts.

4.    Real Estate Inventories and Capitalized Interest
Real estate inventories are summarized as follows:

	March 31,	December 31,
	2017	2016
	(Dollars in thousands)
Deposits and pre-acquisition costs	$42,492	$38,723
Land held and land under development	87,078	98,596
Homes completed or under construction	150,141	93,628
Model homes	42,283	55,981
	$321,994	$286,928

All of our deposits and pre-acquisition costs are non-refundable, except for refundable deposits of $0.4 million and $4.1 million as of March 31, 2017 and December 31, 2016, respectively.
Land held and land under development includes costs incurred during site development such as land, development, indirects, and permits. Homes completed or under construction and model homes (except for capitalized selling and marketing costs, which are classified in other assets) include all costs associated with home construction, including land, development, indirects, permits, materials and labor.
In accordance with Accounting Standards Codification ("ASC") 360, Property, Plant and Equipment (“ASC 360”), inventory is stated at cost, unless the carrying amount is determined not to be recoverable, in which case inventory is written down to its fair value. We review each real estate asset at the community-level on a quarterly basis or whenever indicators of

THE NEW HOME COMPANY INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

impairment exist. For the three months ended March 31, 2017 and 2016, 26 and 19 projects, respectively, were subject to periodic impairment review, and the Company recognized no real estate-related impairments for either period.
Interest is capitalized to inventory during development and other qualifying activities. Interest capitalized as a cost of inventory is included in cost of sales as related homes are closed. Interest capitalized to investment in unconsolidated joint ventures is amortized to equity in net income (loss) of unconsolidated joint ventures as related joint venture homes or lots close. For the three months ended March 31, 2017 and 2016 interest incurred, capitalized and expensed was as follows:

	Three Months Ended March 31,
	2017	2016
	(Dollars in thousands)
Interest incurred	$2,036	$1,281
Interest capitalized to inventory	(1,872)	(1,281)
Interest capitalized to investments in unconsolidated joint ventures	(164)	—
Interest expensed	$—	$—

Capitalized interest in beginning inventory	$6,342	$4,190
Interest capitalized as a cost of inventory	1,872	1,281
Previously capitalized interest included in cost of sales	(1,551)	(648)
Capitalized interest in ending inventory	6,663	4,823

Capitalized interest in beginning investment in unconsolidated joint ventures	—	—
Interest capitalized to investments in unconsolidated joint ventures	164	—
Previously capitalized interest included in equity in net income (loss) of unconsolidated joint ventures	—	—
Capitalized interest in ending investments in unconsolidated joint ventures	164	—
Total capitalized interest in ending inventory and investments in unconsolidated joint ventures	$6,827	$4,823

Capitalized interest as a percentage of inventory	2.1%	1.5%
Interest included in cost of sales as a percentage of home sales revenue	2.2%	1.5%

Capitalized interest as a percentage of investments in and advances to unconsolidated joint ventures	0.3%	—%

THE NEW HOME COMPANY INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

5.    Investments in and Advances to Unconsolidated Joint Ventures

As of March 31, 2017 and December 31, 2016, the Company had ownership interests in 13 unconsolidated joint ventures with ownership percentages that generally range from 5% to 35%. The condensed combined balance sheets for our unconsolidated joint ventures accounted for under the equity method are as follows:

	March 31,	December 31,
	2017	2016
	(Dollars in thousands)
Cash and cash equivalents	$41,314	$33,683
Restricted cash	6,072	8,374
Real estate inventories	403,651	386,487
Other assets	2,079	1,664
Total assets	$453,116	$430,208

Accounts payable and accrued liabilities	$33,275	$28,706
Notes payable	108,829	97,664
Total liabilities	142,104	126,370
The New Home Company's equity	48,090	46,857
Other partners' equity	262,922	256,981
Total equity	311,012	303,838
Total liabilities and equity	$453,116	$430,208
Debt-to-capitalization ratio	25.9%	24.3%
Debt-to-equity ratio	35.0%	32.1%

As of March 31, 2017 and December 31, 2016, the Company had advances outstanding of approximately $6.0 million and $4.0 million, respectively, to these unconsolidated joint ventures, which were included in the notes payable balances of the unconsolidated joint ventures in the table above. The advances relate to an unsecured promissory note entered into on October 31, 2016 and amended on February 3, 2017 with Encore McKinley Village LLC ("Encore McKinley"), an unconsolidated joint venture of the Company. The note bears interest at 10% per annum and matures on October 31, 2017, with the right to extend to October 31, 2018.

The condensed combined statements of operations for our unconsolidated joint ventures accounted for under the equity method are as follows:

	Three Months Ended March 31,
	2017	2016
	(Dollars in thousands)
Revenues	$26,620	$41,957
Cost of sales and expenses	27,484	39,816
Net income (loss) of unconsolidated joint ventures	$(864)	$2,141
Equity in net income (loss) of unconsolidated joint ventures reflected in the accompanying consolidated statements of operations	$306	$(7)

For the three months ended March 31, 2017 and 2016, the Company earned $1.2 million, and $2.2 million, respectively, in management fees from its unconsolidated joint ventures. For additional detail regarding management fees, please see Note 11 to the unaudited condensed consolidated financial statements.

THE NEW HOME COMPANY INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

6.    Other Assets
Other assets consist of the following:

	March 31,	December 31,
	2017	2016
	(Dollars in thousands)
Capitalized selling and marketing costs(1)	$12,639	$10,101
Deferred tax asset, net	8,488	8,434
Property and equipment, net of accumulated depreciation	784	857
Prepaid income taxes	375	—
Prepaid expenses	2,821	1,907
	$25,107	$21,299

(1)    The Company amortized $1.1 million and $0.8 million of capitalized selling and marketing project costs to selling and marketing expenses during the three months ended March 31, 2017 and 2016, respectively.

7.    Accrued Expenses and Other Liabilities
Accrued expenses and other liabilities consist of the following:

	March 31,	December 31,
	2017	2016
	(Dollars in thousands)
Warranty accrual	$5,001	$4,931
Accrued compensation and benefits	2,979	6,786
Accrued interest	1,036	648
Completion reserve	493	1,355
Income taxes payable	—	7,147
Deferred profit from unconsolidated joint ventures	809	957
Other accrued expenses	2,121	1,594
	$12,439	$23,418

THE NEW HOME COMPANY INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Changes in our warranty accrual are detailed in the table set forth below:

	Three Months Ended March 31,
	2017	2016
	(Dollars in thousands)
Beginning warranty accrual for homebuilding projects	$4,608	$3,846
Warranty provision for homebuilding projects	271	312
Warranty payments for homebuilding projects	(201)	(101)
Ending warranty accrual for homebuilding projects	4,678	4,057

Beginning warranty accrual for fee building projects	323	335
Warranty provision for fee building projects	—	—
Warranty efforts for fee building projects	—	(3)
Ending warranty accrual for fee building projects	323	332
Total ending warranty accrual	$5,001	$4,389

8.    Senior Notes and Unsecured Revolving Credit Facility
Notes payable consisted of the following:

	March 31,	December 31,
	2017	2016
	(Dollars in thousands)
7.25% Senior Notes due 2022, net	$241,738	$—
Senior unsecured revolving credit facility	—	118,000
Total Notes Payable	$241,738	$118,000

The carrying amount of our senior notes listed above is net of the unamortized discount of $2.6 million and $5.7 million of debt issuance costs that are amortized to interest costs over the respective terms of the notes.

On March 17, 2017, the Company completed the sale of $250 million in aggregate principal amount of 7.25% Senior Notes due 2022 (the "Notes"), in a private placement. The Notes were issued at an offering price of 98.961% of their face amount, which represents a yield to maturity of 7.50%. Net proceeds from the offering were used to repay all borrowings outstanding under the Company’s senior unsecured revolving credit facility with the remainder to be used for general corporate purposes. Interest on the Notes will be paid semiannually in arrears on April 1 and October 1, commencing October 1, 2017. The Notes will mature on April 1, 2022.

The Notes are general senior unsecured obligations that rank equally in right of payment to all existing and future senior indebtedness, including borrowings under the Company's senior unsecured revolving credit facility. These senior notes contain certain restrictive covenants, including a limitation on additional indebtedness and a limitation on restricted payments. Restricted payments include, among other things, dividends, investments in unconsolidated entities, and stock repurchases. Under the limitation on additional indebtedness, we are permitted to incur specified categories of indebtedness but are prohibited, aside from those exceptions, from incurring further indebtedness if we do not satisfy either a leverage condition or an interest coverage condition. Exceptions to the limitation include, among other things, borrowings of up to $260 million under existing or future bank credit facilities, non-recourse indebtedness, and indebtedness incurred for the purpose of refinancing or repaying certain existing indebtedness. Under the limitation on restricted payments, we are also prohibited from making restricted payments, aside from certain exceptions, if we do not satisfy either condition. In addition, the amount of restricted payments that we can make is subject to an overall basket limitation, which builds based on, among other things, 50% of consolidated net income from January 1, 2017 and 100% of the net cash proceeds from qualified equity offerings. Exceptions to the foregoing limitations on our ability to make restricted payments include, among other things, investments in joint ventures and other investments up to 15% of our consolidated tangible net assets and a general basket of

THE NEW HOME COMPANY INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

$15,000,000. The Notes are guaranteed, on an unsecured basis, jointly and severally, by all of the Company's wholly owned subsidiaries.

The Company's unsecured revolving credit facility ("Credit Facility") is with a bank group with a total commitment of $260 million and an accordion feature that allows borrowings thereunder to be increased up to an aggregate of $350 million, subject to certain conditions, including the availability of bank commitments, and a maturity date of April 30, 2019. As of March 31, 2017, we had no outstanding borrowings under the credit facility. We may repay advances at any time without premium or penalty. Interest is payable monthly and is charged at a rate of 1-month LIBOR plus a margin ranging from 2.25% to 3.00% depending on the Company’s leverage ratio as calculated at the end of each fiscal quarter. As of March 31, 2017, the interest rate under the Credit Facility was 3.73%. Pursuant to the Credit Facility, the Company is required to maintain certain financial covenants as defined in the Credit Facility, including (i) a minimum tangible net worth; (ii) maximum leverage ratios; (iii) a minimum liquidity covenant; and (iv) a minimum fixed charge coverage ratio based on EBITDA (as detailed in the Credit Facility) to interest incurred. As of March 31, 2017, the Company was in compliance with all financial covenants.

9.    Fair Value Disclosures
ASC 820, Fair Value Measurements and Disclosures, defines fair value as the price that would be received for selling an asset or paid to transfer a liability in an orderly transaction between market participants at a measurement date and requires assets and liabilities carried at fair value to be classified and disclosed in the following three categories:

•	Level 1 – Quoted prices for identical instruments in active markets
•
Level 2 – Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are inactive; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets at measurement date

•	Level 3 – Valuations derived from techniques where one or more significant inputs or significant value drivers are unobservable in active markets at measurement date

Fair Value of Financial Instruments

The following table presents an estimated fair value of the Company's senior notes measured on a recurring basis. The estimated value is based on Level 2 inputs, which primarily reflect estimated prices for our Notes obtained from outside pricing sources.

	March 31, 2017		December 31, 2016
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(dollars in thousands)
7.25% Senior Notes due 2022, net (1)	$241,738	$251,875	$—	$—

(1) The carrying value for the Senior Notes, as presented, is net of the unamortized discount of $2.6 million and $5.7 million of debt issuance costs. The unamortized discount and debt issuance costs are not factored into the estimated fair value.
The Company determined that the fair value estimate of its unsecured revolving credit facility is classified as Level 3 within the fair value hierarchy. The Company had no outstanding balance on the revolving credit facility at March 31, 2017, and the estimated fair value of the outstanding revolving credit facility balance at December 31, 2016 approximated the carrying value due to the short-term nature of LIBOR contracts.
The Company considers the carrying value of cash and cash equivalents, restricted cash, contracts and accounts receivable, accounts payable, and accrued expenses and other liabilities to approximate the fair value of these financial instruments based on the short duration between origination of the instruments and their expected realization. The fair value of amounts due from affiliates is not determinable due to the related party nature of such amounts.

10.    Commitments and Contingencies
The Company is a defendant in various lawsuits related to its normal course of business. We record a reserve for potential legal claims and regulatory matters when they are probable of occurring and a potential loss is reasonably estimable.

THE NEW HOME COMPANY INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

We accrue for these matters based on facts and circumstances specific to each matter and revise these estimates when necessary.
In view of the inherent difficulty of predicting outcomes of legal claims and related contingencies, we generally cannot predict their ultimate resolution, related timing or eventual loss. If our evaluations indicate loss contingencies that could be material are not probable, but are reasonably possible, we will disclose their nature with an estimate of possible range of losses or a statement that such loss is not reasonably estimable. As of March 31, 2017 and December 31, 2016, the Company did not have any accruals for asserted or unasserted matters.
As an owner and developer of real estate, the Company is subject to various environmental laws of federal, state and local governments. The Company is not aware of any environmental liability that could have a material adverse effect on its financial condition or results of operations. However, changes in applicable environmental laws and regulations, the uses and conditions of real estate in the vicinity of the Company’s real estate and other environmental conditions of which the Company is unaware with respect to the real estate could result in future environmental liabilities.
The Company has provided credit enhancements in connection with joint venture borrowings in the form of LTV maintenance agreements in order to secure the joint venture's performance under the loans and maintenance of certain LTV ratios. The Company has also entered into agreements with its partners in each of the unconsolidated joint ventures whereby the Company and its partners are apportioned liability under the LTV maintenance agreements according to their respective capital interest. In addition, the agreements provide the Company, to the extent its partner has an unpaid liability under such credit enhancements, the right to receive distributions from the unconsolidated joint venture that would otherwise be made to the partner. However, there is no guarantee that such distributions will be made or will be sufficient to cover the share of the liability apportioned to us. The loans underlying the LTV maintenance agreements comprise acquisition and development loans, construction revolvers and model home loans, and the agreements remain in force until the loans are satisfied. Due to the nature of the loans, the outstanding balance at any given time is subject to a number of factors including the status of site improvements, the mix of horizontal and vertical development underway, the timing of phase build outs, and the period necessary to complete the escrow process for homebuyers. As of March 31, 2017 and December 31, 2016, $60.7 million and $56.0 million, respectively, was outstanding under loans that are credit enhanced by the Company through LTV maintenance agreements. Under the terms of the joint venture agreements, the Company's proportionate share of LTV maintenance agreement liabilities was $9.4 million and $8.6 million, respectively, as of March 31, 2017 and December 31, 2016. In addition, the Company has provided completion agreements regarding specific performance for certain projects whereby the Company is required to complete the given project with funds provided by the beneficiary of the agreement. If there are not adequate funds available under the specific project loans, the Company would then be subject to financial liability under such completion agreements. Typically, under such terms of the joint venture agreements, the Company has the right to apportion the respective share of any costs funded under such completion agreements to its partners. However, there is no guarantee that we will be able to recover against our partners for such amounts owed to us under the terms of such joint venture agreements. In connection with joint venture borrowings, the Company also selectively provides (a) an environmental indemnity provided to the lender that holds the lender harmless from and against losses arising from the discharge of hazardous materials from the property and non-compliance with applicable environmental laws; and (b) indemnification of the lender from “bad boy acts” of the unconsolidated entity.
We obtain surety bonds in the normal course of business to ensure completion of certain infrastructure improvements of our projects. As of March 31, 2017 and December 31, 2016, the Company had outstanding surety bonds totaling $43.6 million and $44.0 million, respectively. The estimated remaining costs to complete of such improvements as of March 31, 2017 and December 31, 2016 were $13.5 million and $15.7 million, respectively. The beneficiaries of the bonds are various municipalities and other organizations. In the event that any such surety bond issued by a third party is called because the required improvements are not completed, the Company could be obligated to reimburse the issuer of the bond.
On May 6, 2015, the Company entered into a letter of credit facility agreement that allows the Company and certain affiliated unconsolidated joint ventures to issue up to $5.0 million in letters of credit. The agreement includes an option to increase this amount to $7.5 million, subject to certain conditions. As of March 31, 2017, our affiliated unconsolidated joint ventures had $1.8 million in outstanding letters of credit issued under this facility.

11.    Related Party Transactions
During the three months ended March 31, 2017 and 2016, the Company incurred construction-related costs on behalf of its unconsolidated joint ventures totaling $2.3 million and $2.7 million, respectively. As of March 31, 2017 and December 31, 2016, $0.1 million and $0.2 million, respectively, are included in due from affiliates in the accompanying condensed consolidated balance sheets.

THE NEW HOME COMPANY INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The Company has entered into agreements with its unconsolidated joint ventures to provide management services related to the underlying projects (collectively referred to as the “Management Agreements”). Pursuant to the Management Agreements, the Company receives a management fee based on each project’s revenues. During the three months ended March 31, 2017 and 2016, the Company earned $1.2 million and $2.2 million, respectively, in management fees, which have been recorded as fee building revenue in the accompanying condensed consolidated statements of operations. As of March 31, 2017 and December 31, 2016, $0.1 million and $0.6 million, respectively, of management fees are included in due from affiliates in the accompanying condensed consolidated balance sheets.
One member of the Company's board of directors beneficially owns more than 10% of the Company's outstanding common stock through an affiliated entity and is also affiliated with an entity that has investments in two of the Company's unconsolidated joint ventures. As of March 31, 2017, the Company's investment in these two unconsolidated joint ventures totaled $11.3 million.
TL Fab LP, an affiliate of Paul Heeschen, one of the Company's non-employee directors, was engaged by the Company and some of its unconsolidated joint ventures as a trade contractor to provide metal fabrication services. For the three months ended March 31, 2017 and 2016, the Company incurred $0.1 million and $0.1 million, respectively, for these services. The Company's unconsolidated joint ventures incurred $0.3 million and $0.2 million, respectively, for these services. Of these costs, $101,000 and $33,000 was due to TL Fab LP from the Company at March 31, 2017 and December 31, 2016, respectively, and $161,000 and $14,000 was due to TL Fab LP from the Company's unconsolidated joint ventures at March 31, 2017 and December 31, 2016, respectively.
In its ordinary course of business, the Company enters into agreements to purchase lots from unconsolidated land development joint ventures of which it is a member. In accordance with ASC 360-20, Property, Plant and Equipment - Real Estate Sales ("ASC 360-20"), the Company defers its portion of the underlying gain from the joint venture's sale of these lots. When the Company purchases lots directly from the joint venture, the deferred gain is recorded as a reduction to the Company's land basis on the purchased lots. In certain instances, a third party may purchase lots from our unconsolidated joint ventures with the intent to finish the lots. Then, the Company has an option to acquire these finished lots from the third party. In these instances, the Company defers its portion of the underlying gain and records the deferred gain as deferred profit from unconsolidated joint ventures included in accrued expenses and other liabilities in the accompanying condensed consolidated balance sheets. Once the lot is purchased by the Company, the pro-rata share of the previously deferred profit is recorded as a reduction to the Company's land basis in the purchased lots. In both instances, the gain is ultimately recognized when the Company delivers lots to third-party home buyers at the time of the home closing. At March 31, 2017 and December 31, 2016, $0.5 million and $0.6 million, respectively, of deferred gain from lot sale transactions is included in accrued expenses and other liabilities in the accompanying condensed consolidated balance sheets as deferred profit from unconsolidated joint ventures. In addition, at March 31, 2017 and December 31, 2016, $0.8 million and $0.7 million, respectively, of deferred gain from lot sale transactions remained unrecognized and included as a reduction to land basis in the accompanying condensed consolidated balance sheets.
The Company’s land purchase agreement with one of its unconsolidated joint ventures, TNHC-HW Cannery LLC ("TNHC-HW Cannery"), requires profit participation payments due upon the closing of each home.  Payment amounts are calculated based upon a percentage of estimated net profits and are due every 90 days after the first home closing.  During the three months ended March 31, 2017, the Company was refunded $0.2 million from TNHC-HW Cannery for profit participation overpayments from prior periods due to a modification of the underlying calculation related to profit participation, and as of March 31, 2017, no profit participation was due to TNHC-HW Cannery. Also per the purchase agreement, the Company is due $0.1 million in fee credits from TNHC-HW Cannery LLC at March 31, 2017 which is included in due from affiliates in the accompanying condensed consolidated balance sheets. As of December 31, 2016, $0.2 million of profit participation overpayments and $0.1 million in fee credits was due to the Company from TNHC-HW Cannery and included in due from affiliates in the accompanying consolidated balance sheets.
On June 29, 2015, the Company formed a new unconsolidated joint venture and received capital credit in excess of our contributed land basis. As a result, the Company recognized $1.6 million in equity in net income of unconsolidated joint ventures and deferred $0.4 million in profit from unconsolidated joint ventures related to this transaction for the year ended December 31, 2015. During the three months ended March 31, 2017 and 2016, $34,000 and $0, respectively, of the previously deferred revenue was recognized as equity in net income (loss) of unconsolidated joint ventures, and at March 31, 2017 $0.3 million remained unrecognized and included in accrued expenses and other liabilities in the accompanying condensed consolidated balance sheets.
On January 15, 2016, the Company entered into an assignment and assumption of membership interest agreement (the “Buyout Agreement”) for its partner's interest in the TNHC San Juan LLC unconsolidated joint venture. Per the terms of the Buyout Agreement, the Company contributed $20.6 million to the joint venture, and the joint venture made a liquidating cash

THE NEW HOME COMPANY INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

distribution to our partner for the same amount in exchange for its membership interest. Prior to the buyout, the Company accounted for its investment in TNHC San Juan LLC as an equity method investment. After the buyout, TNHC San Juan LLC is now a wholly owned subsidiary of the Company.
As of March 31, 2017 and December 31, 2016, the Company had advances outstanding of approximately $6.0 million and $4.0 million, respectively, to an unconsolidated joint venture, Encore McKinley Village. The note bears interest at 10% per annum and matures on October 31, 2017, with the right to extend to October 31, 2018. For the three months ended March 31, 2017, the Company earned $0.1 million in interest income on the unsecured promissory note which is included in equity in net income of unconsolidated joint ventures in the accompanying condensed consolidated statements of operations. As of March 31, 2017 and December 31, 2016, $0.2 million and $44,000 of interest income was due to the Company and included in due from affiliates in the accompanying condensed consolidated balance sheets.
On February 17, 2017 (the "Transition Date"), the Company entered into a consulting agreement that transitioned Mr. Stelmar's role from that of Chief Investment Officer to a non-employee consultant to the Company. While an employee of the Company, Mr. Stelmar served as an employee director of the Company's Board of Directors. The agreement also provides that effective upon Mr. Stelmar's termination of employment, he shall become a non-employee director and shall receive the compensation and be subject to the requirements of a non-employee director pursuant to the Company's policies. For his consulting services, Mr. Stelmar will be compensated $16,800 per month for a term of one year from the Transition Date with the option to extend the agreement one year on each anniversary of the Transition Date if mutually consented to by the parties. Either party may terminate the agreement at any time for any or no reason. Additionally, Mr. Stelmar's outstanding restricted stock unit equity award will continue to vest in accordance with its original terms based on his continued provision of consulting services rather than continued employment. At March 31, 2017, $16,800 in fees was due Mr. Stelmar for his consulting services.

12.    Stock-Based Compensation
The Company's 2014 Long-Term Incentive Plan (the “2014 Incentive Plan”), was adopted by our board of directors in January 2014. The 2014 Incentive Plan provides for the grant of equity-based awards, including options to purchase shares of common stock, stock appreciation rights, restricted and unrestricted stock awards, restricted stock units and performance awards. The 2014 Incentive Plan will automatically expire on the tenth anniversary of its effective date.
The number of shares of our common stock that are authorized to be issued under the 2014 Incentive Plan is 1,644,875 shares. To the extent that shares of the Company's common stock subject to an outstanding option, stock appreciation right, stock award or performance award granted under the 2014 Incentive Plan or any predecessor plan are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award or the settlement of such award in cash, then such shares of common stock generally shall again be available under the 2014 Incentive Plan.
At our 2016 Annual Meeting of Shareholders on May 24, 2016, our shareholders approved the Company's 2016 Incentive Award Plan (the "2016 Incentive Plan"). The 2016 Incentive Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units and other stock- or cash-based awards. Non-employee directors of the Company and employees and consultants of the Company or any of its subsidiaries are eligible to receive awards under the 2016 Incentive Plan. The 2016 Incentive Plan authorizes the issuance of 800,000 shares of common stock, subject to certain limitations. The 2016 Incentive Plan will expire on February 23, 2026.
The Company has issued stock option and restricted stock unit awards under the 2014 Incentive Plan and restricted stock unit awards under the 2016 Incentive Plan. As of March 31, 2017, 18,599 shares remain available for grant under the 2014 Incentive Plan and 506,777 shares remain available for grant under the 2016 Incentive Plan. The exercise price of stock-based awards may not be less than the market value of the Company's common stock on the date of grant. The fair value for stock options is established at the date of grant using the Black-Scholes model for time-based vesting awards. The Company's stock option and restricted stock unit awards typically vest over a one to three year period and the stock options expire ten years from the date of grant.

THE NEW HOME COMPANY INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

A summary of the Company’s common stock option activity as of and for the three months ended March 31, 2017 and 2016 is presented below:

	Three Months Ended March 31,
	2017		2016
	Number of Shares	Weighted-Average Exercise Price per Share	Number of Shares	Weighted-Average Exercise Price per Share
Stock Option Activity
Outstanding, beginning of period	835,786	$11.00	840,298	$11.00
Granted	—	$—	—	$—
Exercised	—	$—	—	$—
Forfeited	—	$—	(2,112)	$11.00
Outstanding, end of period	835,786	$11.00	838,186	$11.00
Exercisable, end of period	835,786	$11.00	44,442	$11.00
A summary of the Company’s restricted stock unit activity as of and for the three months ended March 31, 2017 and 2016 is presented below:

	Three Months Ended March 31,
	2017		2016
	Number of Shares	Weighted-Average Grant-Date Fair Value per Share	Number of Shares	Weighted-Average Grant-Date Fair Value per Share
Restricted Stock Unit Activity
Outstanding, beginning of period	474,989	$10.66	308,386	$14.20
Granted	293,223	$10.67	409,509	$10.05
Vested	(204,846)	$10.60	(226,516)	$14.15
Forfeited	(3,102)	$11.11	(3,980)	$13.68
Outstanding, end of period	560,264	$10.68	487,399	$10.74
The expense related to the Company's stock-based compensation programs, included in general and administrative expense in the accompanying condensed consolidated statements of operations, was as follows:

	Three Months Ended March 31,
	2017	2016
	(Dollars in thousands)
Expense related to:
Stock options	$11	$262
Restricted stock units	600	723
	$611	$985
We used the "simplified method" to establish the expected term of the common stock options granted by the Company. Our restricted stock unit awards are valued based on the closing price of our common stock on the date of grant. At March 31, 2017, the amount of unearned stock-based compensation currently estimated to be expensed through 2020 is $5.7 million. The weighted-average period over which the unearned stock-based compensation is expected to be recognized is 2.4 years. If there are any modifications or cancellations of the underlying unvested awards, the Company may be required to accelerate, increase or cancel any remaining unearned stock-based compensation expense.

THE NEW HOME COMPANY INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

13.     Income Taxes
The Company accounts for income taxes in accordance with ASC 740, which requires an asset and liability approach for measuring deferred taxes based on temporary differences between the financial statements and tax bases of assets and liabilities existing at each balance sheet date using enacted tax rates for the years in which taxes are expected to be paid or recovered.
For the three months ended March 31, 2017 and 2016, the Company recorded a provision for income taxes of $0.5 million and a benefit for income taxes of $0.2 million, respectively. The effective tax rate for the three months ended March 31, 2017 and 2016 differs from the 35% federal statutory tax rate due to state income taxes partially offset by the tax benefit of production activities during the 2017 and 2016 first quarters.
Each quarter we assess our deferred tax asset to determine whether all or any portion of the asset is more likely than not unrealizable under ASC 740. We are required to establish a valuation allowance for any portion of the asset we conclude is more likely than not unrealizable. Our assessment considers, among other things, the nature, frequency and severity of prior cumulative losses, forecasts of future taxable income, the duration of statutory carryforward periods, our utilization experience with operating loss and tax credit carryforwards and the planning alternatives, to the extent these items are applicable.
The Company classifies any interest and penalties related to income taxes assessed as part of income tax expense. The Company has concluded that there were no significant uncertain tax positions requiring recognition in its financial statements, nor has the Company been assessed interest or penalties by any major tax jurisdictions related to any open tax periods.

14.    Segment Information
The Company’s operations are organized into two reportable segments: homebuilding and fee building. In determining the most appropriate reportable segments, we considered similar economic and other characteristics, including product types, average selling prices, gross margins, production processes, suppliers, subcontractors, regulatory environments, land acquisition results, and underlying demand and supply in accordance with ASC Topic 280, Segment Reporting.
Our homebuilding operations acquire and develop land and construct and sell single-family attached and detached homes. Our fee building operations build homes and manage construction related activities on behalf of third-party property owners and our joint ventures. In addition, our Corporate operations develop and implement strategic initiatives and support our operating segments by centralizing key administrative functions such as accounting, finance and treasury, information technology, insurance and risk management, litigation, marketing and human resources. A portion of the expenses incurred by Corporate are allocated to the fee building segment primarily based on its respective percentage of revenues. The assets of our fee building segment primarily consist of cash, restricted cash and accounts receivable. The majority of our Corporate personnel and resources are primarily dedicated to activities relating to our homebuilding segment, and, therefore, the balance of any unallocated Corporate expenses and assets are included in our homebuilding segment.

THE NEW HOME COMPANY INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The reportable segments follow the same accounting policies as our consolidated financial statements described in Note 1. Operational results of each reportable segment are not necessarily indicative of the results that would have been achieved had the reportable segment been an independent, stand-alone entity during the periods presented. Financial information relating to reportable segments was as follows:

	Three Months Ended March 31,
	2017	2016
	(Dollars in thousands)
Revenues:
Homebuilding	$69,406	$42,303
Fee building, including management fees	55,617	42,937
Total	$125,023	$85,240

Income (loss) before income taxes:
Homebuilding	$(331)	$(3,134)
Fee building, including management fees	1,691	2,023
Total	$1,360	$(1,111)

	March 31,	December 31,
	2017	2016
	(Dollars in thousands)
Assets:
Homebuilding	$516,046	$393,095
Fee building	21,719	26,041
Total	$537,765	$419,136

15.    Supplemental Disclosure of Cash Flow Information

The following table presents certain supplemental cash flow information:

	Three Months Ended March 31,
	2017	2016
	(Dollars in thousands)
Supplemental disclosures of cash flow information
Interest paid, net of amounts capitalized	$—	$—
Income taxes paid	$8,100	$8,000
Supplemental disclosures of non-cash transactions
Assets assumed from unconsolidated joint ventures	$—	$46,675
Liabilities and equity assumed from unconsolidated joint ventures	$—	$46,675
Contribution of real estate to unconsolidated joint ventures	$1,013	$—

16. Supplemental Guarantor Information

The Company's 7.25% Senior Notes due 2022 (the "Notes") are guaranteed, on an unsecured basis, jointly and severally, by all of the Company's 100% owned subsidiaries (collectively, the "Guarantors"). The guarantees are full and unconditional. The Indenture governing the Notes (the "Indenture") provides that the guarantees of a Guarantor will be automatically and unconditionally released and discharged: (1) upon any sale, transfer, exchange or other disposition (by merger, consolidation or otherwise) of all of the equity interests of such Guarantor after which the applicable Guarantor is no

THE NEW HOME COMPANY INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

longer a “Restricted Subsidiary” (as defined in the Indenture), which sale, transfer, exchange or other disposition is made in compliance with applicable provisions of the Indenture; (2) upon the proper designation of such Guarantor as an “Unrestricted Subsidiary” (as defined in the Indenture), in accordance with the Indenture; (3) upon request of the Company and certification in an officers’ certificate provided to the trustee that the applicable Guarantor has become an “Immaterial Subsidiary” (as defined in the Indenture), so long as such Guarantor would not otherwise be required to provide a guarantee pursuant to the Indenture; provided that, if immediately after giving effect to such release the consolidated tangible assets of all Immaterial Subsidiaries that are not Guarantors would exceed 5.0% of consolidated tangible assets, no such release shall occur, (4) if the Company exercises its legal defeasance option or covenant defeasance option under the Indenture or if the obligations of the Company and the Guarantors are discharged in compliance with applicable provisions of the Indenture, upon such exercise or discharge; (5) unless a default has occurred and is continuing, upon the release or discharge of such Guarantor from its guarantee of any indebtedness for borrowed money of the Company and the Guarantors so long as such Guarantor would not then otherwise be required to provide a guarantee pursuant to the Indenture; or (6) upon the full satisfaction of the Company’s obligations under the Indenture; provided that in each case if such Guarantor has incurred any indebtedness in reliance on its status as a Guarantor in compliance with applicable provisions of the Indenture, such Guarantor’s obligations under such indebtedness, as the case may be, so incurred are satisfied in full and discharged or are otherwise permitted to be incurred by a Restricted Subsidiary (other than a Guarantor) in compliance with applicable provisions of the Indenture. The Company has determined that separate, full financial statements of the Guarantors would not be material to investors and, accordingly, supplemental financial information for the Guarantors is presented.

As the guarantees were made in connection with the first and second quarter 2017 private offering of notes, the Guarantors’ condensed financial information is presented as if the guarantees existed during the period presented. If any subsidiaries are released from the guarantees in future periods, the changes are reflected prospectively.

SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEETS

	March 31, 2017
	NWHM Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Adjustments	Consolidated NWHM
	(Dollars in thousands)
Assets
Cash and cash equivalents	$68,311	$41,568	$234	$—	$110,113
Restricted cash	—	209	—	—	209
Contracts and accounts receivable	18	27,669	—	(2,005)	25,682
Intercompany receivables	81,747	—	—	(81,747)	—
Due from affiliates	—	418	—	38	456
Real estate inventories	—	321,994	—	—	321,994
Investment in and advances to unconsolidated joint ventures	—	54,204	—	—	54,204
Investment in subsidiaries	323,883	—	—	(323,883)	—
Other assets	14,098	12,147	—	(1,138)	25,107
Total assets	$488,057	$458,209	$234	$(408,735)	$537,765

Liabilities and equity
Accounts payable	$904	$37,176	$2	$—	$38,082
Accrued expenses and other liabilities	—	15,398	129	(3,088)	12,439
Intercompany payables	—	81,747	—	(81,747)	—
Due to affiliates	—	17	—	(17)	—
Senior notes, net	241,738	—	—	—	241,738
Total liabilities	242,642	134,338	131	(84,852)	292,259
Stockholders' equity	245,415	323,871	12	(323,883)	245,415
Noncontrolling interest	—	—	91	—	91
Total equity	245,415	323,871	103	(323,883)	245,506
Total liabilities and equity	$488,057	$458,209	$234	$(408,735)	$537,765

THE NEW HOME COMPANY INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	December 31, 2016
	NWHM Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Adjustments	Consolidated NWHM
	(Dollars in thousands)
Assets
Cash and cash equivalents	$16,385	$13,842	$269	$—	$30,496
Restricted cash	—	585	—	—	585
Contracts and accounts receivable	30	29,774	—	(1,971)	27,833
Intercompany receivables	73,972	—	—	(73,972)	—
Due from affiliates	—	1,138	—	—	1,138
Real estate inventories	—	286,928	—	—	286,928
Investment in and advances to unconsolidated joint ventures	—	50,857	—	—	50,857
Investment in subsidiaries	268,411	—	—	(268,411)	—
Other assets	9,381	11,918	—	—	21,299
Total assets	$368,179	$395,042	$269	$(344,354)	$419,136

Liabilities and equity
Accounts payable	$167	$32,900	$27	$—	$33,094
Accrued expenses and other liabilities	5,489	19,763	108	(1,942)	23,418
Intercompany payables	—	73,972	—	(73,972)	—
Due to affiliates	—	29	—	(29)	—
Unsecured revolving credit facility	118,000	—	—	—	118,000
Total liabilities	123,656	126,664	135	(75,943)	174,512
Stockholders' equity	244,523	268,378	33	(268,411)	244,523
Noncontrolling interest	—	—	101	—	101
Total equity	244,523	268,378	134	(268,411)	244,624
Total liabilities and equity	$368,179	$395,042	$269	$(344,354)	$419,136
SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

	Three Months Ended March 31, 2017
	NWHM Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Adjustments	Consolidated NWHM
	(Dollars in thousands)
Revenues:
Home sales	$—	$69,406	$—	$—	$69,406
Fee Building	—	55,617	—	—	55,617
	—	125,023	—	—	125,023
Cost of Sales:
Home sales	—	60,034	31	—	60,065
Fee building	490	53,436	—	—	53,926
	490	113,470	31	—	113,991
Gross Margin:
Home sales	—	9,372	(31)	—	9,341
Fee building	(490)	2,181	—	—	1,691
	(490)	11,553	(31)	—	11,032
Selling and marketing expenses	—	(5,001)	—	—	(5,001)
General and administrative expenses	(779)	(4,311)	—	—	(5,090)
Equity in net income of unconsolidated joint ventures	—	306	—	—	306
Equity in net income (loss) of subsidiaries	1,672	—	—	(1,672)	—
Other income (expense), net	18	95	—	—	113
Income (loss) before income taxes	421	2,642	(31)	(1,672)	1,360
Benefit (provision) for income taxes	425	(949)	—	—	(524)
Net income (loss)	846	1,693	(31)	(1,672)	836
Net loss attributable to noncontrolling interest	—	—	10	—	10
Net income (loss) attributable to The New Home Company Inc.	$846	$1,693	$(21)	$(1,672)	$846

THE NEW HOME COMPANY INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	Three Months Ended March 31, 2016
	NWHM Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Adjustments	Consolidated NWHM
	(Dollars in thousands)
Revenues:
Home sales	$—	$38,496	$3,807	$—	$42,303
Fee Building	—	43,052	—	(115)	42,937
	—	81,548	3,807	(115)	85,240
Cost of Sales:
Home sales	—	33,270	3,400	—	36,670
Fee building	470	40,444	—	—	40,914
	470	73,714	3,400	—	77,584
Gross Margin:
Home sales	—	5,226	407	—	5,633
Fee building	(470)	2,608	—	(115)	2,023
	(470)	7,834	407	(115)	7,656
Selling and marketing expenses	—	(3,018)	(458)	—	(3,476)
General and administrative expenses	(3,183)	(1,992)	—	—	(5,175)
Equity in net loss of unconsolidated joint ventures	—	(7)	—	—	(7)
Equity in net income (loss) of subsidiaries	1,605	—	—	(1,605)	—
Other income (expense), net	18	(140)	(102)	115	(109)
(Loss) income before income taxes	(2,030)	2,677	(153)	(1,605)	(1,111)
Benefit (provision) for income taxes	1,216	(974)	—	—	242
Net (loss) income	(814)	1,703	(153)	(1,605)	(869)
Net loss attributable to noncontrolling interest	—	—	55	—	55
Net (loss) income attributable to The New Home Company Inc.	$(814)	$1,703	$(98)	$(1,605)	$(814)

THE NEW HOME COMPANY INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31, 2017
	NWHM Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Adjustments	Consolidated NWHM
	(Dollars in thousands)
Net cash used in operating activities	$(16,972)	$(22,276)	$(35)	$(148)	$(39,431)
Investing activities:
Purchases of property and equipment	(24)	(26)	—	—	(50)
Contributions and advances to unconsolidated joint ventures	—	(3,796)	—	—	(3,796)
Contributions to subsidiaries from corporate	(57,100)	—	—	57,100	—
Distributions of capital from subsidiaries	3,152			(3,152)	—
Distributions of capital from unconsolidated joint ventures	—	24	—	—	24
Net cash (used in) provided by investing activities	$(53,972)	$(3,798)	$—	$53,948	$(3,822)
Financing activities:
Proceeds from senior notes	247,402	—	—	—	247,402
Borrowings from credit facility	72,000	—	—	—	72,000
Repayments of credit facility	(190,000)	—	—	—	(190,000)
Payment of debt issuance costs	(5,967)	—	—	—	(5,967)
Contributions to subsidiaries from corporate	—	57,100	—	(57,100)	—
Distributions to corporate from subsidiaries	—	(3,300)	—	3,300	—
Minimum tax withholding paid on behalf of employees for stock awards	(565)	—	—	—	(565)
Net cash provided by (used in) financing activities	$122,870	$53,800	$—	$(53,800)	$122,870
Net increase (decrease) in cash and cash equivalents	51,926	27,726	(35)	—	79,617
Cash and cash equivalents – beginning of period	16,385	13,842	269	—	30,496
Cash and cash equivalents – end of period	$68,311	$41,568	$234	$—	$110,113

THE NEW HOME COMPANY INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	Three Months Ended March 31, 2016
	NWHM Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Adjustments	Consolidated NWHM
	(Dollars in thousands)
Net cash (used in) provided by operating activities	$(17,812)	$(85,358)	$2,599	$(195)	$(100,766)
Investing activities:
Purchases of property and equipment	(100)	(74)	—	—	(174)
Contributions and advances to unconsolidated joint venture	—	(4,327)	—	—	(4,327)
Contributions to subsidiaries from corporate	(103,905)	—	—	103,905	—
Distributions of capital from subsidiaries	7,806	—	—	(7,806)	—
Distributions of capital from unconsolidated joint ventures	—	3,531	—	—	3,531
Net cash (used in) provided by investing activities	$(96,199)	$(870)	$—	$96,099	$(970)
Financing activities:
Borrowings from credit facility	115,000	—	—	—	115,000
Borrowings from other notes payable	—	—	339	—	339
Repayments of other notes payable	—	(13,135)	(1,687)	—	(14,822)
Contributions to subsidiaries from corporate	—	103,905	—	(103,905)	—
Distributions to corporate from subsidiaries	—	(8,001)	—	8,001	—
Minimum tax withholding paid on behalf of employees for stock awards	(630)	—	—	—	(630)
Excess income tax provision from stock-based compensation	(97)	—	—	—	(97)
Net cash provided by (used in) financing activities	$114,273	$82,769	$(1,348)	$(95,904)	$99,790
Net increase (decrease) in cash and cash equivalents	262	(3,459)	1,251	—	(1,946)
Cash and cash equivalents – beginning of period	18,129	27,140	605	—	45,874
Cash and cash equivalents – end of period	$18,391	$23,681	$1,856	$—	$43,928

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of
The New Home Company Inc.

We have audited the accompanying consolidated balance sheets of The New Home Company Inc. (the "Company") as of December 31, 2016 and 2015, and the related consolidated statements of operations, equity and cash flows for each of the three years in the period ended December 31, 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of The New Home Company Inc. at December 31, 2016 and 2015, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2016, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Irvine, California
February 22, 2017, except for Note 18, as to which the date is August 2, 2017

THE NEW HOME COMPANY INC.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2016	2015
	(Dollars in thousands, except per share amounts)
Assets
Cash and cash equivalents	$30,496	$45,874
Restricted cash	585	380
Contracts and accounts receivable	27,833	23,960
Due from affiliates	1,138	979
Real estate inventories	286,928	200,636
Investment in and advances to unconsolidated joint ventures	50,857	60,572
Other assets	21,299	18,869
Total assets	$419,136	$351,270

Liabilities and equity
Accounts payable	$33,094	$26,371
Accrued expenses and other liabilities	23,418	19,827
Due to affiliates	—	293
Unsecured revolving credit facility	118,000	74,924
Other notes payable	—	8,158
Total liabilities	174,512	129,573
Commitments and contingencies (Note 10)
Equity:
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares outstanding	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized, 20,712,166 and 20,543,130, shares issued and outstanding as of December 31, 2016 and 2015, respectively	207	205
Additional paid-in capital	197,161	194,437
Retained earnings	47,155	26,133
Total The New Home Company Inc. stockholders' equity	244,523	220,775
Noncontrolling interest in subsidiary	101	922
Total equity	244,624	221,697
Total liabilities and equity	$419,136	$351,270
See accompanying notes to the consolidated financial statements.

THE NEW HOME COMPANY INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2016	2015	2014
	(Dollars in thousands, except per share amounts)
Revenues:
Home sales	$507,949	$280,209	$56,094
Fee building, including management fees from unconsolidated joint ventures of $8,202, $12,426 and $9,582, respectively	186,507	149,890	93,563
	694,456	430,099	149,657
Cost of Sales:
Home sales	433,559	235,232	46,843
Home sales impairments	2,350	—	—
Land sales impairment	1,150	—	—
Fee building	178,103	139,677	89,057
	615,162	374,909	135,900
Gross Margin:
Homes sales	72,040	44,977	9,251
Land sales	(1,150)	—	—
Fee building	8,404	10,213	4,506
	79,294	55,190	13,757
Selling and marketing expenses	(26,744)	(13,741)	(3,983)
General and administrative expenses	(25,882)	(20,278)	(12,420)
Equity in net income of unconsolidated joint ventures	7,691	13,767	8,443
Other expense, net	(409)	(1,027)	(794)
Income before income taxes	33,950	33,911	5,003
Provision for income taxes	(13,024)	(12,533)	(246)
Net income	20,926	21,378	4,757
Net loss attributable to noncontrolling interest	96	310	30
Net income attributable to The New Home Company Inc.	$21,022	$21,688	$4,787

Earnings per share attributable to The New Home Company Inc.:
Basic	$1.02	$1.29	$0.30
Diluted	$1.01	$1.28	$0.30
Weighted average shares outstanding:
Basic	20,685,386	16,767,513	15,927,917
Diluted	20,791,445	16,941,088	15,969,199
See accompanying notes to the consolidated financial statements.

THE NEW HOME COMPANY INC.
CONSOLIDATED STATEMENTS OF EQUITY

	Stockholders’ Equity					Members’ Equity	Noncontrolling Interest in Subsidiary	Total Equity
	Number of Shares of Common Stock	Common Stock	Additional Paid-in Capital	Retained Earnings	Total Stockholders’ Equity
	(Dollars in thousands)
Balance at December 31, 2013	—	$—	$—	$—	$—	$64,356	$1,171	$65,527
Net income (loss)	—	—	—	4,445	4,445	342	(30)	4,757
Noncontrolling interest contribution	—	—	—	—	—	—	1,253	1,253
Noncontrolling interest distribution	—	—	—	—	—	—	(52)	(52)
Stock-based compensation expense	—	—	2,005	—	2,005	317	—	2,322
Conversion of members’ equity into common stock	8,636,250	86	64,929	—	65,015	(65,015)	—	—
Issuance of common stock, net of issuance costs	8,984,375	90	87,710	—	87,800	—	—	87,800
Repurchase of common stock	(1,171,875)	(12)	(11,977)	—	(11,989)	—	—	(11,989)
Deductible transaction costs and additional contribution of deferred tax assets from IPO	—	—	808	—	808	—	—	808
Balance at December 31, 2014	16,448,750	164	143,475	4,445	148,084	—	2,342	150,426
Net income (loss)	—	—	—	21,688	21,688	—	(310)	21,378
Noncontrolling interest contribution	—	—	—	—	—	—	1,301	1,301
Noncontrolling interest distribution	—	—	—	—	—	—	(2,411)	(2,411)
Stock-based compensation expense	—	—	3,884	—	3,884	—	—	3,884
Shares net settled with the Company to satisfy minimum employee personal income tax liabilities resulting from share based compensation plans	—	—	(248)	—	(248)	—	—	(248)
Excess tax benefits from stock-based compensation	—	—	97	—	97	—	—	97
Shares issued through stock plans	69,380	1	16	—	17	—	—	17
Issuance of common stock, net of issuance costs	4,025,000	40	47,213	—	47,253	—	—	47,253
Balance at December 31, 2015	20,543,130	205	194,437	26,133	220,775	—	922	221,697
Net income (loss)	—	—	—	21,022	21,022	—	(96)	20,926
Noncontrolling interest distribution	—	—	—	—	—	—	(725)	(725)
Stock-based compensation expense	—	—	3,471	—	3,471	—	—	3,471
Shares net settled with the Company to satisfy minimum employee personal income tax liabilities resulting from share based compensation plans	—	—	(648)	—	(648)	—	—	(648)
Excess tax provision from stock-based compensation	—	—	(97)	—	(97)	—	—	(97)
Shares issued through stock plans	169,036	2	(2)	—	—	—	—	—
Balance at December 31, 2016	20,712,166	$207	$197,161	$47,155	$244,523	$—	$101	$244,624

See accompanying notes to the consolidated financial statements.

THE NEW HOME COMPANY INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2016	2015	2014
	(Dollars in thousands)
Operating activities:
Net income	$20,926	$21,378	$4,757
Adjustments to reconcile net income to net cash used in operating activities:
Deferred taxes	(918)	(1,675)	(5,819)
Amortization of equity based compensation	3,471	3,884	2,322
Excess income tax provision/(benefit) from stock-based compensation	97	(97)	—
Inventory impairments	3,500	—	—
Gain from notes payable principal reduction	(250)	—	—
Distributions of earnings from unconsolidated joint ventures	3,742	18,477	6,040
Equity in net income of unconsolidated joint ventures	(7,691)	(13,767)	(8,443)
Deferred profit from unconsolidated joint ventures	646	(1,603)	—
Depreciation	511	473	381
Abandoned project costs	580	635	754
Net changes in operating assets and liabilities:
Restricted cash	396	(97)	(153)
Contracts and accounts receivable	(3,737)	(10,796)	(5,986)
Due from affiliates	(344)	1,683	(2,104)
Real estate inventories	(71,388)	(65,942)	(114,932)
Other assets	(756)	(3,651)	(1,285)
Accounts payable	6,171	9,790	7,893
Accrued expenses and other liabilities	2,921	8,712	4,349
Due to affiliates	(293)	293	—
Net cash used in operating activities	(42,416)	(32,303)	(112,226)
Investing activities:
Purchases of property and equipment	(439)	(418)	(883)
Cash assumed from joint venture at consolidation	2,009	—	—
Contributions and advances to unconsolidated joint ventures	(15,088)	(15,028)	(34,610)
Distributions of capital from unconsolidated joint ventures	15,307	32,026	10,609
Net cash provided by (used in) investing activities	1,789	16,580	(24,884)
Financing activities:
Net proceeds from issuance of common stock	—	47,253	87,800
Repurchase of common stock	—	—	(11,989)
Cash distributions to noncontrolling interest in subsidiary	(725)	(2,411)	(52)
Borrowings from credit facility	223,050	99,450	100,474
Repayments of credit facility	(179,974)	(125,000)	—
Borrowings from other notes payable	343	3,552	11,162
Repayments of other notes payable	(15,636)	(5,171)	(15,768)
Payment of debt issuance costs	(1,064)	—	—
Minimum tax withholding paid on behalf of employees for stock awards	(648)	(248)	—
Excess income tax (provision)/benefit from stock-based compensation	(97)	97	—
Proceeds from exercise of stock options	—	17	—
Net cash provided by financing activities	25,249	17,539	171,627
Net increase (decrease) in cash and cash equivalents	(15,378)	1,816	34,517
Cash and cash equivalents – beginning of period	45,874	44,058	9,541
Cash and cash equivalents – end of period	$30,496	$45,874	$44,058
See accompanying notes to the consolidated financial statements.

1.    Organization and Summary of Significant Accounting Policies

Organization

The New Home Company Inc. (the “Company”), a Delaware Corporation, and its subsidiaries are primarily engaged in all aspects of residential real estate development, including acquiring land and designing, constructing and selling homes in California and Arizona.

Initial Public and Follow-On Offerings

The Company completed its initial public offering (“IPO”) on January 30, 2014. In preparation for the IPO, the Company reorganized from a Delaware limited liability company (“LLC”) into a Delaware corporation, issuing 8,636,250 shares of common stock to the former members of the LLC in the Company's formation transactions, and changed its name to The New Home Company Inc. As a result of the IPO, the Company issued and sold 8,984,375 shares of common stock (including 1,171,875 shares sold pursuant to the underwriters' exercise of their option to purchase additional shares from the Company) at the public offering price of $11.00 per share. In accordance with the terms of the IPO, with net proceeds received from the underwriters' exercise of their option to purchase additional shares, the Company repurchased 1,171,875 shares of its common stock issued to a member of the LLC in connection with the Company's formation transactions. The Company received proceeds of $75.8 million, net of the underwriting discount, offering expenses and the repurchase of shares. Upon the close of the IPO, the Company had 16,448,750 common shares outstanding.

On December 9, 2015, the Company completed a follow-on equity offering, issuing and selling 4,025,000 shares of common stock (including 525,000 shares sold pursuant to the underwriter's exercise of their option to purchase additional shares from the Company) at a public offering price of $12.50 per share. The Company received proceeds of $47.3 million, net of the underwriting discount and offering expenses. After the closing of the follow-on offering, the Company had 20,541,546 common shares outstanding.

Basis of Presentation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts have been eliminated upon consolidation.

The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) as contained within the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”).

Unless the context otherwise requires, the terms “we”, “us”, “our” and “the Company” refer to the Company and its wholly owned subsidiaries, on a consolidated basis.

Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the accompanying consolidated financial statements and notes. Accordingly, actual results could differ materially from these estimates.

Reclassifications

Certain items in prior year consolidated financial statements related to capitalized selling and marketing expenses have been reclassified to conform with current year presentation. Effective January 1, 2016, these costs were amortized to selling and marketing expenses rather than cost of home sales in the accompanying consolidated statements of operations. Effective July 1, 2016, capitalized selling and marketing costs were reclassified to other assets from real estate inventories in the accompanying consolidated balance sheets. Prior year amounts have been reclassified to conform to the current period presentation. Please see "Selling and Marketing Expense" below for more information.

Segment Reporting

Accounting Standards Codification ("ASC") 280, Segment Reporting (“ASC 280”) established standards for the manner in which public enterprises report information about operating segments. In accordance with ASC 280, we have determined that our homebuilding division and our fee building division are our operating segments. Corporate is a non-operating segment.

Cash and Cash Equivalents

We define cash and cash equivalents as cash on hand, demand deposits with financial institutions, and short term liquid investments with a maturity date of less than three months from the date of purchase.

Restricted Cash

Restricted cash of $0.6 million and $0.4 million as of December 31, 2016 and 2015, respectively, is held in accounts for payments of subcontractor costs incurred in connection with various fee building projects.

Real Estate Inventories and Cost of Sales

We capitalize pre-acquisition, land, development and other allocated costs, including interest, property taxes and indirect construction costs. Pre-acquisition costs, including non-refundable land deposits, are expensed to other expense, net, if we determine continuation of the prospective project is not probable.

Land, development and other common costs are typically allocated to real estate inventories using a methodology that approximates the relative-sales-value method. Home construction costs per production phase are recorded using the specific identification method. Cost of sales for homes closed includes the estimated total construction costs of each home at completion and an allocation of all applicable land acquisition, land development and related common costs (both incurred and estimated to be incurred) based upon the relative-sales-value of the home within each project. Changes in estimated development and common costs are allocated prospectively to remaining homes in the project.

In accordance with Accounting Standards Codification ("ASC") 360, Property, Plant and Equipment (“ASC 360”), inventory is stated at cost, unless the carrying amount is determined not to be recoverable, in which case inventory is written down to its fair value. We review each real estate asset on a periodic basis or whenever indicators of impairment exist. Real estate assets include projects actively selling and projects under development or held for future development. Indicators of impairment include, but are not limited to, significant decreases in local housing market values and selling prices of comparable homes, significant decreases in gross margins and sales absorption rates, costs significantly in excess of budget, and actual or projected cash flow losses.

If there are indicators of impairment, we perform a detailed budget and cash flow review of the applicable real estate inventories to determine whether the estimated remaining undiscounted future cash flows of the project are more or less than the asset’s carrying value. If the undiscounted estimated future cash flows are more than the asset’s carrying value, no impairment adjustment is required. However, if the undiscounted estimated future cash flows are less than the asset’s carrying value, the asset is deemed impaired and is written down to fair value.

When estimating undiscounted estimated future cash flows of a project, we make various assumptions, including: (i) expected sales prices and sales incentives to be offered, including the number of homes available, pricing and incentives being offered by us or other builders in other projects, and future sales price adjustments based on market and economic trends; (ii) expected sales pace and cancellation rates based on local housing market conditions, competition and historical trends; (iii) costs expended to date and expected to be incurred including, but not limited to, land and land development costs, home construction costs, interest costs, indirect construction and overhead costs, and selling and marketing costs; (iv) alternative product offerings that may be offered that could have an impact on sales pace, sales price and/or building costs; and (v) alternative uses for the property.

Many assumptions are interdependent and a change in one may require a corresponding change to other assumptions. For example, increasing or decreasing sales absorption rates has a direct impact on the estimated per unit sales price of a home, the level of time sensitive costs (such as indirect construction, overhead and carrying costs), and selling and marketing costs (such as model maintenance costs and advertising costs). Depending on the underlying objective of the project, assumptions could have a significant impact on the projected cash flow analysis. For example, if our objective is to preserve operating margins, our cash flow analysis will be different than if the objective is to increase the velocity of sales. These objectives may vary significantly from project to project and over time.

If real estate assets are considered impaired, the impairment adjustments are calculated by determining the amount the asset's carrying value exceeds its fair value. We calculate the fair value of real estate projects under either a land residual value analysis or a discounted cash flow analysis. Under the land residual value analysis, we estimate what a willing buyer would pay and what a willing seller would sell a parcel of land for (other than in a forced liquidation) in order to generate a market rate operating margin and return. Under the discounted cash flow method, the fair value is determined by calculating the present value of future cash flows using a risk adjusted discount rate. Critical assumptions that are included as part of these analyses include estimating future housing revenues, sales absorption rates, land development, construction and related carrying costs (including future capitalized interest), and all direct selling and marketing costs. This evaluation and the assumptions used by management to determine future estimated cash flows and fair value require a substantial degree of judgment, especially with respect to real estate projects that have a substantial amount of development to be completed, have not started selling or are in the early stages of sales, or are longer in duration. Actual revenues, costs and time to complete and sell a community could vary from these estimates which could impact the calculation of fair value of the asset and the corresponding amount of impairment that is recorded in our results of operations.

Capitalization of Interest

We follow the practice of capitalizing interest to real estate inventories during the period of development and to investments in unconsolidated joint ventures, when applicable, in accordance with ASC 835, Interest (“ASC 835”). Interest capitalized as a component of cost of real estate inventories is included in cost of home sales as related homes or lots are sold. To the extent interest is capitalized to investment in unconsolidated joint ventures, it is included as a reduction of income from unconsolidated joint ventures when the related homes or lots are sold to third parties. To the extent our debt exceeds our qualified assets as defined in ASC 835, we expense a portion of the interest incurred by us. Qualified assets represent projects that are actively selling or under development as well as investments in unconsolidated joint ventures accounted for under the equity method until such equity investees begin their principal operations.

Revenue Recognition

Home Sales and Profit Recognition

In accordance with ASC 360, revenue from home sales and other real estate sales are recorded and a profit is recognized when the respective homes are closed under the full accrual method. Home sales and other real estate sales are closed when all conditions of escrow are met, including delivery of the home or other real estate asset, title passes, appropriate consideration is received and collection of associated receivables, if any, is reasonably assured. Sales incentives are a reduction of revenues when the respective home is closed. When it is determined that the earnings process is not complete, the sale and related profit are deferred for recognition in future periods. The profit we record is based on the calculation of cost of sales, which is dependent on our allocation of costs, as described in more detail above in the section entitled “Real Estate Inventories and Cost of Sales.”

Fee Building

The Company enters into fee building agreements to provide services whereby it builds homes on behalf of independent third-party property owners. The independent third-party property owner funds all project costs incurred by the Company to build and sell the homes. The Company primarily enters into cost plus fee contracts where it charges independent third-party property owners for all direct and indirect costs, plus a negotiated management fee. For these types of contracts, the Company recognizes revenue based on the actual total costs it has expended plus the applicable management fee. The management fee is typically a fixed fee based on a percentage of the cost or home sales revenue of the project depending on the terms of the agreement with the independent third-party property owner. In accordance with ASC 605, Revenue Recognition (“ASC 605”), revenues from fee building services are recognized using a cost-to-cost approach in applying the percentage-of-completion method. Under this approach, revenue is earned in proportion to total costs incurred, divided by total costs expected to be incurred. The total estimated cost plus the management fee represents the total contract value. The Company recognizes revenue based on the actual labor and other direct costs incurred, plus the portion of the management fee it has earned to date. In the course of providing its services, the Company routinely subcontracts for services and incurs other direct costs on behalf of the property owners. These costs are passed through to the property owners and, in accordance with industry practice and GAAP, are included in the Company’s revenue and cost of revenue. The Company recognizes revenue for any incentive compensation when such financial thresholds are probable of being met and such compensation is deemed to be collectible, generally at the date the amount is communicated to us by the independent third-party property owner.

The Company also enters into fee building and management contracts with third parties and its unconsolidated joint ventures where it provides construction supervision services, as well as sales and marketing services, and does not bear financial risks for any services provided. In accordance with ASC 605, revenues from these services are recognized over a proportional performance method or completed performance method. Under ASC 605, revenue is earned as services are provided in proportion to total services expected to be provided to the customer or on a straight line basis if the pattern of performance cannot be determined. Costs are recognized as incurred. Revenue recognition for any portion of the fees earned from these services that are contingent upon a financial threshold or specific event is deferred until the threshold is achieved or the event occurs.

The Company’s fee building revenues have historically been concentrated with a small number of customers. For the years ended December 31, 2016, 2015 and 2014, one customer comprised 96%, 92% and 87% of fee building revenue, respectively. The balance of the fee building revenues represented management fees earned from unconsolidated joint ventures. As of December 31, 2016 and 2015, one customer comprised 87% and 74% of contracts and accounts receivables, respectively.

Variable Interest Entities

The Company accounts for variable interest entities in accordance with ASC 810, Consolidation (“ASC 810”). Under ASC 810, a variable interest entity (“VIE”) is created when: (a) the equity investment at risk in the entity is not sufficient to permit the entity to finance its activities without additional subordinated financial support provided by other parties, including the equity holders; (b) the entity’s equity holders as a group either (i) lack the direct or indirect ability to make decisions about the entity, (ii) are not obligated to absorb expected losses of the entity or (iii) do not have the right to receive expected residual returns of the entity; or (c) the entity’s equity holders have voting rights that are not proportionate to their economic interests, and the activities of the entity involve or are conducted on behalf of the equity holder with disproportionately few voting rights. If an entity is deemed to be a VIE pursuant to ASC 810, the enterprise that has both (i) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and (ii) the obligation to absorb the expected losses of the entity or right to receive benefits from the entity that could be potentially significant to the VIE is considered the primary beneficiary and must consolidate the VIE.

Under ASC 810, a non-refundable deposit paid to an entity may be deemed to be a variable interest that will absorb some or all of the entity’s expected losses if they occur. Our land purchase and lot option deposits generally represent our maximum exposure to the land seller if we elect not to purchase the optioned property. In some instances, we may also expend funds for due diligence, development and construction activities with respect to optioned land prior to takedown. Such costs are classified as real estate inventories, which we would have to write off should we not exercise the option. Therefore, whenever we enter into a land option or purchase contract with an entity and make a non-refundable deposit, a VIE may have been created.

As of December 31, 2016 and 2015, the Company was not required to consolidate any VIEs. In accordance with ASC 810, we perform ongoing reassessments of whether we are the primary beneficiary of a VIE.

Noncontrolling Interest

During 2013, the Company entered into a joint venture agreement with a third-party property owner. In accordance with ASC 810, the Company analyzed this arrangement and determined that it was not a VIE; however, the Company determined it was required to consolidate the joint venture as the Company has a controlling financial interest with the powers to direct the major decisions of the entity.  As of December 31, 2016 and 2015, the third-party investor had an equity balance of $0.1 million and $0.9 million, respectively.

Investments in and Advances to Unconsolidated Joint Ventures

We use the equity method to account for investments in homebuilding and land development joint ventures that qualify as VIEs where we are not the primary beneficiary and other entities that we do not control but have the ability to exercise significant influence over the operating and financial policies of the investee. The Company also uses the equity method when we function as the managing member or general partner and our venture partner has substantive participating rights or where we can be replaced by our venture partner as managing member without cause.

As noted above, as of December 31, 2016 and 2015, the Company concluded that some of its joint ventures were VIEs. The Company concluded that it was not the primary beneficiary of the variable interest entities and, accordingly, accounted for these entities under the equity method of accounting.

Under the equity method, we recognize our proportionate share of earnings and losses generated by the joint venture upon the delivery of lots or homes to third parties. Our proportionate share of intra-entity profits and losses are eliminated until the related asset has been sold by the unconsolidated joint venture to third parties. We classify cash distributions received from equity method investees using the cumulative earnings approach. Our ownership interests in our unconsolidated joint ventures vary, but are generally less than or equal to 35%. The accounting policies of our joint ventures are consistent with those of the Company.

We review real estate inventory held by our unconsolidated joint ventures for impairment, consistent with our real estate inventories. We also review our investments in and advances to unconsolidated joint ventures for evidence of other-than-temporary declines in value. To the extent we deem any portion of our investment in and advances to unconsolidated joint ventures as not recoverable, we impair our investment accordingly. For the years ended December 31, 2016, 2015 and 2014, no impairments related to investment in and advances to unconsolidated joint ventures were recorded.

The Company selectively provides loan-to-value (“LTV”) maintenance agreements and completion agreements for debt owed by its unconsolidated joint ventures. Such arrangements facilitate the financing of our joint ventures' development projects and arise in the ordinary course of business. Refer to Note 10 for more information discussing the LTV maintenance agreements and completion agreements.

Selling and Marketing Expense

Selling and marketing costs incurred to sell real estate projects are capitalized if they are reasonably expected to be recovered from the sale of the project or from incidental operations, and are incurred for tangible assets that are used directly through the selling period to aid in the sale of the project or services that have been performed to obtain regulatory approval of sales. These capitalizable selling and marketing costs include, but are not limited to, model home design, model home decor and landscaping, and sales office/design studio setup. Effective January 1, 2016, these costs were amortized to selling and marketing expenses rather than cost of home sales. Prior year periods have been reclassified to conform with current year presentation. The reclassification caused homebuilding gross margin to increase by approximately $4.8 million and $0.8 million, respectively, for the years ended December 31, 2015 and 2014, respectively, or 1.7% and 1.5% of home sales revenue, respectively, and a corresponding increase to selling and marketing expenses by the same amount. All other selling and marketing costs, such as commissions and advertising, are expensed in the period incurred and included in selling and marketing expense in the accompanying consolidated statements of operations. Effective July 1, 2016, these capitalized costs were reclassified to other assets from real estate inventories. Prior year periods have been reclassified to conform to current year presentation including $9.3 million reclassified from real estate inventories to other assets in the accompanying consolidated balance sheet as of December 31, 2015.

Warranty Accrual

We offer warranties on our homes that generally cover various defects in workmanship or materials, or structural construction defects for one year. Estimated future direct warranty costs are accrued and charged to cost of sales in the period when the related homebuilding revenues are recognized. Amounts are accrued based upon the Company’s historical rates. In addition, the Company has received warranty payments from third-party property owners for certain of its fee building projects that have since closed-out where the Company has the contractual risk of construction. These payments are recorded as warranty accruals. We assess the adequacy of our warranty accrual on a quarterly basis and adjust the amounts recorded if necessary. Our warranty accrual is included in accrued expenses and other liabilities in the accompanying consolidated balance sheets and adjustments to our warranty accrual are recorded through cost of sales.

Contracts and Accounts Receivable

Contracts and accounts receivable primarily represent the fees earned, but not collected, and reimbursable project costs incurred in connection with fee building agreements. The Company periodically evaluates the collectability of its contracts receivable, and, if it is determined that a receivable might not be fully collectible, an allowance is recorded for the amount deemed uncollectible. This allowance for doubtful accounts is estimated based on management’s evaluation of the contracts involved and the financial condition of its customers. Factors considered in such evaluations include, but are not limited to: (i) customer type; (ii) historical contract performance; (iii) historical collection and delinquency trends; (iv) customer credit worthiness; and (v) general economic conditions. In addition to contracts receivable, escrow receivables are included in contracts and accounts receivable in the accompanying consolidated balance sheets. As of December 31, 2016 and 2015, no allowance was recorded related to contracts and accounts receivable.

Property and Equipment

Property and equipment are recorded at cost and included in other assets in the accompanying consolidated balance sheets and depreciated using the straight-line method over their estimated useful lives ranging from three to five years. Leasehold improvements are stated at cost and are amortized using the straight-line method over the shorter of either their estimated useful lives or the term of the lease. For the years ended December 31, 2016, 2015 and 2014, the Company incurred depreciation expense of $0.5 million, $0.5 million and $0.4 million, respectively.

Income Taxes

Income taxes are accounted for in accordance with ASC 740, Income Taxes (“ASC 740”). As a result of the conversion from an LLC to a taxable entity in connection with the Company's IPO, the Company recognized a cumulative net deferred tax asset of $1.5 million related to the difference between the financial statement basis and tax basis of the assets and liabilities as of January 30, 2014. Subsequent to the conversion, the consolidated provision for, or benefit from, income taxes are calculated using the asset and liability method, under which deferred tax assets and liabilities are recorded based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.
Deferred tax assets are evaluated on a quarterly basis to determine if adjustments to the valuation allowance are required. In accordance with ASC 740, we assess whether a valuation allowance should be established based on the consideration of all available evidence using a “more likely than not” standard with respect to whether deferred tax assets will be realized. The ultimate realization of deferred tax assets depends primarily on the generation of future taxable income during the periods in which the differences become deductible. The value of our deferred tax assets will depend on applicable income tax rates. Judgment is required in determining the future tax consequences of events that have been recognized in our consolidated financial statements and/or tax returns. Differences between anticipated and actual outcomes of these future tax consequences could have a material impact on our consolidated financial statements.
ASC 740 defines the methodology for recognizing the benefits of uncertain tax return positions as well as guidance regarding the measurement of the resulting tax benefits.  These provisions require an enterprise to recognize the financial statement effects of a tax position when it is more likely than not (defined as a likelihood of more than 50%), based on the technical merits, that the position will be sustained upon examination.  In addition, these provisions provide guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.  The evaluation of whether a tax position meets the more-likely-than-not recognition threshold requires a substantial degree of judgment by management based on the individual facts and circumstances.

Stock-Based Compensation

We account for share-based awards in accordance with ASC 718, Compensation – Stock Compensation (“ASC 718”) and ASC 505-50, Equity – Equity Based Payments to Non-Employees (“ASC 505-50”).

ASC 718 requires that the cost resulting from all share-based payment transactions be recognized in a company's financial statements. ASC 718 requires all entities to apply a fair-value-based measurement method in accounting for share-based payment transactions with employees except for equity instruments held by employee share ownership plans.

On June 26, 2015, the Company entered into an agreement that transitioned Joseph Davis' role within the Company from Chief Investment Officer to a non-employee consultant to the Company. Per the agreement, Mr. Davis' outstanding restricted stock units and stock option equity awards will continue to vest in accordance with their original terms. Under ASC 505-50, if an employee becomes a non-employee and continues to vest in an award pursuant to the award's original terms, that award will be treated as an award to a non-employee prospectively, provided the individual is required to continue providing services to the employer (such as consulting services). Based on the terms and conditions of Mr. Davis' consulting agreement noted above, we account for Mr. Davis' share-based awards in accordance with ASC 505-50.

ASC 505-50 requires that Mr. Davis' award be accounted for prospectively, such that the fair value of the award will be re-measured at each reporting date until the earlier of (a) the performance commitment date or (b) the date the services required under the transition agreement with Mr. Davis have been completed. ASC 505-50 requires that compensation cost ultimately recognized in the Company's financial statements be the sum of (a) the compensation cost recognized during the period of time the individual was an employee (based on the grant-date fair value) plus (b) the fair value of the award determined on the measurement date determined in accordance with ASC 505-50 for the pro-rata portion of the vesting period in which the individual was a non-employee. Mr. Davis' outstanding awards fully vest during January 2017 and at that time, the award will be re-measured for the pro-rata portion of the vesting period in which he was a non-employee and the award will be fully expensed.

 Recently Issued Accounting Standards

The Company qualifies as an “emerging growth company” pursuant to the provisions of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Section 102 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, for complying with new or revised accounting standards. As previously disclosed, the Company has chosen, irrevocably, to “opt out” of such extended transition period, and as a result, will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies.

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which supersedes existing accounting literature relating to how and when a company recognizes revenue. Under ASU 2014-09, a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods and services. In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which delayed the effective date of ASU 2014-09 by one year. As a public company, ASU 2014-09 is effective for our interim and annual reporting periods beginning after December 15, 2017, and at that time, we expect to adopt the new standard under the modified retrospective approach. We do not believe the adoption of ASU 2014-09 will have a material impact on the amount or timing of our home building revenues. Although we are still evaluating the accounting for marketing costs under the new standard, there is a possibility that the adoption of ASU 2014-09 will impact the timing of recognition and classification in our consolidated financial statements of certain capitalized selling and marketing costs we incur to obtain sales contracts from our customers. Currently, these selling and marketing costs are capitalized to other assets and amortized to selling and marketing expenses as homes are delivered.  Under the new guidance, some of these costs may need to be expensed immediately. We are continuing to evaluate the impact the adoption may have on other aspects of our business and on our consolidated financial statements and disclosures.

In June 2014, the FASB issued ASU No. 2014-12, Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period (“ASU 2014-12”), which requires that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition.  A reporting entity should apply existing guidance in ASC 718, as it relates to awards with performance conditions that affect vesting to account for such awards.  The Company adopted ASU 2014-12 for the annual period ending December 31, 2016 with no material effect on our consolidated financial statements and related disclosures as the Company has no outstanding share-based awards subject to performance targets.

In February 2015, the FASB issued Accounting Standards Update ASU No. 2015-02, Amendments to the Consolidation Analysis (“ASU 2015-02”), which changes the analysis that a reporting entity must perform to determine whether it should consolidate certain types of legal entities. Our adoption of ASU 2015-02 for the annual period ended December 31, 2016 resulted in no material effect on our consolidated financial statements and related disclosures.

In April 2015, the FASB issued Accounting Standards Update ASU No. 2015-03, Simplifying the Presentation of Debt Issuance Costs (“ASU 2015-03”), which requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts.  We adopted ASU 2015-03 for the annual period ending December 31, 2016 and it did not have any effect on our consolidated financial statements and related disclosures as the treatment of the Company's current debt issuance costs is covered under ASU No. 2015-15, Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements – Amendments to SEC Paragraphs Pursuant to Staff Announcement at June 18, 2015 EITF Meeting, discussed below.

In August 2015, the FASB issued ASU No. 2015-15, Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements – Amendments to SEC Paragraphs Pursuant to Staff Announcement at June 18, 2015 EITF Meeting (“ASU 2015-15”), which clarifies the treatment of debt issuance costs from line-of-credit arrangements after the adoption of ASU 2015-03. In particular, ASU 2015-15 clarifies that the SEC staff would not object to an entity deferring and presenting debt issuance costs as an asset and subsequently amortizing the deferred debt issuance costs ratably over the term of the line-of-credit arrangement, regardless of whether there are any outstanding borrowings on the line-of-credit arrangement. Under ASU 2015-15, debt issuance costs from our unsecured revolving credit facility are capitalized to other assets and subsequently amortized over the term of the borrowing agreement.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”). ASU 2016-02 will require organizations that lease assets (referred to as “lessees”) to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. Under ASU 2016-02, a lessee will be required to recognize assets and liabilities for leases with lease terms of more than 12 months. Lessor accounting remains substantially similar to current GAAP. In addition, disclosures of leasing activities are to be expanded to include qualitative along with specific quantitative information. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. ASU 2016-02 mandates a modified retrospective transition method. This guidance is not expected to have a material impact on our consolidated financial statements.

In March 2016, the FASB issued ASU No. 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”). ASU 2016-09 simplifies several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. The Company will adopt ASU 2016-09 for the annual period ending December 31, 2017. The adoption is not expected to have a material impact on our consolidated financial statements as the Company has no existing APIC pools at December 31, 2016 to absorb future excess tax deficiencies from share-based payment awards.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments ("ASU 2016-15").  ASU 2016-15 provides guidance on how certain cash receipts and cash payments are to be presented and classified in the statement of cash flows.  ASU 2016-15 is effective for annual periods and interim periods within those annual periods beginning after December 15, 2017, and early adoption is permitted.  We are currently evaluating the impact adoption will have on our financial statements. We do not expect the adoption of ASU 2016-15 to have a material effect on our consolidated financial statements and disclosures.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash ("ASU 2016-18"). ASU 2016-16 requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. ASU 2016-18 is effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted. The guidance is not expected to have a material impact on our consolidated financial statements.

2.    Computation of Earnings Per Share
Basic and diluted earnings per share for the years ended December 31, 2016, 2015 and 2014 give effect to the conversion of the Company’s members’ equity into common stock on January 30, 2014 as though the conversion had occurred as of the beginning of the reporting period or the original date of issuance, if later. The number of shares converted was based on the actual IPO price of $11.00 per share.

The following table sets forth the components used in the computation of basic and diluted earnings per share for the years ended December 31, 2016, 2015 and 2014:

	Year Ended December 31,
	2016	2015	2014
	(Dollars in thousands, except per share amounts)
Numerator:
Net income attributable to The New Home Company Inc.	$21,022	$21,688	$4,787

Denominator:
Basic weighted-average shares outstanding	20,685,386	16,767,513	15,927,917
Effect of dilutive shares:
Stock options and unvested restricted stock units	106,059	173,575	41,282
Diluted weighted-average shares outstanding	20,791,445	16,941,088	15,969,199

Basic earnings per share attributable to The New Home Company Inc.	$1.02	$1.29	$0.30
Diluted earnings per share attributable to The New Home Company Inc.	$1.01	$1.28	$0.30

Antidilutive stock options and unvested restricted stock units not included in diluted earnings per share	849,977	7,414	796,864

3.    Contracts and Accounts Receivable
Contracts and accounts receivable consist of the following:

	December 31,
	2016	2015
	(Dollars in thousands)
Contracts receivable:
Costs incurred on fee building projects	$178,103	$139,677
Estimated earnings	8,404	10,213
	186,507	149,890
Less: amounts collected during the period	(162,203)	(132,109)
Contracts receivable	$24,304	$17,781

Contracts receivable:
Billed	$—	$—
Unbilled	24,304	17,781
	24,304	17,781
Accounts receivable:
Escrow receivables	3,385	6,179
Other receivables	144	—
Contracts and accounts receivable	$27,833	$23,960

Billed contracts receivable represent amounts billed to customers that have yet to be collected. Unbilled contracts receivable represents the contract revenue recognized but not yet billable pursuant to contract terms or administratively not invoiced. All unbilled receivables as of December 31, 2016 and 2015 are expected to be billed and collected within 90 days. Accounts payable at December 31, 2016 and 2015 includes $22.8 million and $16.7 million, respectively, related to costs incurred under the Company’s fee building contracts.

4.    Real Estate Inventories and Capitalized Interest
Real estate inventories are summarized as follows:

	December 31,
	2016	2015
	(Dollars in thousands)
Deposits and pre-acquisition costs	$38,723	$17,133
Land held and land under development	98,596	57,659
Homes completed or under construction	93,628	100,523
Model homes	55,981	25,321
	$286,928	$200,636

All of our deposits and pre-acquisition costs are non-refundable, except for $4.1 million and $0.5 million as of December 31, 2016 and 2015, respectively.
Land held and land under development includes costs incurred during site development such as land, development, indirects, and permits. Homes completed or under construction and model homes (except for capitalized selling and marketing costs, which have been classified in other assets) include all costs associated with home construction, including land, development, indirects, permits, materials and labor.
In accordance with Accounting Standards Codification ("ASC") 360, Property, Plant and Equipment (“ASC 360”), inventory is stated at cost, unless the carrying amount is determined not to be recoverable, in which case inventory is written down to its fair value. We review each real estate asset at the community-level, on a quarterly basis or whenever indicators of impairment exist. For the year ended December 31, 2016, the Company recognized real estate-related impairments of $3.5 million in cost of sales resulting in a decrease of the same amount to income before income taxes for our homebuilding segment. Fair value for homebuilding projects impaired during 2016 was calculated using a land residual value analysis and under a discounted cash flow model. The project cash flows were discounted at rates ranging from 10-14%. Fair value for the land sales project impaired during 2016 was determined using the land purchase price included in the executed sales agreement, less the Company's cost to sell. The following table summarizes inventory impairments recorded during the years ended December 31, 2016, 2015 and 2014:

	Year Ended December 31,
	2016	2015	2014
	(Dollars in Thousands)
Inventory impairments:
Home sales	$2,350	$—	$—
Land sales	1,150	—	—
Total inventory impairments	$3,500	$—	$—

Remaining carrying value of inventory impaired at year end	$30,225	$—	$—
Number of projects impaired during the year	3	—	—
Total number of projects subject to periodic impairment review during the year (1)	27	18	14

(1)
Represents the peak number of real estate projects that we had during each respective year. The number of projects outstanding at the end of each year may be less than the number of projects listed herein.

The home sales impairments of $2.4 million related to land under development and homes completed or under construction for two active homebuilding communities. These communities were experiencing slow monthly sales absorption rates, and the Company determined that additional incentives were required to sell the remaining homes and lots at estimated aggregate sales prices that would be lower than its previous carrying values. One community is located in Southern California and the other is located in Northern California. The land sales impairments of $1.2 million related to land under development in Northern California that the Company intends to sell once certain improvements are complete.

Interest is capitalized to inventory during development and other qualifying activities. Interest capitalized as a cost of inventory is included in cost of sales as related homes are closed. For the years ended December 31, 2016, 2015 and 2014 interest incurred, capitalized and expensed was as follows:

	Year Ended December 31,
	2016	2015	2014
	(Dollars in thousands)
Interest incurred	$7,484	$4,722	$1,857
Interest capitalized	(7,484)	(4,722)	(1,857)
Interest expensed	$—	$—	$—

Capitalized interest in beginning inventory	$4,190	$2,328	$1,003
Interest capitalized as a cost of inventory	7,484	4,722	1,857
Contribution to unconsolidated joint ventures	(1)	(264)	—
Previously capitalized interest included in cost of sales	(5,331)	(2,511)	(532)
Interest previously capitalized as a cost of inventory, included in other expense	—	(85)	—
Capitalized interest in ending inventory	$6,342	$4,190	$2,328

Capitalized interest as a percentage of inventory	2.2%	2.1%	1.5%
Interest included in cost of sales as a percentage of home sales revenue	1.0%	0.9%	0.9%
Contribution to unconsolidated joint ventures relates to interest capitalized as a cost of inventory, which was then contributed by the Company to unconsolidated joint ventures formed in each of 2016 and 2015.

5.    Investments in and Advances to Unconsolidated Joint Ventures

As of December 31, 2016 and 2015, the Company had ownership interests in 13 and 14, respectively, unconsolidated joint ventures with ownership percentages that generally range from 5% to 35%. The condensed combined balance sheets for our unconsolidated joint ventures accounted for under the equity method are as follows:

	December 31,
	2016	2015
	(Dollars in thousands)
Cash and cash equivalents	$33,683	$53,936
Restricted cash	8,374	12,279
Real estate inventories	386,487	415,730
Other assets	1,664	3,972
Total assets	$430,208	$485,917

Accounts payable and accrued liabilities	$28,706	$57,813
Notes payable	97,664	94,890
Total liabilities	126,370	152,703
The New Home Company's equity	46,857	60,572
Other partners' equity	256,981	272,642
Total equity	303,838	333,214
Total liabilities and equity	$430,208	$485,917
Debt-to-capitalization ratio	24.3%	22.2%
Debt-to-equity ratio	32.1%	28.5%

As of December 31, 2016 and 2015, the Company had advances outstanding of approximately $4.0 million and $0, respectively, to these unconsolidated joint ventures, which were included in the notes payable balances of the unconsolidated joint ventures in the table above.

The condensed combined statements of operations for our unconsolidated joint ventures accounted for under the equity method are as follows:

	Year Ended December 31,
	2016	2015	2014
	(Dollars in thousands)
Revenues	$233,219	$409,881	$271,385
Cost of sales and expenses	207,028	344,687	230,211
Net income of unconsolidated joint ventures	$26,191	$65,194	$41,174
Equity in net income of unconsolidated joint ventures reflected in the accompanying consolidated statements of operations	$7,691	$13,767	$8,443

The Company has entered into agreements with its unconsolidated joint ventures to provide management services related to the underlying projects (collectively referred to as the “Management Agreements”). Pursuant to the Management Agreements, the Company receives a management fee from its unconsolidated joint ventures based on each project’s revenues. For the years ended December 31, 2016, 2015 and 2014, the Company earned $8.2 million, $12.4 million, and $9.6 million, respectively, in management fees, which have been recorded as fee building revenues in the accompanying consolidated statements of operations.
On January 15, 2016, the Company entered into an assignment and assumption of membership interest agreement (the “Buyout Agreement”) for its partner's interest in the TNHC San Juan LLC unconsolidated joint venture. Per the terms of the Buyout Agreement, the Company contributed $20.6 million to the joint venture, and the joint venture made a liquidating cash distribution to our partner for the same amount in exchange for its membership interest. Prior to the buyout, the Company accounted for its investment in TNHC San Juan LLC as an equity method investment. After the buyout, TNHC San Juan LLC is now a wholly owned subsidiary of the Company.
During June 2016, our LR8 Investors LLC unconsolidated joint venture (LR8) made its final distributions, allocated $0.5 million of income to the Company from a reduction in reserves, and our outside equity partner exited the joint venture. Upon the change in control, we were required to consolidate this venture as a wholly owned subsidiary and the Company assumed the cash, accounts receivable, accounts payable, and accrued liabilities, including warranty reserve, of the joint venture. As part of this transaction, and in accordance with ASC 805, Business Combinations, the Company also recognized a gain of $1.1 million due to the purchase of our JV partner's interest for less than its carrying value.
On October 31, 2016, the Company entered into a $4.0 million unsecured promissory note with Encore McKinley Village, LLC, an unconsolidated joint venture. As of December 31, 2016, the amount of outstanding principal was $4.0 million. The note matures on August 31, 2017, with the right to extend to August 31, 2018, and bears interest at 10% per annum. The $4.0 million outstanding principal is included in investments in and advances to unconsolidated joint ventures in the accompanying consolidated balance sheets.

6.    Other Assets
Other assets consist of the following:

	December 31,
	2016	2015
	(Dollars in thousands)
Capitalized selling and marketing costs (1)	$10,101	$9,282
Deferred tax asset, net	8,434	7,516
Property and equipment, net of accumulated depreciation	857	929
Prepaid expenses	1,907	1,127
Other assets	—	15
	$21,299	$18,869

(1)
The Company amortized $9.2 million and $4.8 million of capitalized selling and marketing project costs to selling and marketing expenses during the years ended December 31, 2016 and 2015, respectively.

7.    Accrued Expenses and Other Liabilities
Accrued expenses and other liabilities consist of the following:

	December 31,
	2016	2015
	(Dollars in thousands)
Warranty accrual	$4,931	$4,181
Accrued compensation and benefits	6,786	5,106
Accrued interest	648	453
Completion reserve	1,355	1,168
Income taxes payable	7,147	6,780
Deferred profit from unconsolidated joint ventures	957	1,603
Other accrued expenses	1,594	536
	$23,418	$19,827

Changes in our warranty accrual are detailed in the table set forth below:

	Year Ended December 31,
	2016	2015	2014
	(Dollars in thousands)
Beginning warranty accrual for homebuilding projects	$3,846	$1,277	$810
Warranty provision for homebuilding projects	1,921	2,802	562
Warranty assumed from joint venture at consolidation	469	—	—
Warranty payments for homebuilding projects	(563)	(233)	(95)
Adjustment to warranty accrual	(1,065)	—	—
Ending warranty accrual for homebuilding projects	4,608	3,846	1,277

Beginning warranty accrual for fee building projects	335	301	264
Warranty provision for fee building projects	—	57	62
Warranty efforts for fee building projects	(12)	(23)	(25)
Ending warranty accrual for fee building projects	323	335	301
Total ending warranty accrual	$4,931	$4,181	$1,578

During the third quarter of 2016, we recorded an adjustment of $1.1 million to our warranty accrual primarily due to lower than expected warranty related expenditures. The corresponding adjustment was included as a reduction to cost of home sales in the accompanying consolidated statements of operations.

8.    Unsecured Revolving Credit Facility and Other Notes Payable
Notes payable consisted of the following:

	December 31,
	2016	2015
	(Dollars in thousands)
Senior unsecured revolving credit facility	$118,000	$74,924
Note payable to land seller	—	6,000
Construction loans	—	2,158
	$118,000	$83,082

We have a senior unsecured revolving credit facility (the "Credit Facility") with a bank group. As of December 31, 2015, the total commitment under such Credit Facility was $200.0 million of which $74.9 million was outstanding. In May 2016, we increased the commitment under the Credit Facility from $200 million to $260 million with an accordion feature that allows borrowings thereunder to be increased up to an aggregate of $350 million, subject to certain conditions, including the availability of bank commitments, and extended the maturity date by one year to April 30, 2019. As of December 31, 2016, we had $118.0 million outstanding under the credit facility and $142.0 million in availability. We may repay advances at any time without premium or penalty. Interest is payable monthly and is charged at a rate of 1-month LIBOR plus a margin ranging from 2.25% to 3.00% depending on the Company’s leverage ratio as calculated at the end of each fiscal quarter. As of December 31, 2016, the interest rate under the facility was 3.52%. Pursuant to the Credit Facility, the Company is required to maintain certain financial covenants as defined in the Credit Facility, including (i) a minimum tangible net worth; (ii) maximum leverage ratios; (iii) a minimum liquidity covenant; and (iv) a minimum fixed charge coverage ratio based on EBITDA (as detailed in the Credit Facility) to interest incurred. As of December 31, 2016, the Company was in compliance with all financial covenants.
In December 2016, the Company retired a term loan with a land seller. The loan was secured by real estate, and bore interest at 7.0% per annum. Immediately prior to payoff, the land seller reduced the principal balance of $4.0 million by $250,000 in exchange for the immediate payoff of the note. The Company paid off the new principal balance of $3.75 million and recognized the $250,000 principal reduction as a gain in other expense, net, in the accompanying consolidated statements of operations.
In May 2014, we entered into two secured construction loans with a bank related to model and production homes for a specific project. The project closed out during 2016 and the associated loans were paid off.
Notes payable have stated maturities as follows for the years ending December 31 (dollars in thousands):

2017	$—
2018	—
2019	118,000
$118,000

9.    Fair Value Disclosures
ASC 820, Fair Value Measurements and Disclosures, defines fair value as the price that would be received for selling an asset or paid to transfer a liability in an orderly transaction between market participants at measurement date and requires assets and liabilities carried at fair value to be classified and disclosed in the following three categories:

•	Level 1 – Quoted prices for identical instruments in active markets
•
Level 2 – Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are inactive; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets at measurement date

•	Level 3 – Valuations derived from techniques where one or more significant inputs or significant value drivers are unobservable in active markets at measurement date

Fair Value of Financial Instruments
The accompanying consolidated balance sheets include the following financial instruments: cash and cash equivalents, restricted cash, contracts and accounts receivable, due from affiliates, accounts payable, accrued expenses and other liabilities, due to affiliates, unsecured revolving credit facility and other notes payable.
The Company considers the carrying value of cash and cash equivalents, restricted cash, contracts and accounts receivable, accounts payable, and accrued expenses and other liabilities to approximate the fair value of these financial instruments based on the short duration between origination of the instruments and their expected realization. The fair value of amounts due from affiliates and due to affiliates is not determinable due to the related party nature of such amounts. As of December 31, 2016 and 2015, the fair value of the Company's unsecured revolving credit facility and other notes payable approximated the carrying value. The Company determined that the fair value estimates of its unsecured revolving credit facility and other notes payable are classified as Level 3 within the fair value hierarchy. The estimated fair value of the outstanding revolving credit facility balance at December 31, 2016 and 2015 approximated the carrying value due to the short-term nature of LIBOR contracts. The estimated fair value of other notes receivable at December 31, 2015 was based on a cash flow model discounted at market interest rates that considered underlying risks of the debt.
Non-Recurring Fair Value Adjustments
Nonfinancial assets and liabilities include items such as inventory and long-lived assets that are measured at cost when acquired and adjusted for impairment to fair value, if deemed necessary. For the year ended December 31, 2016, the Company recognized real estate-related impairment adjustments of $3.5 million. Of this amount, $2.4 million related to two active homebuilding communities and $1.2 million related to land the Company has under development and intends to sell. These impairment adjustments were made using Level 3 inputs and assumptions. The fair value of the real estate inventories subject to the impairment adjustments was $30.2 million at December 31, 2016.
During the years ended December 31, 2015 and 2014, the Company did not record any fair value adjustments to those nonfinancial assets and liabilities remeasured at fair value on a nonrecurring basis.

10.    Commitments and Contingencies

The Company is a defendant in various lawsuits related to its normal course of business. We record a reserve for potential legal claims and regulatory matters when they are probable of occurring and a potential loss is reasonably estimable. We accrue for these matters based on facts and circumstances specific to each matter and revise these estimates when necessary.
In view of the inherent difficulty of predicting outcomes of legal claims and related contingencies, we generally cannot predict their ultimate resolution, related timing or eventual loss. If our evaluations indicate loss contingencies that could be material are not probable, but are reasonably possible, we will disclose their nature with an estimate of possible range of losses or a statement that such loss is not reasonably estimable. As of December 31, 2016 and 2015, the Company did not have any accruals for asserted or unasserted matters.
As an owner and developer of real estate, the Company is subject to various environmental laws of federal, state and local governments. The Company is not aware of any environmental liability that could have a material adverse effect on its financial condition or results of operations. However, changes in applicable environmental laws and regulations, the uses and conditions of real estate in the vicinity of the Company’s real estate and other environmental conditions of which the Company is unaware with respect to the real estate could result in future environmental liabilities.
The Company has provided credit enhancements in connection with joint venture borrowings in the form of LTV maintenance agreements in order to secure the joint venture's performance under the loans and maintenance of certain LTV ratios. The Company has also entered into agreements with its partners in each of the unconsolidated joint ventures whereby the Company and its partners are apportioned liability under the LTV maintenance agreements according to their respective capital interest. In addition, the agreements provide the Company, to the extent its partner has an unpaid liability under such credit enhancements, the right to receive distributions from the unconsolidated joint venture that would otherwise be made to the partner. However, there is no guarantee that such distributions will be made or will be sufficient to cover the share of the liability apportioned to us. The loans underlying the LTV maintenance agreements comprise acquisition and development loans, construction revolvers and model home loans, and the agreements remain in force until the loans are satisfied. Due to the nature of the loans, the outstanding balance at any given time is subject to a number of factors including the status of site improvements, the mix of horizontal and vertical development underway, the timing of phase build outs, and the period necessary to complete the escrow process for homebuyers. As of December 31, 2016 and 2015, $56.0 million and $74.1 million, respectively, was outstanding under the loans and credit enhanced by the Company through LTV maintenance agreements. Under the terms of the joint venture agreements, the Company's proportionate share of LTV maintenance agreement liabilities was $8.6 million and $22.5 million, respectively, as of December 31, 2016 and December 31, 2015. In addition, the Company has provided completion agreements regarding specific performance for certain projects whereby the Company is required to complete the given project with funds provided by the beneficiary of the agreement. If there are not adequate funds available under the specific project loans, the Company would then be subject to financial liability under such completion agreements. Typically, under such terms of the joint venture agreements, the Company has the right to apportion the respective share of any costs funded under such completion agreements to its partners. However, there is no guarantee that we will be able to recover against our partners for such amounts owed to us under the terms of such joint venture agreements.

In connection with providing credit enhancements, the Company recognized $0, $0 and $18,927 in guaranty fee income during the years ended December 31, 2016, 2015 and 2014, respectively, in other expense, net, in the accompanying consolidated statements of operations.
We obtain surety bonds in the normal course of business to ensure completion of certain infrastructure improvements of our projects. As of December 31, 2016 and 2015, the Company had outstanding surety bonds totaling $44.0 million and $33.6 million, respectively. The estimated remaining costs to complete of such improvements was $15.7 million and $17.0 million, respectively. The beneficiaries of the bonds are various municipalities and other organizations. In the event that any such surety bond issued by a third party is called because the required improvements are not completed, the Company could be obligated to reimburse the issuer of the bond.
On May 6, 2015, the Company entered into a letter of credit facility agreement that allows the Company and certain affiliated unconsolidated joint ventures to issue up to $5.0 million in letters of credit. The agreement includes an option to increase this amount to $7.5 million, subject to certain conditions. As of December 31, 2016, our affiliated unconsolidated joint ventures had $3.6 million in outstanding letters of credit issued under this facility.
We lease our corporate headquarters in Aliso Viejo, California. The lease on this facility consists of approximately 18,700 square feet and expires in November 2020. In addition, we lease divisional offices in Northern California, Southern

California and Arizona, including approximately 4,800 square feet through May 2020 in Roseville, approximately 7,700 square feet through September 2021 in Walnut Creek, approximately 1,400 square feet through July 2018 in Agoura Hills and approximately 2,000 square feet through January 2018 in Scottsdale. As of December 31, 2016, the future minimum lease payments under non-cancelable operating leases, primarily associated with our office facilities, are as follows (dollars in thousands):

2017	$2,274
2018	1,048
2019	1,134
2020	1,080
2021	283
Thereafter	—
$5,819

For the years ended December 31, 2016, 2015 and 2014, rent expense was $1.1 million, $0.9 million, and $0.7 million, respectively, and is included in general and administrative expenses.

11.    Related Party Transactions
During the years ended December 31, 2016, 2015 and 2014, the Company incurred construction-related costs on behalf of its unconsolidated joint ventures totaling $9.4 million, $11.3 million and $8.0 million, respectively. As of December 31, 2016 and 2015, $0.2 million and $0.3 million, respectively, are included in due from affiliates in the accompanying consolidated balance sheets.
The Company has entered into Management Agreements with its unconsolidated joint ventures to provide management services related to the underlying projects. Pursuant to the Management Agreements, the Company receives a management fee based on each project’s revenues. During the years ended December 31, 2016, 2015 and 2014, the Company earned $8.2 million, $12.4 million and $9.6 million, respectively, in management fees, which have been recorded as fee building revenue in the accompanying consolidated statements of operations. As of December 31, 2016 and 2015, $0.6 million and $0.7 million, respectively, of management fees are included in due from affiliates in the accompanying consolidated balance sheets.
One member of the Company's board of directors beneficially owns more than 10% of the Company's outstanding common stock through an affiliated entity and is also affiliated with an entity that has investments in two of the Company's unconsolidated joint ventures. As of December 31, 2016, the Company's investment in these two unconsolidated joint ventures totaled $10.2 million.
TL Fab LP, an affiliate of Paul Heeschen, one of the Company's non-employee directors, was engaged by the Company and some of its unconsolidated joint ventures as a trade contractor to provide metal fabrication services. For the years ended December 31, 2016, 2015 and 2014, the Company incurred $0.3 million, $0.1 million and $0.1 million, respectively, for these services. The Company's unconsolidated joint ventures incurred $0.6 million, $0.8 million and $1.1 million, respectively, for these services for the years ended December 31, 2016, 2015 and 2014. Of these costs, $33,000 and $45,000 was due to TL Fab LP from the Company at December 31, 2016 and 2015, respectively, and $14,000 and $120,000 was due to TL Fab LP from the Company's unconsolidated joint ventures at December 31, 2016 and 2015, respectively.
On June 29, 2015, the Company formed a new unconsolidated joint venture and received capital credit in excess of our contributed land basis. As a result, the Company recognized $1.6 million in equity in net income of unconsolidated joint ventures and deferred $0.4 million in profit from unconsolidated joint ventures related to this transaction for the year ended December 31, 2015. During 2016, $0.1 million of the previously deferred revenue was recognized as equity in net income of unconsolidated joint ventures and at December 31, 2016, $0.3 million remained unrecognized and included in accrued expenses and other liabilities in the accompanying consolidated balance sheets.
In its ordinary course of business, the Company enters into agreements to purchase lots from unconsolidated land development joint ventures of which it is a member. For the years ended December 31, 2016 and December 31, 2015, the company purchased $6.5 million and $20.2 million, respectively, of land from unconsolidated land development joint ventures. In accordance with ASC 360-20, Property, Plant and Equipment - Real Estate Sales ("ASC 360-20"), the Company defers its portion of the underlying gain from the joint venture's sale of these lots. When the Company purchases lots directly from the joint venture, the deferred gain is recorded as a reduction to the Company's land basis on the purchased lots. In certain instances, a third party may purchase lots from our unconsolidated joint ventures with the intent to finish the lots. Then, the Company has an option to acquire these finished lots from the third party. In these instances, the Company defers its portion of the underlying gain and records the deferred gain as deferred profit from unconsolidated joint ventures included in accrued expenses and other liabilities in the accompanying consolidated balance sheets. Once the lot is purchased by the Company, the pro-rata share of the previously deferred profit is recorded as a reduction to the Company's land basis in the purchased lots. In both instances, the gain is ultimately recognized when the Company delivers lots to third-party home buyers at the time of the home closing. At December 31, 2016 and 2015, $0.6 million and $1.2 million, respectively, of deferred gain from lot sale transactions is included in accrued expenses and other liabilities in the accompanying consolidated balance sheets as deferred profit from unconsolidated joint ventures. In addition, at December 31, 2016 and 2015, $0.7 million and $1.1 million, respectively, of deferred gain from lot sale transactions remained unrecognized and included as a reduction to land basis in the accompanying consolidated balance sheets.
The Company’s land purchase agreement with one of its unconsolidated joint ventures, TNHC-HW Cannery LLC, requires profit participation payments due upon the closing of each home.  Payment amounts are calculated based upon a percentage of estimated net profits and are due every 90 days after the first home closing.  As of December 31, 2016, no profit participation was due to TNHC-HW Cannery LLC, and due to a change in estimates, the Company was owed a refund of $0.2 million from TNHC-HW Cannery LLC for profit participation overpayments. Also per the purchase agreement, the Company is due $0.1 million in fee credits from TNHC-HW Cannery LLC at December 31, 2016. Both amounts are included in due from affiliates in the accompanying consolidated balance sheets. As of December 31, 2015, $0.3 million of profit participation was due to TNHC-HW Cannery LLC, which is included in due to affiliates in the accompanying consolidated balance sheets.
On January 15, 2016, the Company entered into an assignment and assumption of membership interest agreement (the “Buyout Agreement”) for its partner's interest in the TNHC San Juan LLC unconsolidated joint venture. Per the terms of the Buyout Agreement, the Company contributed $20.6 million to the joint venture, and the joint venture made a liquidating cash distribution to our partner for the same amount in exchange for its membership interest. Prior to the buyout, the Company accounted for its investment in TNHC San Juan LLC as an equity method investment. After the buyout, TNHC San Juan LLC is now a wholly owned subsidiary of the Company.
During June 2016, our LR8 Investors LLC unconsolidated joint venture (LR8) made its final distributions, allocated $0.5 million of income to the Company from a reduction in warranty reserves, and our outside equity partner exited the joint venture. Upon the change in control, we were required to consolidate this venture as a wholly owned subsidiary, and the Company assumed the cash, accounts receivable, accounts payable, and accrued liabilities, including warranty reserve, of the joint venture. As part of this transaction, and in accordance with ASC 805, Business Combinations, the Company also recognized a gain of $1.1 million due to the purchase of our JV partner's interest for less than its carrying value.

12.    Stock-Based Compensation
On August 18, 2010, the Company granted equity-based units to certain members of management valued on the date of grant at $1.9 million with a four year vesting period. Recipients of the equity-based units had the right to receive certain distributions, if any, from the Company following return of capital to its equity members. The share-based units vested upon completion of the IPO, and the remaining unrecognized compensation expense of $316,667 was recognized during the first quarter of 2014, and is included in general and administrative expense in the accompanying consolidated statements of operations.
The 2014 Long-Term Incentive Plan (the “2014 Incentive Plan”), was adopted by our board of directors in January 2014. The 2014 Incentive Plan provides for the grant of equity-based awards, including options to purchase shares of common stock, stock appreciation rights, restricted and unrestricted stock awards, restricted stock units and performance awards. The 2014 Incentive Plan will automatically expire on the tenth anniversary of its effective date.
The number of shares of our common stock that are authorized to be issued under the 2014 Incentive Plan is 1,644,875 shares. To the extent that shares of the Company's common stock subject to an outstanding option, stock appreciation right, stock award or performance award granted under the 2014 Incentive Plan or any predecessor plan are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award or the settlement of such award in cash, then such shares of common stock generally shall again be available under the 2014 Incentive Plan.
The Company has issued stock option and restricted stock unit awards under the 2014 Incentive Plan. As of December 31, 2016, 15,497 shares remain available for grant under the 2014 Incentive Plan. The exercise price of stock-based awards may not be less than the market value of the Company's common stock on the date of grant. The fair value for stock options is established at the date of grant using the Black-Scholes model for time-based vesting awards. The Company's stock option and restricted stock awards typically vest over a one to three year period and the stock options expire ten years from the date of grant.
At our 2016 Annual Meeting of Shareholders on May 24, 2016, our shareholders approved the 2016 Incentive Award Plan (the "2016 Incentive Plan"). The 2016 Incentive Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units and other stock- or cash-based awards. Non-employee directors of the Company and employees and consultants of the Company, or any of its subsidiaries, are eligible to receive awards under the 2016 Incentive Plan. The 2016 Incentive Plan authorizes the issuance of 800,000 shares of common stock, subject to certain limitations. The 2016 Incentive Plan will expire on February 23, 2026. At December 31, 2016, no awards had been granted from the 2016 Incentive Plan.
A summary of the Company’s common stock option activity as of and for the year ended December 31, 2016, 2015 and 2014 is presented below:

	Year Ended December 31,
	2016		2015		2014
	Number of Shares	Weighted-Average Exercise Price per Share	Number of Shares	Weighted-Average Exercise Price per Share	Number of Shares	Weighted-Average Exercise Price per Share
Outstanding Stock Option Activity
Outstanding, beginning of period	840,298	$11.00	846,874	$11.00	—	$—
Granted	—	$—	—	$—	872,683	$11.00
Exercised	—	$—	(1,584)	$11.00	—	$—
Forfeited	(4,512)	$11.00	(4,992)	$11.00	(25,809)	$11.00
Outstanding, end of period	835,786	$11.00	840,298	$11.00	846,874	$11.00
Exercisable, end of period	42,042	$11.00	23,133	$11.00	—	$—

A summary of the Company’s restricted stock units activity as of and for the year ended December 31, 2016, 2015 and 2014 is presented below:

	Year Ended December 31,
	2016		2015		2014
	Number of Shares	Weighted-Average Grant-Date Fair Value per Share	Number of Shares	Weighted-Average Grant-Date Fair Value per Share	Number of Shares	Weighted-Average Grant-Date Fair Value per Share
Restricted Stock Units Activity
Outstanding, beginning of period	308,386	$14.20	112,233	$11.36	—	$—
Granted	414,045	$10.05	294,355	$14.46	118,937	$11.34
Vested	(231,633)	$14.22	(85,386)	$11.48	—	$—
Forfeited	(15,809)	$11.62	(12,816)	$13.44	(6,704)	$11.00
Outstanding, end of period	474,989	$10.66	308,386	$14.20	112,233	$11.36

The expense related to the Company's stock-based compensation programs, included in general and administrative expense in the accompanying consolidated statements of operations, was as follows:

	Year Ended December 31,
	2016	2015	2014
	(Dollars in thousands)
Expense related to:
Equity based incentive units	$—	$—	$317
Stock options	1,054	1,184	1,128
Restricted stock units	2,417	2,700	877
	$3,471	$3,884	$2,322

The following table presents details of the assumptions used to calculate the weighted-average grant date fair value of common stock options granted by the Company:

	Year Ended December 31,
	2016	2015	2014
Expected term (in years)	4.3	4.3	4.3
Expected volatility	49.0%	49.0%	49.0%
Risk-free interest rate	1.2%	1.2%	1.2%
Expected dividends	—	—	—
Weighted-average grant date fair value per share	$4.43	$4.43	$4.43

The following table presents details of the assumptions used to calculate the re-measurement date fair value of common stock options granted to Mr. Davis by the Company in accordance with ASC 505-50 as discussed in Note 1:

	Year Ended December 31,
	2016	2015
Expected term (in years)	1.1	2.1
Expected volatility	36.7%	28.2%
Risk-free interest rate	0.9%	1.1%
Expected dividends	—	—
Re-measurement date fair value per share	$2.14	$3.21

We used the "simplified method" to establish the expected term of the common stock options granted by the Company. Our restricted stock awards are valued based on the closing price of our common stock on the date of grant. At December 31, 2016, the amount of unearned stock-based compensation currently estimated to be expensed through 2019 related to common stock options and restricted stock unit awards is $3.3 million, net of estimated forfeitures. The weighted-average period over which the unearned stock-based compensation is expected to be recognized is 1.9 years. If there are any modifications or cancellations of the underlying unvested awards, the Company may be required to accelerate, increase or cancel any remaining unearned stock-based compensation expense.

13.     Income Taxes

As discussed in Note 1, for the first 30 calendar days of 2014, the Company was a Delaware LLC which was treated as partnership for income tax purposes and was subject to certain minimal taxes and fees; however, income taxes on taxable income or losses realized by the Company were the obligation of the members.
The provision for income taxes includes the following:

	Year Ended December 31,
	2016	2015	2014
	(Dollars in thousands)
Current provision for income taxes:
Federal	$10,321	$10,822	$4,722
State	3,375	3,386	1,343
	13,696	14,208	6,065
Deferred benefit for income taxes:
Federal	(506)	(1,522)	(4,600)
State	(166)	(153)	(1,219)
	(672)	(1,675)	(5,819)
Provision for income taxes	$13,024	$12,533	$246

The effective tax rate differs from the federal statutory rate of 35% due to the following items:

	Year Ended December 31,
	2016	2015	2014
	(Dollars in thousands)
Income before taxes of taxable entities	$33,950	$33,911	$5,003
Provision for income taxes at federal statutory rate	$(11,883)	$(11,869)	$(1,751)
(Increases) decreases in tax resulting from:
State income taxes, net of federal benefit	(1,977)	(1,979)	(293)
Manufacturing deduction	1,142	1,274	225
Deferred tax assets upon conversion to a corporation	—	—	1,495
Tax rate change	—	—	100
Other	(306)	41	(22)
Provision for income taxes	$(13,024)	$(12,533)	$(246)
Effective tax rate	38.4%	37.0%	4.9%
The Company accounts for income taxes in accordance with ASC 740, which requires an asset and liability approach for measuring deferred taxes based on temporary differences between the financial statements and tax bases of assets and liabilities existing at each balance sheet date using enacted tax rates for the years in which taxes are expected to be paid or recovered.

The components of our deferred income tax asset are as follows:

	December 31,
	2016	2015
	(Dollars in thousands)
State taxes	$1,229	$1,300
Reserves and accruals	2,407	2,128
Intangible assets	359	548
Share based compensation	2,118	1,999
Inventory	1,150	868
Investments in joint ventures	1,290	822
Depreciation	(119)	(149)
Deferred tax asset, net	$8,434	$7,516
Each quarter we assess our deferred tax asset to determine whether all or any portion of the asset is more likely than not unrealizable under ASC 740. We are required to establish a valuation allowance for any portion of the asset we conclude is more likely than not unrealizable. Our assessment considers, among other things, the nature, frequency and severity of prior cumulative losses, forecasts of future taxable income, the duration of statutory carryforward periods, our utilization experience with operating loss and tax credit carryforwards and the planning alternatives, to the extent these items are applicable.
The Company classifies any interest and penalties related to income taxes assessed as part of income tax expense. The Company has concluded that there were no significant uncertain tax positions requiring recognition in its financial statements, nor has the Company been assessed interest or penalties by any major tax jurisdictions related to any open tax periods. We are subject to U.S. federal income tax examination for calendar tax years ending 2014 through 2016 and various state income tax examinations for 2014 through 2016 calendar tax years.  Our 2014 U.S. federal income tax return is currently under examination.

14.    Segment Information
The Company’s operations are organized into two reportable segments: homebuilding and fee building. In determining the most appropriate reportable segments, we considered similar economic and other characteristics, including product types, average selling prices, gross margins, production processes, suppliers, subcontractors, regulatory environments, land acquisition results, and underlying demand and supply in accordance with ASC Topic 280, Segment Reporting.
Our homebuilding operations acquire and develop land and construct and sell single-family attached and detached homes. Our fee building operations build homes and manage construction related activities on behalf of third-party property owners and our joint ventures. Corporate is a non-operating segment that develops and implements strategic initiatives and supports our operating segments by centralizing key administrative functions such as accounting, finance and treasury, information technology, insurance and risk management, litigation, marketing and human resources.  A portion of the expenses incurred by Corporate are allocated to the fee building segment primarily based on their respective percentage of revenues. The assets of our fee building segment primarily consist of cash, restricted cash and accounts receivable. The majority of our Corporate personnel and resources are primarily dedicated to activities relating to our homebuilding segment, and, therefore, the balance of any unallocated Corporate expenses and assets are included in our homebuilding segment.
The reportable segments follow the same accounting policies as our consolidated financial statements described in Note 1. Operational results of each reportable segment are not necessarily indicative of the results that would have been achieved had the reportable segment been an independent, stand-alone entity during the periods presented. Financial information relating to reportable segments was as follows:

	Year Ended December 31,
	2016	2015	2014
	(Dollars in thousands)
Revenues:
Homebuilding	$507,949	$280,209	$56,094
Fee building, including management fees	186,507	149,890	93,563
Total	$694,456	$430,099	$149,657

Income before income taxes:
Homebuilding	$25,546	$23,698	$497
Fee building, including management fees	8,404	10,213	4,506
Total	$33,950	$33,911	$5,003

	December 31,
	2016	2015
	(Dollars in thousands)
Assets:
Homebuilding	$393,095	$331,697
Fee building	26,041	19,573
Total	$419,136	$351,270

15.    Pro Forma Net Income and Earnings per Share (Unaudited)
The pro forma amounts reflect the income tax provision as if the Company was a taxable corporation as of the beginning of the period, and assume the Company filed a consolidated tax return for the periods presented.
For the year ended December 31, 2014, the pro forma tax provision assumes the Company's taxable income for the year would have included pretax income earned between January 1, 2014 and January 30, 2014, prior to the conversion to a taxable corporation. In addition, a net deferred income tax asset of $1.5 million was recognized as a result of the conversion to a taxable entity during the first quarter of 2014. However, the pro forma results exclude the effect of the conversion adjustment because of its nonrecurring nature.
Basic and diluted earnings per share and pro forma basic and diluted earnings per share give effect to the conversion of the Company's members' equity into common stock on January 30, 2014 as though the conversion had occurred as of the beginning of the reporting period or the original date of issuance, if later. See Note 2.

Year Ended December 31,
2014

Income before taxes	$5,003
Pro forma income tax provision to reflect the conversion to a C Corporation	(1,648)
Pro forma net income	3,355
Net loss attributable to noncontrolling interests	30
Pro forma net income attributable to The New Home Company Inc.	$3,385
Pro forma basic earnings per share attributable to The New Home Company Inc.	$0.21
Pro forma diluted earnings per share attributable to The New Home Company Inc.	$0.21

16.    Results of Quarterly Operations (Unaudited)

The following table presents our unaudited quarterly financial data. In our opinion, this information has been prepared on a basis consistent with that of our audited consolidated financial statements and all necessary material adjustments, consisting of normal recurring accruals and adjustments, have been included to present fairly the unaudited quarterly financial data. Our quarterly results of operations for these periods are not necessarily indicative of future results of operations.

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
	(Dollars in thousands, except per share amounts)
2016
Home sales revenue	$42,303	$78,836	$125,142	$261,668	$507,949
Cost of home sales	36,670	69,390	105,799	221,700	433,559
Home sales impairments	—	—	—	2,350	2,350
Homebuilding gross margin	$5,633	$9,446	$19,343	$37,618	$72,040
Land sale impairment	$—	$—	$—	$1,150	$1,150
Land sales gross margin	$—	$—	$—	$(1,150)	$(1,150)
Fee building revenue	$42,937	$30,028	$52,761	$60,781	$186,507
Cost of fee building	40,914	28,317	50,832	58,040	178,103
Fee building gross margin	$2,023	$1,711	$1,929	$2,741	$8,404
Income (loss) before income taxes	$(1,111)	$3,939	$9,042	$22,080	$33,950
Net (loss) income attributable to The New Home Company Inc.	$(814)	$2,509	$5,547	$13,780	$21,022
Basic earnings (loss) per share attributable to The New Home Company Inc.(1)	$(0.04)	$0.12	$0.27	$0.67	$1.02
Diluted earnings (loss) per share attributable to The New Home Company Inc.(1)	$(0.04)	$0.12	$0.27	$0.66	$1.01

2015
Home sales revenue	$56,235	$19,202	$57,878	$146,894	$280,209
Cost of home sales	47,408	16,598	48,741	122,485	235,232
Homebuilding gross margin	$8,827	$2,604	$9,137	$24,409	$44,977
Fee building revenue	$46,630	$26,429	$29,099	$47,732	$149,890
Cost of fee building	43,777	25,209	27,028	43,663	139,677
Fee building gross margin	$2,853	$1,220	$2,071	$4,069	$10,213
Income before income taxes	$7,431	$415	$6,594	$19,471	$33,911
Net income attributable to The New Home Company Inc.	$4,569	$449	$4,444	$12,226	$21,688
Basic earnings per share attributable to The New Home Company Inc. (1)	$0.28	$0.03	$0.27	$0.70	$1.29
Diluted earnings per share attributable to The New Home Company Inc. (1)	$0.28	$0.03	$0.27	$0.69	$1.28

(1)	Some amounts do not add to our full year results presented on our consolidated statement of operations due to rounding differences in quarterly and annual weighted average share calculations.

17. Supplemental Disclosure of Cash Flow Information

The following table presents certain supplemental cash flow information:

	Year Ended December 31,
	2016	2015	2014
	(Dollars in thousands)
Supplemental disclosures of cash flow information
Interest paid, net of amounts capitalized	$—	$—	$—
Income taxes paid	$13,670	$11,261	$1,470
Supplemental disclosures of non-cash transactions
Purchase of real estate with note payable to land seller	$—	$—	$17,000
Purchase of real estate with notes payable to affiliate	$—	$747	$—
Contribution of real estate to unconsolidated joint ventures	$798	$18,828	$1,890
Contribution of real estate from noncontrolling interest in subsidiary	$—	$1,301	$1,252
Deductible transaction costs and additional contribution of deferred tax assets from IPO	$—	$—	$808
Assets assumed from unconsolidated joint ventures	$46,811	$—	$—
Liabilities and equity assumed from unconsolidated joint ventures	$47,197	$—	$—

18. Supplemental Guarantor Information

The Company's 7.25% Senior Notes due 2022 (the "Notes") are guaranteed, on an unsecured basis, jointly and severally, by all of the Company's 100% owned subsidiaries (collectively, the "Guarantors"). The guarantees are full and unconditional. The Indenture governing the Notes (the "Indenture") provides that the guarantees of a Guarantor will be automatically and unconditionally released and discharged: (1) upon any sale, transfer, exchange or other disposition (by merger, consolidation or otherwise) of all of the equity interests of such Guarantor after which the applicable Guarantor is no longer a “Restricted Subsidiary” (as defined in the Indenture), which sale, transfer, exchange or other disposition is made in compliance with applicable provisions of the Indenture; (2) upon the proper designation of such Guarantor as an “Unrestricted Subsidiary” (as defined in the Indenture), in accordance with the Indenture; (3) upon request of the Company and certification in an officers’ certificate provided to the trustee that the applicable Guarantor has become an “Immaterial Subsidiary” (as defined in the Indenture), so long as such Guarantor would not otherwise be required to provide a guarantee pursuant to the Indenture; provided that, if immediately after giving effect to such release the consolidated tangible assets of all Immaterial Subsidiaries that are not Guarantors would exceed 5.0% of consolidated tangible assets, no such release shall occur, (4) if the Company exercises its legal defeasance option or covenant defeasance option under the Indenture or if the obligations of the Company and the Guarantors are discharged in compliance with applicable provisions of the Indenture, upon such exercise or discharge; (5) unless a default has occurred and is continuing, upon the release or discharge of such Guarantor from its guarantee of any indebtedness for borrowed money of the Company and the Guarantors so long as such Guarantor would not then otherwise be required to provide a guarantee pursuant to the Indenture; or (6) upon the full satisfaction of the Company’s obligations under the Indenture; provided that in each case if such Guarantor has incurred any indebtedness in reliance on its status as a Guarantor in compliance with applicable provisions of the Indenture, such Guarantor’s obligations under such indebtedness, as the case may be, so incurred are satisfied in full and discharged or are otherwise permitted to be incurred by a Restricted Subsidiary (other than a Guarantor) in compliance with applicable provisions of the Indenture. The Company has determined that separate, full financial statements of the Guarantors would not be material to investors and, accordingly, supplemental financial information for the Guarantors is presented.

As the guarantees were made in connection with the first and second quarter 2017 private offering of notes, the Guarantors’ condensed financial information is presented as if the guarantees existed during the period presented. If any subsidiaries are released from the guarantees in future periods, the changes are reflected prospectively.

SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEETS

	December 31, 2016
	NWHM Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Adjustments	Consolidated NWHM
	(Dollars in thousands)
Assets
Cash and cash equivalents	$16,385	$13,842	$269	$—	$30,496
Restricted cash	—	585	—	—	585
Contracts and accounts receivable	30	29,774	—	(1,971)	27,833
Intercompany receivables	73,972	—	—	(73,972)	—
Due from affiliates	—	1,138	—	—	1,138
Real estate inventories	—	286,928	—	—	286,928
Investment in and advances to unconsolidated joint ventures	—	50,857	—	—	50,857
Investment in subsidiaries	268,411	—	—	(268,411)	—
Other assets	9,381	11,918	—	—	21,299
Total assets	$368,179	$395,042	$269	$(344,354)	$419,136

Liabilities and equity
Accounts payable	$167	$32,900	$27	$—	$33,094
Accrued expenses and other liabilities	5,489	19,763	108	(1,942)	23,418
Intercompany payables	—	73,972	—	(73,972)	—
Due to affiliates	—	29	—	(29)	—
Unsecured revolving credit facility	118,000	—	—	—	118,000
Total liabilities	123,656	126,664	135	(75,943)	174,512
Stockholder's equity	244,523	268,378	33	(268,411)	244,523
Noncontrolling interest	—	—	101	—	101
Total equity	244,523	268,378	134	(268,411)	244,624
Total liabilities and equity	$368,179	$395,042	$269	$(344,354)	$419,136

	December 31, 2015
	NWHM Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Adjustments	Consolidated NWHM
	(Dollars in thousands)
Assets
Cash and cash equivalents	$18,129	$27,140	$605	$—	$45,874
Restricted cash	—	380	—	—	380
Contracts and accounts receivable	—	25,246	—	(1,286)	23,960
Intercompany receivables	49,539	—	—	(49,539)	—
Due from affiliates	—	1,033	—	(54)	979
Real estate inventories	—	197,074	3,562	—	200,636
Investment in and advances to unconsolidated joint ventures	—	60,572	—	—	60,572
Investment in subsidiaries	227,435	—	—	(227,435)	—
Other assets	8,052	10,318	499	—	18,869
Total assets	$303,155	$321,763	$4,666	$(278,314)	$351,270

Liabilities and equity
Accounts payable	$—	$25,994	$377	$—	$26,371
Accrued expenses and other liabilities	7,456	13,514	143	(1,286)	19,827
Intercompany payables	—	49,539	—	(49,539)	—
Due to affiliates	—	293	54	(54)	293
Unsecured revolving credit facility	74,924	—	—	—	74,924
Other notes payable	—	6,000	2,158	—	8,158
Total liabilities	82,380	95,340	2,732	(50,879)	129,573
Stockholders' equity	220,775	226,423	1,012	(227,435)	220,775
Noncontrolling interest	—	—	922	—	922
Total equity	220,775	226,423	1,934	(227,435)	221,697
Total liabilities and equity	$303,155	$321,763	$4,666	$(278,314)	$351,270

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

	Year Ended December 31, 2016
	NWHM Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Adjustments	Consolidated NWHM
	(Dollars in thousands)
Revenues:
Home sales	$—	$502,792	$5,157	$—	$507,949
Fee Building	—	186,662	—	(155)	186,507
	—	689,454	5,157	(155)	694,456
Cost of Sales:
Home sales	—	428,881	4,678	—	433,559
Home sales impairments	—	2,350	—	—	2,350
Land sale impairment	—	1,150	—	—	1,150
Fee building	2,240	175,863	—	—	178,103
	2,240	608,244	4,678	—	615,162
Gross Margin:
Home sales	—	71,561	479	—	72,040
Land sale impairment	—	(1,150)	—	—	(1,150)
Fee building	(2,240)	10,799	—	(155)	8,404
	(2,240)	81,210	479	(155)	79,294
Selling and marketing expenses	—	(26,058)	(686)	—	(26,744)
General and administrative expenses	(14,719)	(11,163)	—	—	(25,882)
Equity in net income of unconsolidated joint ventures	—	7,691	—	—	7,691
Equity in net income (loss) of subsidiaries	32,091	—	—	(32,091)	—
Other (expense) income, net	(119)	(303)	(142)	155	(409)
Income (loss) before income taxes	15,013	51,377	(349)	(32,091)	33,950
Benefit (provision) for income taxes	6,009	(19,033)	—	—	(13,024)
Net income (loss)	21,022	32,344	(349)	(32,091)	20,926
Net loss attributable to noncontrolling interest	—	—	96	—	96
Net income (loss) attributable to The New Home Company Inc.	$21,022	$32,344	$(253)	$(32,091)	$21,022

	Year Ended December 31, 2015
	NWHM Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Adjustments	Consolidated NWHM
	(Dollars in thousands)
Revenues:
Home sales	$—	$269,225	$10,984	$—	$280,209
Fee Building	—	150,220	—	(330)	149,890
	—	419,445	10,984	(330)	430,099
Cost of Sales:
Home sales	—	225,379	9,853	—	235,232
Fee building	1,735	137,942	—	—	139,677
	1,735	363,321	9,853	—	374,909
Gross Margin:
Home sales	—	43,846	1,131	—	44,977
Fee building	(1,735)	12,278	—	(330)	10,213
	(1,735)	56,124	1,131	(330)	55,190
Selling and marketing expenses	—	(12,378)	(1,363)	—	(13,741)
General and administrative expenses	(13,602)	(6,676)	—	—	(20,278)
Equity in net income of unconsolidated joint ventures	—	13,767	—	—	13,767
Equity in net income (loss) of subsidiaries	31,423	—	—	(31,423)	—
Other (expense) income, net	(301)	(414)	(642)	330	(1,027)
Income (loss) before income taxes	15,785	50,423	(874)	(31,423)	33,911
Benefit (provision) for income taxes	5,903	(18,436)	—	—	(12,533)
Net income (loss)	21,688	31,987	(874)	(31,423)	21,378
Net loss attributable to noncontrolling interest	—	—	310	—	310
Net income (loss) attributable to The New Home Company Inc.	$21,688	$31,987	$(564)	$(31,423)	$21,688

	Year Ended December 31, 2014
	NWHM Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Adjustments	Consolidated NWHM
	(Dollars in thousands)
Revenues:
Home sales	$—	$53,508	$2,586	$—	$56,094
Fee Building	—	93,563	—	—	93,563
	—	147,071	2,586	—	149,657
Cost of Sales:
Home sales	—	44,773	2,070	—	46,843
Fee building	1,589	87,468	—	—	89,057
	1,589	132,241	2,070	—	135,900

Gross Margin:
Home sales	—	8,735	516	—	9,251
Fee building	(1,589)	6,095	—	—	4,506
	(1,589)	14,830	516	—	13,757
Selling and marketing expenses	—	(3,485)	(498)	—	(3,983)
General and administrative expenses	(6,978)	(5,442)	—	—	(12,420)
Equity in net income of unconsolidated joint ventures	—	8,443	—	—	8,443
Equity in net income (loss) of subsidiaries	10,678	—	—	(10,678)	—
Other income (expense), net	96	(812)	(78)	—	(794)
Income (loss) before income taxes	2,207	13,534	(60)	(10,678)	5,003
Benefit (provision) for income taxes	2,580	(2,826)	—	—	(246)
Net income (loss)	4,787	10,708	(60)	(10,678)	4,757
Net loss attributable to noncontrolling interest	—	—	30	—	30
Net income (loss) attributable to The New Home Company Inc.	$4,787	$10,708	$(30)	$(10,678)	$4,787

SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2016
	NWHM Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Adjustments	Consolidated NWHM
	(Dollars in thousands)
Net cash (used in) provided by operating activities	$(7,041)	$(11,753)	$3,272	$(26,894)	$(42,416)
Investing activities:
Purchases of property and equipment	(193)	(246)	—	—	(439)
Cash assumed from joint venture at consolidation	—	2,009	—	—	2,009
Contributions and advances to unconsolidated joint venture	—	(15,088)	—	—	(15,088)
Contributions to subsidiaries from corporate	(225,169)	—	—	225,169	—
Distributions of capital from subsidiaries	189,392	725	—	(190,117)	—
Distributions of capital from unconsolidated joint ventures	—	15,307	—	—	15,307
Net cash (used in) provided by investing activities	$(35,970)	$2,707	$—	$35,052	$1,789
Financing activities:
Borrowings from credit facility	223,050	—	—	—	223,050
Repayments of credit facility	(179,974)	—	—	—	(179,974)
Borrowings from other notes payable	—	—	343	—	343
Repayments of other notes payable	—	(13,135)	(2,501)	—	(15,636)
Payment of debt issuance costs	(1,064)	—	—	—	(1,064)
Cash distributions to noncontrolling interest in subsidiary	—	—	(725)	—	(725)
Contributions to subsidiaries from corporate	—	225,169	—	(225,169)	—
Distributions to corporate from subsidiaries	—	(216,286)	(725)	217,011	—
Minimum tax withholding paid on behalf of employees for stock awards	(648)	—	—	—	(648)
Excess income tax provision from stock-based compensation	(97)	—	—	—	(97)
Net cash provided by (used in) financing activities	$41,267	$(4,252)	$(3,608)	$(8,158)	$25,249
Net decrease in cash and cash equivalents	(1,744)	(13,298)	(336)	—	(15,378)
Cash and cash equivalents – beginning of period	18,129	27,140	605	—	45,874
Cash and cash equivalents – end of period	$16,385	$13,842	$269	$—	$30,496

	Year Ended December 31, 2015
	NWHM Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Adjustments	Consolidated NWHM
	(Dollars in thousands)
Net cash provided by (used in) operating activities	$(1,902)	$(10,211)	$5,282	$(25,472)	$(32,303)
Investing activities:
Purchases of property and equipment	(259)	(159)	—	—	(418)
Contributions and advances to unconsolidated joint ventures	—	(13,028)	—	(2,000)	(15,028)
Contributions to subsidiaries from corporate	(131,778)	—	—	131,778	—
Distributions of capital from subsidiaries	104,695	647	—	(105,342)	—
Distributions of capital from unconsolidated joint ventures	—	32,026	—	—	32,026
Net cash (used in) provided by investing activities	$(27,342)	$19,486	$—	$24,436	$16,580
Financing activities:
Net proceeds from issuance of common stock	47,253	—	—	—	47,253
Borrowings from credit facility	99,450	—	—	—	99,450
Repayments of credit facility	(125,000)	—	—	—	(125,000)
Borrowings from other notes payable	—	—	3,552	—	3,552
Repayments of other notes payable	—	—	(5,171)	—	(5,171)
Cash distributions to noncontrolling interest in subsidiary	—	—	(2,411)	—	(2,411)
Contributions to subsidiaries from corporate	—	131,778	—	(131,778)	—
Distributions to corporate from subsidiaries	—	(132,167)	(647)	132,814	—
Minimum tax withholding paid on behalf of employees for stock awards	(248)	—	—	—	(248)
Excess income tax benefit from stock-based compensation	97	—	—	—	97
Tax valuation adjustment from stock-based compensation	17	—	—	—	17
Net cash provided by (used in) financing activities	$21,569	$(389)	$(4,677)	$1,036	$17,539
Net (decrease) increase in cash and cash equivalents	(7,675)	8,886	605	—	1,816
Cash and cash equivalents – beginning of period	25,804	18,254	—	—	44,058
Cash and cash equivalents – end of period	$18,129	$27,140	$605	$—	$45,874

	Year Ended December 31, 2014
	NWHM Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Adjustments	Consolidated NWHM
	(Dollars in thousands)
Net cash used in operating activities	$(19,645)	$(83,946)	$(4,884)	$(3,751)	$(112,226)
Investing activities:
Purchases of property and equipment	(678)	(205)	—	—	(883)
Contributions and advances to unconsolidated joint venture	—	(34,610)	—	—	(34,610)
Contributions to subsidiaries from corporate	(143,865)	(1,058)	—	144,923	—
Distributions of capital from subsidiaries	13,623	—	—	(13,623)	—
Distributions of capital from unconsolidated joint ventures	—	10,609	—	—	10,609
Net cash (used in) provided by investing activities	$(130,920)	$(25,264)	$—	$131,300	$(24,884)
Financing activities:
Net proceeds from issuance of common stock	87,800	—	—	—	87,800
Repurchase of common stock	(11,989)	—	—	—	(11,989)
Borrowings from credit facility	100,474	—	—	—	100,474
Borrowings from other notes payable	—	6,152	5,010	—	11,162
Repayments of other notes payable	—	(14,535)	(1,233)	—	(15,768)
Cash distributions to noncontrolling interest in subsidiary	—	—	(52)	—	(52)
Contributions to subsidiaries from corporate	—	143,865	1,058	(144,923)	—
Distributions to corporate from subsidiaries	—	(17,374)	—	17,374	—
Net cash provided by (used in) financing activities	$176,285	$118,108	$4,783	$(127,549)	$171,627
Net increase (decrease) in cash and cash equivalents	25,720	8,898	(101)	—	34,517
Cash and cash equivalents – beginning of period	84	9,356	101	—	9,541
Cash and cash equivalents – end of period	$25,804	$18,254	$—	$—	$44,058

$325,000,000

The New Home Company Inc.
Exchange Offer for
7.250% Senior Notes due 2022

PROSPECTUS

, 2017

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 21.     Indemnification of Directors and Officers
Delaware Corporations
Delaware General Corporation Law
The Company is a Delaware corporation. Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.
Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends as detailed under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.
Charter of The New Home Company Inc.
Article X of the certificate of incorporation of The New Home Company Inc. provides that the Company shall, to the fullest extent authorized by the DGCL, indemnify any person made, or threatened to be made, a party to, or is otherwise involved in, any action, suit or proceeding (whether civil, criminal or otherwise) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company. The Company may, by action of the Company’s board of directors, provide indemnification to employees and agents of the Company to such extent and to such effect as the Company’s board of directors shall determine to be appropriate and authorized by the DGCL. Article X also provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit.
Bylaws of The New Home Company Inc.
Article VII of the Bylaws of The New Home Company Inc. provides that the Company shall, to the fullest extent permitted by law, indemnify any person made or threatened to be made a party or that is otherwise involved in any action, suit or proceeding (whether civil, criminal or otherwise) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise. The Company shall not be required to indemnify any person in connection with an action, suit or proceeding initiated by such person, including a counterclaim or crossclaim, unless such action, suit or proceeding was authorized by our board of directors. The Company may, by action of its board of directors, provide indemnification to such employees and agents of the Company to such extent and to such effect as its board of directors shall determine to be appropriate and authorized by Delaware law.
TNHC Realty and Construction Inc.
Article VII of the Bylaws of TNHC Realty and Construction Inc., or TNHC Realty, provides that TNHC Realty shall, to the fullest extent permitted by law, indemnify any person made or threatened to be made a party or that is otherwise involved in any action, suit or proceeding (whether civil, criminal or otherwise) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of TNHC Realty or is or was serving at the request of TNHC Realty as a director, officer or trustee of another corporation, partnership, joint venture or other enterprise. TNHC Realty may, by action of its board of directors, provide indemnification to such employees and agents of TNHC Realty with the same scope and effect as TNHC Realty’s indemnification of directors, officers and trustees.
Delaware Limited Liability Companies
Delaware Limited Liability Company Act
Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.
Limited Liability Company Agreements
The limited liability company agreements of each of The New Home Company Southern California LLC, The New Home Company Northern California LLC, TNHC Land Company LLC, TNHC Arizona LLC, TNHC-Santa Clarita GP LLC, LR8 Investors LLC, LR8 Owner LLC, TNHC-Calabasas GP LLC, TNHC Grove Investment LLC, TNHC Canyon Oaks LLC, TNHC-Arantine GP LLC, Larkspur Land 8 Investors, LLC and Larkspur Land 8 Owner, LLC, each of which is referred to as an “LLC Subsidiary”, provide that none of the manager, officers or member or any of the direct or indirect partners, managers, trustees, shareholders, members, officers, directors, agents, attorneys, employees and controlling persons of the member or the manager of any LLC Subsidiary shall be liable, responsible or accountable in damages or otherwise to such LLC Subsidiary, any third party or to any member for (i) any act performed or omission reasonably believed, in good faith, by the indemnified party to be within the scope of the authority conferred on the indemnified party by the limited liability company agreement or otherwise by the manager except for the gross negligence, fraud or willful misconduct of any indemnified party, (ii) the indemnified party’s performance of, or failure to perform, any act in the reasonable reliance on advice of legal counsel to the company or (iii) the negligence, dishonesty or bad faith of any agent, consultant or broker of the company selected, engaged or retained in good faith and with reasonable prudence. Each respective LLC Subsidiary is required to defend, indemnify and hold harmless its respective indemnified parties from any claim, loss, liability, damages, obligation, cause of action and expense (including reasonable attorneys’ fees) sustained by such person by reason of any act reasonably believed by such person to be within the scope of the authority conferred on the indemnified party by the limited liability company agreement or otherwise by the manager except for the gross negligence, fraud or willful misconduct of any indemnified party in carrying out his or her obligations thereunder. The limited liability company agreement of TNHC San Juan LLC provides that its member shall be entitled to indemnification and advancement of expenses from the TNHC San Juan LLC for and against any loss, damage, claim or expense (including attorneys’ fees) whatsoever incurred by the member relating to or arising out of any act or omission or alleged acts or omissions (whether or not constituting negligence or gross negligence) performed or omitted by the member on behalf of the TNHC San Juan LLC; provided, however, that any such indemnity is provided out of and to the extent of the assets of TNHC San Juan LLC only, and neither the member nor any other person shall have any personal liability on account thereof.
Other
Indemnification Agreements
In addition, we have entered into indemnification agreements with each of our officers and directors. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.
To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Insurance
We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.
Item 21.     Exhibits
(a) Exhibits
A list of exhibits filed with this registration statement on Form S-4 is set forth on the Exhibit Index and is incorporated herein by reference.
Item 22. Undertakings
(a) Each of the undersigned registrants hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 % change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4) That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;
(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of any registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d) Each undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
(e) Each undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on August 2, 2017.

The New Home Company Inc.
a Delaware corporation

By:	/s/ H. Lawrence Webb
H. Lawrence Webb
Chief Executive Officer and Chairman
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints H. Lawrence Webb and John M. Stephens, and each and any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement on Form S-4 has been signed on August 2, 2017 by the following persons in the capacities indicated.

Signature	Title

/s/ H. Lawrence Webb
H. Lawrence Webb	Chief Executive Officer and Chairman (Principal Executive Officer)
/s/ John M. Stephens
John M. Stephens	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Wayne Stelmar
Wayne Stelmar	Director

/s/ Sam Bakhshandehpour
Sam Bakhshandehpour	Director

/s/ Michael Berchtold
Michael Berchtold	Director

/s/ David Berman
David Berman	Director

/s/ Paul Heeschen
Paul Heeschen	Director

/s/ Gregory P. Lindstrom
Gregory P. Lindstrom	Director

/s/ Cathey S. Lowe
Cathey S. Lowe	Director

/s/ Douglas C. Neff
Douglas C. Neff	Director

/s/ Nadine Watt
Nadine Watt	Director

/s/ William A. Witte
William A. Witte	Director

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on August 2, 2017.

TNHC Realty and Construction Inc.
a Delaware corporation

By:	/s/ H. Lawrence Webb
H. Lawrence Webb
Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints H. Lawrence Webb and John M. Stephens, and each and any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement on Form S-4 has been signed on August 2, 2017 by the following persons in the capacities indicated.

Signature	Title

/s/ H. Lawrence Webb
H. Lawrence Webb	Chief Executive Officer and Director (Principal Executive Officer)

/s/ John M. Stephens
John M. Stephens	Chief Financial Officer and Director (Principal Financial and Accounting Officer)

/s/ Leonard Miller
Leonard Miller	Director

/s/ Thomas Redwitz
Thomas Redwitz	Director

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on August 2, 2017.

The New Home Company Southern California LLC
a Delaware limited liability company
The New Home Company Northern California LLC
a Delaware limited liability company
TNHC Land Company LLC
a Delaware limited liability company
TNHC Arizona LLC
a Delaware limited liability company

By:	The New Home Company Inc.
a Delaware corporation
as Sole Member and Manager

/s/ H. Lawrence Webb
H. Lawrence Webb
Chief Executive Officer and Chairman
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints H. Lawrence Webb and John M. Stephens, and each and any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement on Form S-4 has been signed on August 2, 2017 by the following persons in the capacities indicated.

Signature	Title

/s/ H. Lawrence Webb
H. Lawrence Webb	Chief Executive Officer (Principal Executive Officer)

/s/ John M. Stephens
John M. Stephens	Chief Financial Officer (Principal Financial and Accounting Officer)

The New Home Company Inc. /s/ H. Lawrence Webb
H. Lawrence Webb Chief Executive Officer	Sole or Managing Member*

*	Each of the co-registrants listed above has no directors or managers.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on August 2, 2017.

TNHC San Juan LLC
a Delaware limited liability company TNHC-Santa Clarita GP LLC a Delaware limited liability company TNHC-Calabasas GP LLC a Delaware limited liability company
By:	The New Home Company Southern California LLC
a Delaware limited liability company
as Sole Member and Manager

/s/ H. Lawrence Webb
H. Lawrence Webb
Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints H. Lawrence Webb and John M. Stephens, and each and any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement on Form S-4 has been signed on August 2, 2017 by the following persons in the capacities indicated.

Signature	Title

/s/ H. Lawrence Webb
H. Lawrence Webb	Chief Executive Officer (Principal Executive Officer)

/s/ John M. Stephens
John M. Stephens	Chief Financial Officer (Principal Financial and Accounting Officer)

The New Home Company Southern California LLC /s/ H. Lawrence Webb
H. Lawrence Webb Chief Executive Officer	Sole or Managing Member*

*	Each of the co-registrants listed above has no directors or managers.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on August 2, 2017.

LR8 Investors, LLC
a Delaware limited liability company

By:	The New Home Company Southern California LLC
a Delaware limited liability company
as Member /s/ H. Lawrence Webb H. Lawrence Webb Chief Executive Officer

By:	TNHC Realty and Construction Inc.
a Delaware corporation
as Member
/s/ H. Lawrence Webb
H. Lawrence Webb
Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints H. Lawrence Webb and John M. Stephens, and each and any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement on Form S-4 has been signed on August 2, 2017 by the following persons in the capacities indicated.

Signature	Title

/s/ H. Lawrence Webb
H. Lawrence Webb	Chief Executive Officer (Principal Executive Officer)

/s/ John M. Stephens
John M. Stephens	Chief Financial Officer (Principal Financial and Accounting Officer)

The New Home Company Southern California LLC /s/ H. Lawrence Webb
H. Lawrence Webb Chief Executive Officer	Member**
TNHC Realty and Construction Inc. /s/ H. Lawrence Webb
H. Lawrence Webb Chief Executive Officer	Member**

**	LR8 Investors, LLC has no directors or managers. The New Home Company Southern California LLC and TNHC Realty and Construction Inc. are the sole members of LR8 Investors, LLC.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on August 2, 2017.

LR8 Owner, LLC a Delaware limited liability company

By:	LR8 Investors, LLC
a Delaware limited liability company as Sole Member /s/ H. Lawrence Webb H. Lawrence Webb Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints H. Lawrence Webb and John M. Stephens, and each and any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement on Form S-4 has been signed on August 2, 2017 by the following persons in the capacities indicated.

Signature	Title

/s/ H. Lawrence Webb
H. Lawrence Webb	Chief Executive Officer (Principal Executive Officer)

/s/ John M. Stephens
John M. Stephens	Chief Financial Officer (Principal Financial and Accounting Officer)

LR8 Investors, LLC /s/ H. Lawrence Webb
H. Lawrence Webb Chief Executive Officer	Sole or Managing Member*

*	LR8 Owner, LLC has no directors or managers.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on August 2, 2017.

TNHC Grove Investment LLC
a Delaware limited liability company

By:	The New Home Company Northern California LLC
a Delaware limited liability company
as Sole Member and Manager /s/ H. Lawrence Webb H. Lawrence Webb Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints H. Lawrence Webb and John M. Stephens, and each and any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement on Form S-4 has been signed on August 2, 2017 by the following persons in the capacities indicated.

Signature	Title

/s/ H. Lawrence Webb
H. Lawrence Webb	Chief Executive Officer (Principal Executive Officer)

/s/ John M. Stephens
John M. Stephens	Chief Financial Officer (Principal Financial and Accounting Officer)

The New Home Company Northern California LLC /s/ H. Lawrence Webb
H. Lawrence Webb Chief Executive Officer	Sole or Managing Member*

*	TNHC Grove Investment LLC has no directors or managers.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on August 2, 2017.

TNHC Canyon Oaks LLC
a Delaware limited liability company
TNHC-Arantine GP LLC
a Delaware limited liability company

By: TNHC Land Company LLC
a Delaware limited liability company
as Sole Member and Manager

/s/ H. Lawrence Webb
H. Lawrence Webb
Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints H. Lawrence Webb and John M. Stephens, and each and any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement on Form S-4 has been signed on August 2, 2017 by the following persons in the capacities indicated.

Signature	Title

/s/ H. Lawrence Webb
H. Lawrence Webb	Chief Executive Officer (Principal Executive Officer)

/s/ John M. Stephens
John M. Stephens	Chief Financial Officer (Principal Financial and Accounting Officer)

TNHC Land Company LLC /s/ H. Lawrence Webb
H. Lawrence Webb Chief Executive Officer	Sole or Managing Member*

*	Each of the co-registrants listed above has no directors or managers.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on August 2, 2017.

Larkspur Land 8 Investors, LLC
a Delaware limited liability company

By:	The New Home Company Northern California LLC
a Delaware limited liability company
as Member and Manager /s/ H. Lawrence Webb H. Lawrence Webb Chief Executive Officer

By:	TNHC Realty and Construction Inc.
a Delaware corporation
as Member
/s/ H. Lawrence Webb
H. Lawrence Webb
Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints H. Lawrence Webb and John M. Stephens, and each and any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement on Form S-4 has been signed on August 2, 2017 by the following persons in the capacities indicated.

Signature	Title

/s/ H. Lawrence Webb
H. Lawrence Webb	Chief Executive Officer (Principal Executive Officer)

/s/ John M. Stephens
John M. Stephens	Chief Financial Officer (Principal Financial and Accounting Officer)

The New Home Company Northern California LLC /s/ H. Lawrence Webb
H. Lawrence Webb Chief Executive Officer	Member and Manager**
TNHC Realty and Construction Inc. /s/ H. Lawrence Webb
H. Lawrence Webb Chief Executive Officer	Member**

**
The New Home Company Northern California is the manager of Larkspur Land 8 Investors, LLC. The New Home Company Northern California LLC and TNHC Realty and Construction Inc. are the sole members of Larkspur Land 8 Investors, LLC. Larkspur Land 8 Investors, LLC has no directors.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on August 2, 2017.

Larkspur Land 8 Owner, LLC a Delaware limited liability company

By:	Larkspur Land 8 Investors, LLC
a Delaware limited liability company as Sole Member /s/ H. Lawrence Webb H. Lawrence Webb Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints H. Lawrence Webb and John M. Stephens, and each and any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement on Form S-4 has been signed on August 2, 2017 by the following persons in the capacities indicated.

Signature	Title

/s/ H. Lawrence Webb
H. Lawrence Webb	Chief Executive Officer (Principal Executive Officer)

/s/ John M. Stephens
John M. Stephens	Chief Financial Officer (Principal Financial and Accounting Officer)

Larkspur Land 8 Investors, LLC /s/ H. Lawrence Webb
H. Lawrence Webb Chief Executive Officer	Sole or Managing Member*

*	Larkspur Land 8 Owner, LLC has no directors or managers.

EXHIBIT INDEX
The following is a list of exhibits filed as part of this registration statement.

Exhibit Number	Description
3.1
Amended and Restated Certificate of Incorporation of The New Home Company Inc. (incorporated by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K for the year ended December 31, 2013).

3.2	State of Delaware Certificate of Change of Registered Agent and/or Registered Office (incorporated by reference to Exhibit 3.1 of the Company's Current Report on From 8-K filed on August 1, 2016).
3.3	Amended and Restated Bylaws of The New Home Company Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed on August 1, 2016).
3.4*	Certificate of Incorporation of TNHC Realty and Construction Inc., dated June 25, 2009.
3.5*	Bylaws of TNHC Realty and Construction Inc., dated June 25, 2009.
3.6*	Certificate of Formation of The New Home Company Southern California LLC, dated June 25, 2009.
3.7*	Limited Liability Company Agreement for The New Home Company Southern California LLC, dated August 26, 2009.
3.8*	Certificate of Formation of The New Home Company Northern California LLC, dated November 5, 2009.
3.9*	Limited Liability Company Agreement for The New Home Company Northern California LLC, dated November 5, 2009.
3.10*	Certificate of Formation of TNHC Land Company LLC, dated May 3, 2011.
3.11*	Limited Liability Company Agreement for TNHC Land Company LLC, dated May 3, 2011.
3.12*	Certificate of Formation of TNHC Arizona LLC, dated October 20, 2015.
3.13*	Limited Liability Company Agreement for TNHC Arizona LLC, dated October 22, 2015.
3.14*	Certificate of Formation of TNHC San Juan LLC, dated April 30, 2013, as amended on May 1, 2013.
3.15*	Second Amended and Restated Limited Liability Company Agreement for TNHC San Juan LLC, dated April 7, 2016.
3.16*	Certificate of Formation of TNHC-Santa Clarita GP LLC, dated October 18, 2012.
3.17*	Liability Company Agreement for TNHC-Santa Clarita GP LLC, dated October 18, 2012.
3.18*	Certificate of Formation of LR8 Investors, LLC, dated September 20, 2010.
3.19*	Amended and Restated Limited Liability Company Agreement for LR8 Investors, LLC, dated May 31, 2016.
3.20*	Certificate of Formation of LR8 Owner, LLC, dated September 20, 2010.
3.21*	Limited Liability Company Agreement for LR8 Owner, LLC, dated September 22, 2010.
3.22*	Certificate of Formation of TNHC-Calabasas GP LLC, dated September 3, 2013.
3.23*	Limited Liability Company Agreement for TNHC-Calabasas GP LLC, dated September 5, 2013.

3.24*	Certificate of Formation of TNHC Grove Investment LLC, dated March 6, 2013.
3.25*	Limited Liability Company Agreement for TNHC Grove Investment LLC, dated March 6, 2013.
3.26*	Certificate of Formation of TNHC Canyon Oaks LLC, dated August 9, 2012.
3.27*	Limited Liability Company Agreement for TNHC Canyon Oaks LLC, dated August 9, 2012.
3.28*	Certificate of Formation of TNHC-Arantine GP LLC, dated June 19, 2014.
3.29*	Limited Liability Company Agreement for TNHC-Arantine GP LLC, dated July 17, 2014.
3.30*	Certificate of Formation of Larkspur Land 8 Owner, LLC, dated June 23, 2011
3.31*	Amended and Restated Limited Liability Company Agreement for Larkspur Land 8 Owner, LLC, dated May 12, 2017
3.32*	Certificate of Formation of Larkspur Land 8 Investors, LLC, dated June 23, 2011
3.33*	Amended and Restated Limited Liability Company Agreement for Larkspur Land 8 Investors, LLC, dated May 12, 2017
4.1
Specimen Common Stock Certificate of The New Home Company Inc. (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1 (Amendment No. 10, filed on January 24, 2014)).

4.2
Investor Rights Agreement among The New Home Company Inc., TNHC Partners LLC, IHP Capital Partners VI, LLC, WATT/TNHC LLC, TCN/TNHC LP and collectively H. Lawrence Webb, Wayne J. Stelmar, Joseph D. Davis and Thomas Redwitz (incorporated by reference to Exhibit 4.2 of the Company's Annual Report on Form 10-K for the year ended December 31, 2013).

4.3
Indenture, dated as of March 17, 2017, among the Company, the Guarantors and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 20, 2017).

4.4	Form of 7.250% Senior Notes due 2022 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on March 20, 2017).
4.5
First Supplemental Indenture, dated April 28, 2017, among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.4 to the Company's Quarterly Report on Form 10-Q filed on July 27, 2017).

4.6
Officers’ Certificate, dated May 4, 2017, delivered pursuant to the Indenture, and setting forth the terms of the additional notes (incorporated reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 5, 2017).

4.7*	Second Supplemental Indenture, dated July 28, 2017, among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee.
5.1*	Opinion of Latham & Watkins LLP.
10.1
Revolving Credit Agreement among The New Home Company Northern California LLC and U.S. Bank National Association, dated as of Sept. 26, 2013 (incorporated by reference to Exhibit 10.22 of the Company’s Registration Statement on Form S-1 (Amendment No. 6, filed December 17, 2013)).

10.2
Registration Rights Agreement among The New Home Company Inc., TNHC Partners LLC, IHP Capital Partners VI, LLC, WATT/TNHC LLC, and TCN/TNHC LP (incorporated by reference to Exhibit 10.2 of the Company's Annual Report on Form 10-K for the year ended December 31, 2013).

10.3 †	The New Home Company Inc. 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.3 of the Company's Annual Report on Form 10-K for the year ended December 31, 2013).
10.4 †	The New Home Company Inc. Executive Incentive Compensation Plan (incorporated by reference to Exhibit 10.4 of the Company's Annual Report on Form 10-K for the year ended December 31, 2013).

10.5 †
Employment Agreement between The New Home Company Inc. and H. Lawrence Webb (incorporated by reference to Exhibit 10.5 of the Company's Annual Report on Form 10-K for the year ended December 31, 2013).

10.6 †	Employment Agreement between The New Home Company Inc. and Wayne Stelmar (incorporated by reference to Exhibit 10.6 of the Company's Annual Report on Form 10-K for the year ended December 31, 2013).
10.6(a)†
Amendment to Employment Agreement, dated May 29, 2015, by and between The New Home Company Inc. and Wayne Stelmar (incorporated by reference to Exhibit 10.5 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2015).

10.7 †	Employment Agreement between The New Home Company Inc. and Thomas Redwitz (incorporated by reference to Exhibit 10.8 of the Company's Annual Report on Form 10-K for the year ended December 31, 2013).
10.8 †
Employment Agreement, dated May 29, 2015, between The New Home Company Inc. and John Stephens (incorporated by reference to Exhibit 10.4 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2015).

10.9 †
Form of Indemnification Agreement between The New Home Company Inc. and each of its directors and officers (incorporated by reference to Exhibit 10.9 of the Company's Annual Report on Form 10-K for the year ended December 31, 2013).

10.10†
The New Home Company Inc. 2014 Long-Term Incentive Plan form of Option Award and Stock Option Agreement (incorporated by reference to Exhibit 10.10 of the Company's Annual Report on Form 10-K for the year ended December 31, 2013).

10.10(a)†
The New Home Company Inc. 2014 Long-Term Incentive Plan form of Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.11 of the Company's Annual Report on Form 10-K for the year ended December 31, 2013).

10.10(b)†
The New Home Company Inc. 2014 Long-Term Incentive Plan form of Restricted Stock Unit Award Agreement for Nonemployee Directors (incorporated by reference to Exhibit 10.11(a) of the Company's Annual Report on Form 10-K for the year ended December 31, 2015).

10.11†	The New Home Company Inc. Non-Employee Director Compensation Program (incorporated by reference to Exhibit 10.12 of the Company's Annual Report on Form 10-K for the year ended December 31, 2015).
10.12
Amended and Restated Credit Agreement, dated May 10, 2016, among The New Home Company Inc., U.S. Bank National Association d/b/a Housing Capital Company, as Administrative Agent, and the other lenders party thereto (incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed May 11, 2016).

10.13+	Agreement of Limited Partnership of Arantine Hills Holdings LP (incorporated by reference to Exhibit 10.1 of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2014).
10.14†	The New Home Company Inc. 2016 Incentive Award Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 24, 2016).
10.15†
The New Home Company Inc. 2016 Incentive Award Plan form of Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Form 10-Q for the quarter ended June 30, 2016).

10.16†
Amendment to Employment Agreement, dated February 16, 2017, by and between The New Home Company Inc. and H. Lawrence Webb (incorporated by reference to Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q filed on April 27, 2017).

10.17†
Amendment to Employment Agreement, dated February 16, 2017, by and between The New Home Company Inc. and John Stephens (incorporated by reference to Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q filed on April 27, 2017).

10.18†
Amendment to Employment Agreement, dated February 16, 2017, by and between The New Home Company Inc. and Thomas Redwitz (incorporated by reference to Exhibit 10.4 to the Company's Quarterly Report on Form 10-Q filed on April 27, 2017).

10.19†
Employment Agreement, dated February 16, 2017, by and between The New Home Company Inc. and Leonard Miller (incorporated by reference to Exhibit 10.5 to the Company's Quarterly Report on Form 10-Q filed on April 27, 2017).

10.20†
Consulting Agreement, dated February 16, 2017, by and between The New Home Company Inc. and Wayne Stelmar (incorporated by reference to Exhibit 10.6 to the Company's Quarterly Report on Form 10-Q filed on April 27, 2017).

10.21†
Second Amendment to Employment Agreement, dated March 23, 2017, by and between The New Home Company Inc. and Thomas Redwitz (incorporated by reference to Exhibit 10.7 to the Company's Quarterly Report on Form 10-Q filed on April 27, 2017).

10.22
Registration Rights Agreement, dated as of March 17, 2017, among the Company, the Guarantors and Credit Suisse Securities (USA) LLC, as representative of the Initial Purchasers (incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed March 20, 2017).

10.23
Registration Rights Agreement, dated as of May 4, 2017, among the Company, the Guarantors and Credit Suisse Securities (USA) LLC, as representative of the Initial Purchasers (incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed May 5, 2017).

10.24
Letter agreement re: Arantine Hills Holdings LP - funding Excess Shortfall among TNHC-Arantine GP LLC, TNHC Land Company LLC and Arantine Hills Equity LP dated as of June 28, 2017 (incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q filed on July 27, 2017).

12.1*	Statement Regarding the Computation of Ratio of Earnings (Loss) to Fixed Charges for the Period from January 1, 2017 through June 30, 2017, the Years Ended December 31, 2016, 2015 and 2014.
21.1*	List of subsidiaries of The New Home Company Inc.
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Ernst & Young LLP, Independent Auditors.
23.3*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
24.1*	Powers of Attorney (included on signature pages hereto).
25.1*	Statement of Eligibility and Qualification of U.S. Bank National Association on Form T-1.
99.1*	Form of Letter of Transmittal with Respect to the Exchange Offer.
99.2*	Form of Notice of Guaranteed Delivery with Respect to the Exchange Offer.
99.3*	Form of Letter to DTC Participants Regarding the Exchange Offer.
99.4*	Form of Letter to Beneficial Holders Regarding the Exchange Offer.

†	Management Contract or Compensatory Plan or Arrangement
+	Confidential treatment was requested with respect to omitted portions of this Exhibit, which portions have been filed separately with the U.S. Securities and Exchange Commission.
*	Filed herewith